UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

CH ENERGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee previously paid with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	4)	Date Filed:

CH ENERGY GROUP, INC.
284 SOUTH AVENUE
POUGHKEEPSIE, NEW YORK 12601-4839

March 17, 2011

To the Holders of Shares of Common Stock:

          I am pleased to invite you to the 2011 Annual Meeting of Shareholders of CH Energy Group, Inc. (the “Corporation”).

          The Annual Meeting of Shareholders will be held at the Corporation’s offices in Poughkeepsie, New York, on April 26, 2011, at 10:30 AM (Eastern Time). A Notice of the Annual Meeting of Shareholders and the Proxy Statement are attached.

          We request that you mark, sign, date, and mail the enclosed proxy card promptly. Prompt return of your voted proxy will reduce the cost of further mailings. As an alternative to returning your proxy card by mail, you can also vote your shares by using the Internet or by telephone. Instructions on voting by either option are provided on the proxy card or the voting instruction form. For shareholders of record, both methods of voting are available twenty-four hours a day, seven days a week, and will be accessible until 11:59 PM (Eastern Time) on April 25, 2011. You may revoke your voted proxy in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting, or you may vote in person if you attend the meeting.

          The response from our shareholders in the past to annual proxy statements has been outstanding, and this year we are once again looking forward to receiving your proxy.

          You are cordially invited to attend the Annual Meeting of Shareholders in person. It is always a pleasure for me and the other members of the Board of Directors to meet with our shareholders. We look forward to greeting as many of you as possible at the meeting.

Steven V. Lant
Chairman of the Board, President
and Chief Executive Officer

CH ENERGY GROUP, INC.

284 South Avenue
Poughkeepsie, New York 12601-4839

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CH Energy Group, Inc. (the “Corporation”) will be held:

TIME	10:30 AM (Eastern Time) on Tuesday, April 26, 2011

PLACE	Offices of the Corporation
284 South Avenue
Poughkeepsie, New York 12601-4839

ITEMS OF BUSINESS	(1)	To elect six Directors, each to serve for a one-year term expiring in 2012;

	(2)	To approve the adoption of the Corporation’s Long-Term Equity Incentive Plan;

	(3)	To hold an advisory (non-binding) vote on executive compensation;

	(4)	To hold an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation (i.e., every one, two, or three years);

	(5)	To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2011; and

	(6)	To act upon any other matters that may properly come before the meeting.

RECORD DATE	Holders of Record of Shares of Common Stock on the close of business on March 1, 2011, are entitled to receive notice of, to attend, and to vote at, the meeting.

ANNUAL REPORT	The Annual Report to Shareholders, as combined with the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, is enclosed.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting of Shareholders. Please MARK, SIGN, DATE, AND RETURN PROMPTLY the enclosed proxy card in the postage-paid envelope furnished for that purpose. As an alternative to returning your proxy card by mail, you can also vote your shares by proxy by calling the toll-free number on your proxy card or by using the Internet at www.cesvote.com. For shareholders of record, both methods of voting are available twenty-four hours a day, seven days a week, and will be accessible until 11:59 PM (Eastern Time) on April 25, 2011. Shareholders who hold shares through a bank or broker should follow the instructions provided on their voting instruction form. You may revoke your voted proxy in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting, or you may vote in person if you attend the meeting.

By Order of the Board of Directors,

Denise D. VanBuren
March 17, 2011	Corporate Secretary and
Vice President – Corporate Communications

PROXY STATEMENT

          The proxy of each shareholder of record is being solicited by CH Energy Group, Inc. (“CH Energy Group” or the “Corporation”), on behalf of the Corporation’s Board of Directors, for use in connection with the Corporation’s Annual Meeting of Shareholders to be held on April 26, 2011 (the “Annual Meeting”), at the offices of the Corporation, 284 South Avenue, Poughkeepsie, New York 12601-4839.

          This proxy statement (the “Proxy Statement”) and the enclosed proxy card are being sent to the Corporation’s shareholders on or about March 17, 2011. The mailing address of the principal executive offices of the Corporation is 284 South Avenue, Poughkeepsie, New York 12601-4839.

          The Corporation is the holding company parent of Central Hudson Gas & Electric Corporation (“Central Hudson”) and of Central Hudson Enterprises Corporation (“CHEC”), and its subsidiaries.

          Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 26, 2011:

          This Proxy Statement and the Corporation’s Annual Report to Shareholders for the fiscal year ended December 31, 2010, are available at www.CHEnergyGroup.com by selecting “Investor Relations” and then selecting “Financial Reports.”

          Shareholders Entitled to Vote

          The record of shareholders entitled to notice of, and to vote at, the Annual Meeting was taken at the close of business on March 1, 2011. On that date, there were 15,620,765 shares of common stock ($0.10 par value) of the Corporation (“Common Stock”) outstanding. Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at the Annual Meeting.

Proxies

How You Can Vote

          Shareholders of record can give a proxy to be voted at the Annual Meeting (i) by telephone, (ii) electronically, using the Internet at www.cesvote.com, or (iii) by mail. Shareholders who hold their shares in “street name” must vote their shares in the manner prescribed by their brokers.

          The telephone and Internet voting procedures have been set up for shareholder convenience, and have been designed to authenticate shareholder identity, to allow shareholders to give voting instructions, and to confirm that those instructions have been recorded properly. If shareholders of record wish to vote by proxy card, by telephone, or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If shareholders vote by telephone or by the Internet or wish to vote using a paper format and return their signed proxy cards before the Annual Meeting, their shares will be voted as directed.

          Whether shareholders choose to vote by telephone, electronically using the Internet, or by mail, each proxy will be voted in accordance with the shareholder’s instructions with respect to each matter properly brought before the meeting.

          If shareholders do not specify on their proxy card (or when giving their proxy by telephone or by using the Internet) how they want to vote their shares, it is the intention of the persons named on the proxy card to vote:

          (1) “FOR” the election of each of the nominees for Director (Proposal No. 1),

          (2) “FOR” the approval of the Corporation’s Long-Term Equity Incentive Plan (Proposal No. 2),

          (3) “FOR” the proposal regarding an advisory vote on executive compensation (Proposal No. 3),

          (4) “EVERY YEAR” for the proposal regarding an advisory vote on the frequency of advisory votes on executive compensation (Proposal No. 4), and

          (5) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2011 (Proposal No. 5).

          Abstentions and broker non-votes are voted neither “FOR” nor “AGAINST” and have no effect on the vote but are counted in the determination of a quorum.

Revocation of Proxies

A shareholder may revoke his or her proxy, at any time before it is exercised, in any of three ways:

(a)	by submitting written notice of revocation to the Corporate Secretary;

(b)	by submitting another proxy by telephone, electronically, using the Internet at www.cesvote.com, or by mail that is later dated and (if by mail) that is properly signed; or

(c)	by voting in person at the Annual Meeting.

Cost of Proxy Solicitation

          The cost of preparing, printing, and mailing the notice of meeting, Proxy Statement, proxy card, and Annual Report will be borne by the Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees, and fiduciaries are requested to forward soliciting material to their principal(s) and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. In addition, the Corporation has retained D. F. King & Co., Inc. of New York, New York, a proxy solicitation organization, to assist the Corporation in the solicitation of proxies. The fee to be paid by the Corporation to such organization in connection therewith is estimated to be $8,500, plus reasonable out-of-pocket expenses.

Shareholder and Interested Party Communications

          It is the intention of the Corporation to transmit the Annual Meeting via webcast. A link to a copy of the webcast of the Annual Meeting, which will include the remarks of the Chairman of the Board, President and Chief Executive Officer at the Annual Meeting, will be available on the Corporation’s Internet site at www.CHEnergyGroup.com. As noted above, a copy of the Corporation’s Annual Report to Shareholders will also be available on the same Internet site.

          Shareholders may obtain information relating to their own share ownership by contacting the Corporation’s Shareholder Relations Department at 845-486-5204 or by writing to the Corporation’s Shareholder Relations Department at 284 South Avenue, Poughkeepsie, New York 12601-4839.

          Shareholder communications related to any aspect of the Corporation’s business are also welcome. Space for comments is provided on the proxy card given to shareholders of record.

          Shareholders may also submit written communications to the Corporation in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4839. Although all communications may not be answered on an individual basis, they do assist the Directors and management in addressing the needs of shareholders.

          Each such communication received by the Corporate Secretary from a shareholder is reviewed by her to determine how it should be handled. Not all such communications from shareholders are communicated directly to the Board of Directors.

          If the subject matter of a communication from a shareholder is a concern or complaint regarding the accuracy or integrity of the Corporation’s accounting, auditing, or financial reporting, the Corporate Secretary follows the procedures established by the Board of Directors for “Receiving and Handling Concerns or Complaints Regarding Accounting, Auditing, or Financial Reporting.” These procedures, set forth in Section IV of the Corporation’s Code of Business Conduct and Ethics, which is available on the Corporation’s Internet site at www.CHEnergyGroup.com, are as follows:

          The Audit Committee of the Board of Directors of CH Energy Group, Inc. has established the following procedures for persons to follow in order to communicate concerns or complaints to the Company about the accuracy and integrity of the Company’s accounting, auditing and financial reporting.

          All persons are encouraged to submit good faith concerns and complaints without fear of retaliation of any kind. The Company will not discharge, demote, suspend, threaten, harass or in any other manner discriminate against any employee in the terms and condition of his or her employment because the employee has raised good faith concerns or complaints in accordance with these procedures. If an employee wishes to do so, he or she may communicate concerns anonymously in accordance with paragraph (ii) below.

(i)	Submission of Concerns and Complaints

          Any person may submit a concern or complaint about accounting, internal accounting controls or auditing matters by bringing the matter directly to the attention of:

Joseph B. Koczko, Esq.
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, New York 10017-4611
Phone: 212-344-5680
Fax: 212-344-6101
Email: Joseph.Koczko@ThompsonHine.com

(ii)	Anonymous Submissions By Employees

          If an employee wishes to submit a concern on an anonymous basis regarding questionable accounting or auditing matters, he or she may do so by communicating in writing with Mr. Koczko at the above address. This writing should include sufficient information and specificity to allow the Company to review the subject matter.

(iii)	Treatment of Concerns and Complaints

          Upon receipt of a concern or complaint, Mr. Koczko will communicate the concern or complaint to General Counsel, John E. Gould, Esq., and he and Mr. Gould will consult with the Chairman of the Audit Committee regarding the concern or complaint. Subject to the authority of the Audit Committee, the Chairman of the Audit Committee, in consultation with Mr. Koczko and Mr. Gould, will determine how the concern or complaint should be evaluated and, if necessary, investigated by Mr. Koczko, by Mr. Gould or by such other persons as may be appropriate.

          Prompt and corrective action will be taken when and as warranted in the judgment of the Audit Committee.

          The Company will make every effort to maintain, within the limits allowed by law and consistent with the need to conduct an adequate review, the confidentiality of anyone submitting a concern or complaint.

(iv)	Retention of Information

          Mr. Koczko shall maintain a file at Thompson Hine LLP regarding each submission of a concern or complaint. The file shall contain the original document(s) with respect to the submission of the concern or complaint, together with other documents and records regarding the evaluation, investigation and resolution of the matter.

(v)	Quarterly Reporting to the Audit Committee

          The Chairman of the Audit Committee shall report quarterly to the Audit Committee with respect to the status of all pending submissions of concerns or complaints concerning matters covered by these procedures. Copies of each file will be maintained in accordance with the Company’s document retention policy.

          In addition, Mr. Koczko shall prepare and maintain a written log listing each submission by date and setting forth a brief written description regarding the substance of the matter. A copy of this log shall be provided to the Chairman of the Audit Committee and the General Counsel on a quarterly basis.

          A shareholder may send a written communication to the Board of Directors or to specific individual Directors by addressing the communication to the Board of Directors or to an individual Director and submitting the communication to the Corporation in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4839. The Corporate Secretary will transmit any such communication to the Director(s) to whom it is addressed.

          The Lead Independent Director of the Board of Directors, Jeffrey D. Tranen, is an independent Director and has been designated by the Board to preside at the executive sessions of the independent Directors. If interested parties wish to make a concern known to the independent Directors, they may do so in a writing addressed to the Lead Independent Director and submitted in accordance with the procedures established by the Board of Directors for “Receiving and Handling Concerns or Complaints Regarding Accounting, Auditing, or Financial Reporting.” These procedures are set forth in Section IV of the Corporation’s Code of Business Conduct and Ethics, which is available on the Corporation’s Internet site at www.CHEnergyGroup.com, and are also set forth above. Each such writing submitted in accordance with these procedures will be communicated directly to Mr. Tranen.

Shareholder Proposals

          A shareholder who would like to have a proposal included in the Corporation’s 2012 Proxy Statement must submit the proposal so that the Corporate Secretary receives it no later than November 18, 2011. The rules of the Securities and Exchange Commission (“SEC”) contain procedures governing shareholder proposals that may be included in a proxy statement. In addition, the Corporation’s By-Laws must be followed.

          The By-Laws require any shareholder wishing to make a nomination for Director or to introduce a proposal or other business at the Corporation’s 2012 Annual Meeting of Shareholders to give the Corporation advance written notice thereof no earlier than January 27, 2012, and no later than February 26, 2012.

          A copy of the Corporation’s By-Laws may be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4839.

CURRENT DIRECTORS, CLASSES, AND TERMS OF OFFICE

          At the 2009 Annual Meeting of Shareholders of the Corporation (the “2009 Shareholders’ Meeting”), the Board of Directors recommended, and the shareholders approved, certain amendments to the Corporation’s Certificate of Incorporation (the “Certificate”) to provide for annual election of all Directors of the Board of Directors.

          Prior to the implementation of the approved amendments, the Corporation’s Board of Directors was divided into three classes (i.e., Class I, Class II, and Class III), as nearly equal in size as possible, with one class standing for election each year for a three-year term. This structure is commonly known as a “classified” board. Following the 2009 Shareholders’ Meeting, all nominees for election as a Director will be elected to one-year terms.

          At the 2010 Annual Meeting of Shareholders, Class I Directors were elected to one-year terms expiring at the 2011 Annual Meeting of Shareholders. At the 2011 Annual Meeting of Shareholders, nominees for Class I Directors and Class II Directors will be elected to one-year terms expiring at the 2012 Annual Meeting of Shareholders. Beginning with the 2012 Annual Meeting of Shareholders, and at each Annual Meeting of Shareholders thereafter, all Directors will be elected annually.

          The Directors currently in classes are listed below and their respective terms of office expire as of the Annual Meeting of Shareholders in the years listed below:

CLASS I – 2011
Steven V. Lant
Edward T. Tokar
Jeffrey D. Tranen
CLASS II – 2011
Margarita K. Dilley
Steven M. Fetter
Stanley J. Grubel

CLASS III – 2012
Manuel J. Iraola
E. Michel Kruse
Ernest R. Verebelyi

          The nominees for Class I and Class II Directorship positions are set forth below. Although the Board of Directors does not anticipate that the nominees will be unable to serve, should such a situation arise prior to the Annual Meeting, the proxies will be voted in accordance with the best judgment of the persons acting thereunder. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

          The Board of Directors proposes the following nominees to be elected to the Board of Directors at the Annual Meeting, their terms to expire at the Annual Meeting of Shareholders in the year noted below or until a successor is elected and qualified. The Board of Directors recommends a vote in favor of each such nominee:

CLASS I – 2012
Steven V. Lant
Edward T. Tokar
Jeffrey D. Tranen
CLASS II – 2012
Margarita K. Dilley
Steven M. Fetter
Stanley J. Grubel

Vote Required for Election of Directors

          The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. Abstentions and broker non-votes are voted neither “FOR” nor “AGAINST” and have no effect on the vote but are counted in the determination of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” EACH OF THE SIX NOMINEES FOR DIRECTOR

Nominees and Other Directors

          CH Energy Group is governed by a nine person Board of Directors, eight of whom are independent Directors. One Director, Steven V. Lant, is not independent because he is the President and Chief Executive Officer of the Corporation.

          The Corporation views the independence and talents of our Directors as important assets of the Corporation. The Corporation believes that the Directors are experienced individuals who are focused on achieving strong corporate performance and who are motivated to promote total shareholder return consistent with the long-term interests of our shareholders.

          This emphasis on having an independent Board of Directors dates back to 1999 when CH Energy Group was formed as a holding company to own its predecessor corporation, Central Hudson, as well as other subsidiaries and investments in unregulated energy-related businesses.

          Prior to 1999, the Board of Central Hudson tended to consist of individuals who, while predominantly independent, were mostly from the Central Hudson service territory. Over the past 12 years – as the Corporation has sought to expand its activities in the competitive business arena and to continuously improve the business operations of Central Hudson –the Board has sought to diversify itself by nominating individuals for election as Directors who have worked in senior positions in a wide variety of industries and who bring perspective to the Board’s deliberations that are based on experiences throughout the United States, as well as within the Central Hudson service territory.

          The Director Nomination Process section of this Proxy Statement discusses the qualifications that a person should have in order to serve on the Board of CH Energy Group. As stated in that discussion, the Corporation seeks to have a Board comprised of individuals with diverse experience, backgrounds, and skill sets, who participate actively and regularly in the Board’s work and who consistently demonstrate objective analysis, practical wisdom, and sound judgment.

          In this context, the Corporation views positively aspects of diversity such as race, gender and national origin in assessing a person’s overall qualifications to serve as a Director. Two of our Directors, Margarita K. Dilley and Manuel J. Iraola, are of Hispanic descent. Each was born and raised outside of the United States. Ms. Dilley was born and raised in Nicaragua. Mr. Iraola was born in Cuba and raised in Cuba, Colombia, and Puerto Rico. A third Director, E. Michel Kruse, was born and raised in Germany.

          The Governance and Nominating Committee has determined that each of the individuals listed below has demonstrated the integrity, independence, leadership skills, and personal attributes necessary for service on the Board of Directors.

          The following table sets forth (i) the name and age of each nominee and of each Director of the Corporation whose term of office continues after the Annual Meeting, (ii) the principal occupation and employment of each person during the past five years, including the positions and offices with the Corporation held by each person and the period during which each has served as a Director of the Corporation, and (iii) the particular experience, qualifications, attributes, and skills that led the Board of Directors to conclude that each nominee and each other Director should serve as a Director of the Corporation. Each nominee is currently serving as a Director of the Corporation.

Name and Age	Principal Occupation and Business Experience During the Past Five Years (1)	Qualifications That Led the Board to Conclude This Person Should Serve as a Director

Nominees for Election as Class I Directors To Serve For a Term Expiring in 2012

Steven V. Lant 53

Chairman of the Board, President and Chief Executive Officer of the Corporation; Chairman of the Board and Chief Executive Officer of Central Hudson; Chairman of the Board, President and Chief Executive Officer of CHEC, 2004-present; Director of the Corporation, Central Hudson, and CHEC.

Mr. Lant has been a Director since 2002.

Mr. Lant started working with Central Hudson in the Cost and Rate Department in 1980, and he was steadily promoted until he reached his current position in 2004. He is an economist by training, and he has previously served as Chief Operating Officer and as Chief Financial Officer of the Corporation. He is thoroughly familiar with the finances and operations of CH Energy Group, Central Hudson, and CHEC. Having lived in the Hudson Valley for 30 years, Mr. Lant is also thoroughly familiar with the Central Hudson service territory. Mr. Lant’s financial expertise, thorough understanding of the businesses of the Corporation, including long experience with the regulatory environment in which Central Hudson operates, and his lengthy experience in the Hudson Valley, all serve to enable him to serve meaningfully and effectively on our Board.

(1)	Based on information furnished to the Corporation as of December 31, 2010.

Name and Age	Principal Occupation and Business Experience During the Past Five Years (1)	Qualifications That Led the Board to Conclude This Person Should Serve as a Director

Nominees for Election as Class I Directors To Serve For a Term Expiring in 2012

Edward T. Tokar 63

Senior Managing Director of Investments, Beacon Trust Company, 2004-present, Vice President-Investments and Corporate Officer, Honeywell International, Inc. and predecessor companies, including Chief Executive Officer, Allied Capital Management, LLC, 1977-2004; Trustee, the Gabelli Dividend and Income Trust, 2003-present; Trustee, the Gabelli Global Deal Fund, 2006-present; Director, Teton Advisors, Inc., 2008-2010; Trustee, Levco Series Trust, 2001-2005; Director, DB Hedge Strategies Fund LLC, 2002-2007; Director, Topiary Fund for Benefit Plan Investors LLC, 2004-2007.

Mr. Tokar has been a Director since 2009.

Mr. Tokar serves as a Senior Managing Director of the Beacon Trust Company (trust services), having previously served as the Chief Executive Officer of Allied Capital Management, LLC (a wholly owned subsidiary of Honeywell International Inc.). Mr. Tokar was responsible for Honeywell’s investment management program for employee benefit fund assets totaling $18 billion worldwide. Mr. Tokar is a Certified Public Accountant and he also led the Finance Division at the National Rural Electric Cooperative Association in Washington, D.C. Mr. Tokar’s financial expertise and extensive experience in assessing and managing investments enable him to serve meaningfully and effectively on our Board.

Jeffrey D. Tranen 64

Senior Vice President, Compass Lexecon (an FTI Company), a consulting firm, 2000-present; Director, Doble Engineering Company, 1998-2007; Director, Oglethorpe Power Corporation, 2000-2004; Director, Earthfirst Technologies Incorporated, 2001-2002; President and Chief Operating Officer, Sithe Northeast Inc., 1999-2000; President and Chief Executive Officer, California Independent System Operator, 1997-1999; President, New England Power Company, 1993-1997.

Mr. Tranen has been a Director since 2004.

Mr. Tranen is currently a Senior Vice President of Compass Lexecon (a consulting firm), having previously served as President of the New England Power Company, President and Chief Executive Officer of the California Independent System Operator, and as President and Chief Operating Officer of Sithe Northeast, Inc., where he was responsible for acquiring and overseeing generating assets totaling 8000 megawatts. Mr. Tranen’s extensive operating and management experience in the regulated and unregulated energy industries enable him to serve meaningfully and effectively on our Board.

(1)	Based on information furnished to the Corporation as of December 31, 2010.

Name and Age	Principal Occupation and Business Experience During the Past Five Years (1)	Qualifications That Led the Board to Conclude This Person Should Serve as a Director

Nominees for Election as Class II Directors To Serve For a Term Expiring in 2012

Margarita K. Dilley 53

Consultant; Vice President, Chief Financial Officer, and Director of Astrolink International LLC, 1998-2004; Director of Strategy & Corporate Development and Treasurer of INTELSAT, 1992-1998; Treasurer, COMSAT Corporation, 1987-1992.

Ms. Dilley has been a Director since 2004.

Ms. Dilley has in-depth experience with strategic planning, financial management, and corporate governance. She has served as Vice President, Chief Financial Officer, and a member of the Board of Directors of Astrolink International, LLC, (a satellite telecommunications company) as well as Director of Strategy & Corporate Development and Treasurer of INTELSAT, and as Treasurer and Director of Finance of COMSAT. Ms. Dilley’s financial expertise and her extensive business experience in a highly competitive industry enables her to serve meaningfully and effectively on our Board. In nominating Ms. Dilley, the Governance and Nominating Committee also gave positive consideration to her qualification to serve as an “audit committee financial expert.”

Steven M. Fetter 58

President, Regulation UnFettered, a consulting firm, 2002-present; Group Head and Managing Director, Global Power Group, Fitch Ratings, 1998-2002; Chairman and Commissioner of the Michigan Public Service Commission, 1987-1993; Acting Associate Deputy Under Secretary of Labor, U.S. Department of Labor, 1987; Majority General Counsel, Michigan State Senate, 1984-1985.

Mr. Fetter has been a Director since 2002.

Mr. Fetter has extensive experience in connection with the regulated utility industry, having served as the Chairman of the Michigan Public Service Commission and as a Managing Director of the Global Power Group within Fitch Ratings. He currently serves as President of Regulation UnFettered, a consulting firm specializing in matters relating to the regulation of electric and natural gas utilities. Mr. Fetter’s extensive experience in the energy industry enables him to serve meaningfully and effectively on our Board.

(1)	Based on information furnished to the Corporation as of December 31, 2010.

Name and Age	Principal Occupation and Business Experience During the Past Five Years (1)	Qualifications That Led the Board to Conclude This Person Should Serve as a Director

Nominees for Election as Class II Directors To Serve For a Term Expiring in 2012

Stanley J. Grubel 68

Consultant; Director, Asyst Technologies, Inc., 1997-2009; Vice President and General Manager, Philips Semiconductor Manufacturing, Inc., 2000-2001; Chief Executive Officer, MiCRUS, 1995-2000.

Mr. Grubel has been a Director since 1999.

Mr. Grubel previously served as the Chief Executive Officer of MiCRUS, an advanced semiconductor manufacturing company employing approximately 1,300 employees in the Central Hudson service territory. Mr. Grubel also served as a Director of the New York Business Council and as Chair of the Marist College School of Management’s Advisory Council. Mr. Grubel’s management experience in a highly competitive industry, his business experience within the Central Hudson service territory, and his experience as the leader of a major customer of Central Hudson enable him to serve meaningfully and effectively on our Board.

Incumbent Class III Directors Serving for a Term Expiring in 2012

Manuel J. Iraola 62

Chairman, President and Chief Executive Officer, The Aloaris Group, a consulting and investment firm, 2002-present; Chairman and Chief Executive Officer, Homexperts, Inc. (d/b/a Homekeys), a real estate services company, 2005-present; Director, Schweitzer-Mauduit International, Inc., 2005-2007; President, Phelps Dodge Industries, 1995-2002; Director, Phelps Dodge Corporation, 1997-2002.

Mr. Iraola has been a Director since 2006.

Mr. Iraola serves as the President and Chief Executive Officer of the Aloaris Group, a consulting and investment firm based in Miami, Florida. He previously served as the President of Phelps Dodge Industries and as a Senior Vice President and Chief Financial Officer of the Columbian Chemicals Company. Mr. Iraola’s financial expertise and his executive experience with complex business operations enable him to serve meaningfully and effectively on our Board.

(1)	Based on information furnished to the Corporation as of December 31, 2010.

Name and Age	Principal Occupation and Business Experience During the Past Five Years (1)	Qualifications That Led the Board to Conclude This Person Should Serve as a Director

Incumbent Class III Directors Serving for a Term Expiring in 2012

E. Michel Kruse 67

Retired; Chairman and Senior Advisor-Financial Institutions Group of UBS Warburg, 2000-2002; Chief Executive of BHF-Bank AG, 1997-1999; Chief Financial Officer and Vice Chairman of the Board of The Chase Manhattan Corporation, 1992-1996.

Mr. Kruse has been a Director since 2002.

Mr. Kruse has in-depth experience with strategic planning, financial management, and corporate governance. His responsibilities at Chase included being in charge of all finance and risk assessment functions of the bank, as well as overseeing the bank’s financing of a portfolio of public utilities in the United States. Mr. Kruse’s financial expertise, his knowledge of utility finances, and his extensive experience in managing risk enable him to serve meaningfully and effectively on our Board. In nominating Mr. Kruse, the Governance and Nominating Committee also gave positive consideration to his qualification to serve as an “audit committee financial expert.”

Ernest R. Verebelyi 63

Retired; Non-executive Chairman, 2005-present, and Director, 2003- present, Columbus McKinnon Corporation, an industrial manufacturing company; President-Americas, Terex Corporation, 2001-2002; President-Americas and Mining, Terex Corporation, 2001.

Mr. Verebelyi has been a Director since 2006.

Mr. Verebelyi currently serves as the Non-executive Chairman of Columbus McKinnon Corporation, an international publicly owned manufacturer of industrial equipment based in Amherst, N.Y. and listed on NASDAQ. Mr. Verebelyi previously served as President – Americas of the Terex Corporation, as Executive Vice President of Operations, General Signal Corporation, and as Executive Vice President – Special Products Division of the Emerson Electric Company. Mr. Verebelyi’s involvement in the governance of a public company and his executive experience with complex business operations enable him to serve meaningfully and effectively on our Board.

(1)	Based on information furnished to the Corporation as of December 31, 2010.

GOVERNANCE OF THE CORPORATION

          The Board of Directors held 8 meetings and the Committees held a total of 28 meetings during 2010. During this period, each of the Corporation’s Directors attended no fewer than 95% of the aggregate number of meetings of the Board and Committees on which he or she served while a Director of the Corporation. All Directors serving on each of the Governance and Nominating Committee and the Strategy and Finance Committee attended all of their respective Committee meetings in 2010. All Directors attended all meetings of the Board in 2010.

          The Board of Directors has adopted statements of governance principles set forth in a document entitled “Corporate Governance.” Section I of this document sets forth the Corporation’s statement of “Our Principles and Culture.” Section II of this document sets forth the Corporation’s statement of “Our Governance Guidelines.” The entire document is available on the Corporation’s Internet site at www.CHEnergyGroup.com. A copy of the Corporation’s governance principles may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4839.

Director Independence

          The Board of Directors makes determinations regarding whether individual Directors are “independent” for purposes of applicable corporate governance rules promulgated by the SEC and New York Stock Exchange (“NYSE”) listing standards based on all relevant facts and circumstances. To be considered “independent” for purposes of the Director qualification standards, the Board must affirmatively determine that the Director has no material relationship with the Corporation, directly or as an officer, shareholder, or partner of an organization that has a relationship with the Corporation. The Board broadly considers all relevant facts and circumstances. In this connection, the Board applies the following standards:

•	In no event will a Director be considered “independent” if:

	(A)	within the preceding three years:

		(i)	the Director was employed by the Corporation;

		(ii)	any member of the Director’s immediate family was employed by the Corporation as an executive officer;

(iii)

the Director or any member of his or her immediate family received more than $120,000 during a twelvemonth period within the last three years in direct compensation from the Corporation (other than Director’s fees and pension or other forms of deferred compensation for prior service with the Corporation); or

(iv)

an executive officer of the Corporation was on the Compensation Committee of the Board of Directors of an entity that employed either the Director or any member of his or her immediate family as an executive officer; or

	(B)	(i)	the Director or any member of his or her immediate family is a current partner of a firm that is the Corporation’s internal or external auditor;

		(ii)	the Director is a current employee of such a firm;

		(iii)	any member of the immediate family of the Director is a current employee of such a firm and participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; or

(iv)

the Director or any member of his or her immediate family was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation’s audit within that time; or

(C)

the Director is a current employee, or an immediate family member of the Director is a current executive officer, of an entity that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues.

          In addition, the following standards identify categories of relationships that will not be considered as material relationships that would impair a Director’s independence:

•	Transactions between the Corporation and another entity with which a Director or a member of a Director’s immediate family is affiliated –

	(i)	if the transactions occurred more than three years prior to the determination of independence, or

	(ii)	if the transactions occur in the ordinary course of business and are consistent with other arm’s length transactions in which the Corporation has engaged with third parties, unless

(a)

the Director is a current employee, executive officer, director, or owner of 5% or more of the voting stock of the other entity, or a member of the Director’s immediate family is a current employee, executive officer, director, or owner of 5% or more of the voting stock of the other entity, and

(b) such transactions represent, in any of the last three fiscal years, more than the greater of $1 million or 2% of the other entity’s consolidated gross revenues; and

•	Discretionary charitable contributions by the Corporation to non-profit entities with which a Director or a member of the Director’s immediate family is affiliated, if such contributions

	(i)	occurred more than three years prior to the determination of independence, or

	(ii)	are consistent with the Corporation’s philanthropic practices, unless

(a) the Director or family member is a current executive officer, director, or trustee of the entity, and

(b) the Corporation’s contributions represent, in any of the last three fiscal years, more than the greater of $1 million or 2% of such entity’s consolidated gross revenues.

          Annually, the Board will review all relationships between the Corporation and its Directors, including but not limited to commercial and charitable relationships, to determine whether Directors are independent under the standards described above. For relationships not qualifying as immaterial under the categorical standards listed above, the determination of whether the relationship is material, and therefore whether the Director is independent, shall be made by the Directors who satisfy the above independence guidelines. The Corporation will explain in its next proxy statement the basis for any Board determination that a relationship was not material despite the fact that it did not meet the categorical standards of immateriality set forth in the above guidelines.

          An Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee, (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any subsidiary other than compensation under a retirement plan (including deferred compensation) for prior service with the Corporation or any subsidiary (provided that the compensation is not contingent in any way on continued service), or (ii) be an affiliated person of the Corporation or any subsidiary.

          As a result of its annual review, the Board has determined that all of the Directors are independent, with the exception of Steven V. Lant. Mr. Lant is not independent because he is an executive officer of the Corporation.

          In 2010, only independent Directors served on the four standing Committees of the Board of Directors.

Committees of the Board of Directors

          The Board of Directors of the Corporation has established four standing Committees, including the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Strategy and Finance Committee. These Committees are described below. Although permitted by the By-Laws, the Board of Directors has not appointed an Executive Committee.

Audit Committee

          The Corporation’s Audit Committee is a separately designated standing committee. The members of the Audit Committee are Margarita K. Dilley, Steven M. Fetter, Stanley J. Grubel, and E. Michel Kruse. Ms. Dilley is the Chair of the Audit Committee. The Audit Committee met 10 times in 2010.

          The Board of Directors has determined that each of these Committee members meets the NYSE listing standards and the Corporation’s categorical standards for independence. The Board of Directors has also determined that each of the Committee members are financially literate in accordance with the NYSE listing standards.

          The Board of Directors has determined that Ms. Dilley meets the SEC criteria for an “audit committee financial expert” and the NYSE standard of having accounting or related financial management expertise. Ms. Dilley’s extensive background and experience includes having served as the Chief Financial Officer of Astrolink International LLC.

          The functions of the Audit Committee are to assist the Board of Directors in its oversight of (a) the accounting and financial reporting processes of the Corporation and (b) the auditing of the financial statements of the Corporation; these functions are further discussed in the Report of the Audit Committee, which is set forth beginning on page 18 of this Proxy Statement.

          The Audit Committee operates under a written Charter which sets out the functions, responsibilities, and scope of authority of this Committee. A copy of the Charter is available on the Corporation’s Internet site at www.CHEnergyGroup.com and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4839.

Compensation Committee

          The members of the Compensation Committee are Stanley J. Grubel, Manuel J. Iraola, Edward T. Tokar, and Ernest R. Verebelyi. Mr. Grubel served as the Chair of the Compensation Committee in 2010, and continues to serve as its Chair through the date of this Proxy Statement. The Compensation Committee met 8 times in 2010.

          The Board of Directors has determined that each of these Committee members meets the NYSE listing standards and the Corporation’s categorical standards for independence.

          The functions and scope of authority of the Compensation Committee are to (a) assist the Board of Directors in its oversight of (i) the executive compensation and benefits program of the Corporation, (ii) the compensation program for Directors of the Corporation, and (iii) succession planning for officer positions of the Corporation; (b) review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, and evaluate the Chief Executive Officer’s performance in light of those goals and objectives; (c) administer the Short-Term Incentive Plan and the Long-Term Equity Incentive Plan of the Corporation; and (d) provide, in accordance with the rules of the SEC, an annual “Compensation Committee Report” for inclusion in the Corporation’s annual proxy statement.

          The Compensation Committee retained the Hay Group (“Hay Group”) to advise it on the form and amounts of Director and executive compensation in 2010. The Hay Group reported directly to the Compensation Committee and served at the sole pleasure of the Committee. The Hay Group provided no services to CH Energy Group other than services that were requested by the Committee. The Hay Group provided market survey data and advice on the competitiveness of the compensation packages of our Directors and executive officers.

          In addition to information and advice received from the Hay Group, the Compensation Committee considers input and recommendations from Mr. Lant, who attends the Compensation Committee meetings. Specifically, as part of the annual compensation planning process, Mr. Lant: (i) performs an annual evaluation of the performance of each of the other executive officers and provides recommendations to the Committee concerning base salary adjustments for each of them; (ii) provides recommendations to the Committee for performance objectives, along with their relative weightings, under the Short-Term Incentive and Long-Term Equity Incentive programs for the coming year; and (iii) provides the Committee with an assessment of the extent to which individual performance objectives for the previous year have been achieved, and whether discretionary bonuses should be granted. In its discretion, the Compensation Committee holds executive session portions of its meetings for the purpose of fostering open communications among the Committee members with respect to carrying out its duties. Mr. Lant does not participate in the executive session portions of the Committee meetings.

          For additional information about the role and activities of the Compensation Committee, please refer to the “Executive Compensation” section of this Proxy Statement on page 23.

          The Compensation Committee operates under a written Charter which sets out the functions, responsibilities, and scope of authority of this Committee. The Charter provides that the Committee may not delegate its authority. A copy of the Charter is available on the Corporation’s Internet site at www.CHEnergyGroup.com and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4839.

Governance and Nominating Committee

          The members of the Governance and Nominating Committee are Steven M. Fetter, Margarita K. Dilley, Jeffrey D. Tranen, and Ernest R. Verebelyi. Mr. Fetter is the Chair of the Governance and Nominating Committee. The Governance and Nominating Committee met 6 times in 2010.

          The Board of Directors has determined that each of these Committee members meets the NYSE listing standards and the Corporation’s categorical standards for independence.

          The functions of the Governance and Nominating Committee are to assist the Board of Directors in (a) organizing itself to effectively carry out its responsibilities and (b) nominating for election to the Board persons who have experience, backgrounds, and skills appropriate for the current needs of the Corporation.

          The Governance and Nominating Committee operates under a written Charter which sets out the functions, responsibilities, and scope of authority of this Committee. A copy of the Charter is available on the Corporation’s Internet site at www.CHEnergyGroup.com and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4839.

Strategy and Finance Committee

          The members of the Strategy and Finance Committee are E. Michel Kruse, Manuel J. Iraola, Edward T. Tokar, and Jeffrey D. Tranen. Mr. Kruse is the Chair of the Strategy and Finance Committee. The Strategy and Finance Committee met 4 times in 2010.

          The functions of the Strategy and Finance Committee are to assist the Board of Directors in its oversight of the Corporation’s strategic direction, business and financial planning, financing policies, and consistent implementation of business plans.

          The Strategy and Finance Committee operates under a written Charter which sets out the functions, responsibilities, and scope of authority of this Committee. A copy of the Charter is available on the Corporation’s Internet site at www.CHEnergyGroup.com and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4839.

Director Nomination Process

          The Governance and Nominating Committee of the Board of Directors is responsible for identifying, evaluating, and recommending to the Board nominees for election as Directors of the Corporation.

          The Governance and Nominating Committee seeks to nominate persons for election to the Board of Directors who have experience, backgrounds, and skills appropriate for the current and anticipated future needs of the Corporation. In carrying out the nomination process, the Governance and Nominating Committee works to identify potential candidates and welcomes recommendations from other members of the Board, members of management, shareholders, and other interested persons. From time to time, the Governance and Nominating Committee also may retain a professional search firm to assist in identifying and evaluating candidates; the Board did not do so in 2010.

          On an annual basis, the Governance and Nominating Committee reviews the current size, composition, and organization of the Board and of its Committees, determines future needs, and makes recommendations to the Board as appropriate. The Governance and Nominating Committee evaluates Director candidates, including incumbent Directors, and seeks to recommend nominees who would strengthen the Board and fill needs for particular skills or attributes among the Directors. This evaluation is performed in the context of Board-approved “Criteria for Selecting New Directors” and of Sections 2,

3, 4, and 5 of the Corporation’s Governance Guidelines. These Sections of the Governance Guidelines relate to the functions of the Board, the responsibilities and duties of Directors, the desired qualifications of Directors, and the requirement that a majority of Directors be independent in accordance with the Listed Company Manual of the NYSE. The Corporation’s “Criteria for Selecting New Directors” and its Governance Guidelines are available on the Corporation’s Internet site at www.CHEnergyGroup.com and may also be obtained by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4839. All potential candidates, including persons recommended by security holders, are evaluated in the same manner and according to the same standards.

          The Governance and Nominating Committee believes that all Directors should have the following qualifications. They should be competent persons of honesty and integrity, and should have a reputation for high standards and values in their professional and personal activities. They should have several years of successful high-level executive experience in a significant for-profit business entity during which they were responsible for strategic decisions that integrated relevant operational, technological, marketing, financial, human resources, and/or organizational development considerations. They also should possess communication and interpersonal skills appropriate for constructive discussions at the Board level. The Corporation seeks to have a Board comprised of individuals with diverse experience, backgrounds, and skill sets, who participate actively and regularly in the Board’s work, and who consistently demonstrate objective analysis, practical wisdom and sound judgment. Subject to consideration of all relevant facts, the Corporation views a person’s service on the boards of more than two other significant for-profit or not-for-profit entities as being inconsistent with the person’s ability to discharge the duties of an independent Director of the Corporation.

          The Governance and Nominating Committee also believes that a candidate for election as a Director should have professional skills that complement the skills of existing Board members. The Committee seeks Directors who add strength in areas that are important to the Corporation’s long-term success and who also possess skills that are appropriate for the perceived current needs of the Board. The Committee seeks individuals with demonstrated leadership abilities, including the ability to work with people and build consensus, the ability to learn and listen with an open mind, the ability to engage in constructive discussion, the ability to disagree with others in a manner that adds substance, the fortitude to make tough decisions, and the fortitude to endure private and public criticism. As a matter of policy, the Committee will not consider a person as qualified for service on the Board if he or she is currently serving as an executive of an entity with significant operations in the energy or utility industry sectors.

          When the Governance and Nominating Committee identifies a candidate that merits in-depth consideration, the Committee invites the Chairman of the Board, President and Chief Executive Officer to assess the person’s qualifications and to discuss his views about the person with the Committee; this assessment may involve the Chairman of the Board, President and Chief Executive Officer meeting with the person.

          When a candidate is identified by the Governance and Nominating Committee as a potential nominee for election as a new Director of the Corporation, at least two members of the Governance and Nominating Committee meet with the person in face-to-face interviews. Subsequently, the Governance and Nominating Committee meets to discuss and consider each candidate’s qualifications and then chooses, by majority vote of the Committee members, the persons it wishes to recommend to the Board as nominees for election as Directors of the Corporation.

          A shareholder wishing to recommend a person for consideration as a potential candidate for election to the Board of Directors may do so by sending a written communication to the Governance and Nominating Committee in care of the Corporate Secretary at 284 South Avenue, Poughkeepsie, New York 12601-4839. The submission to the Governance and Nominating Committee must include (a) a written statement signed by the potential candidate confirming that he or she wishes to be considered as a candidate and would be willing and able to serve as a Director if elected and (b) a writing signed by the shareholder that includes sufficient information and specificity to (i) enable the Governance and Nominating Committee to confirm the writer’s status as a shareholder of the Corporation and (ii) allow the Governance and Nominating Committee to evaluate the potential candidate in the context of the Corporation’s “Criteria for Selecting New Directors” and its Governance Guidelines.

Board Member Attendance at Annual Meeting of Shareholders

          Directors are expected to attend the Annual Meeting of Shareholders, and it is the practice of the Corporation to introduce each Director at the Annual Meeting of Shareholders. Each of the members of the Corporation’s Board of Directors attended the 2010 Annual Meeting of Shareholders.

The Board’s Leadership Structure

          The leadership responsibilities of the Board are shared among the Chairs of the Board’s four standing Committees, our Lead Independent Director and our Chairman of the Board. This structure has been developed over the past decade based on the recommendations of our Governance and Nominating Committee and on the decisions of our full Board – which is comprised of eight independent Directors and a single management Director. Our single management Director is Steven V. Lant, who serves as our Chief Executive Officer and our Chairman of the Board.

          Our governance processes and the decisions of our Board are managed and controlled by our independent Directors. All members of the four standing Committees of the Board are independent Directors. Mr. Lant is invited to attend Committee meetings, but he does not have a vote on any Committee matter.

          The Lead Independent Director is elected each year for a one-year term. Under the Corporation’s Governance Guidelines, a Director may not be elected to serve more than two consecutive terms as Lead Independent Director, and a Director who has served two consecutive terms may not serve again as Lead Independent Director until at least three years have elapsed since his or her last service as Lead Independent Director. The Board of Directors of the Corporation established the role of Lead Independent Director on February 10, 2006. Since that date, the role has been filled by four different independent Directors, the first of whom retired from the Board at the 2006 Annual Meeting of Shareholders and the second and third of whom held the Lead Independent Director role for two consecutive one-year terms. Mr. Tranen, the current Lead Independent Director, is serving his first term.

          The Lead Independent Director presides at executive session meetings of our independent Directors. These executive session meetings are held at the end of each regularly scheduled meeting of the Board, and they enable our independent Directors to discuss in private the effectiveness of management, the quality of Board and Committee meetings, and other issues and concerns facing the Corporation and the Board.

          The Lead Independent Director consults with the Chairman of the Board and Chief Executive Officer (a) at the beginning of each year regarding a schedule of items to be discussed by the Board during the year, and (b) in advance of each Board meeting regarding the agenda for the upcoming meeting. He also informs the Chairman of the Board and Chief Executive Officer, subject to the discretion of the independent Directors, about the substance of the discussions that took place during each executive session meeting of the independent Directors.

          Our Board believes this governance structure is working well, and is appropriate for our Corporation. The Chairman of the Board and Chief Executive Officer is kept well informed about the thinking of our independent Directors, and he keeps the independent Directors well informed about the financial, operating, and strategic issues facing management. The Lead Independent Director acts as a liaison between and among the independent Directors, and between the independent Directors and the Chairman and Chief Executive Officer. The Lead Independent Director and the Chairman and Chief Executive Officer consult with each other during periods between Board meetings on issues that arise from time to time, and they work together to achieve alignment between management and the Board.

          Our Board believes that the Corporation benefits from combining the positions of Chief Executive Officer and Chairman of the Board. With eight of nine Directors being independent, and with an active and involved Lead Independent Director, the Board believes it is helpful for the Chief Executive Officer to also be Chairman of the Board. It provides the Chief Executive Officer with a status on our Board that we believe enhances his or her ability to communicate the concerns, opinions and recommendations of management. The Board also believes it is more effective and efficient for our management Chairman to be responsible for gathering, producing, and transmitting materials to the Directors with respect to matters about which the Directors wish to be informed, and with respect to matters about which management wishes to inform the Directors.

The Board’s Role in the Oversight of Risk

          The Board recognizes that CH Energy Group and its subsidiaries are exposed to a number of strategic, operational and financial risks that can affect the Corporation’s earnings, cash flow, and ability to provide value to its shareholders and reliable service to the customers of its subsidiaries. The Audit Committee of the Board of Directors is responsible for overseeing the policies of the Corporation with respect to risk assessment and risk management. At the direction of the Audit Committee and in consultation with the full Board, the Chairman of the Board, President and Chief Executive Officer of the Corporation has appointed an Enterprise Risk Management Committee. The Enterprise Risk Management Committee is comprised of senior members of management, and is chaired by Christopher M. Capone, an Executive Vice President and the Chief Financial Officer of the Corporation.

          The Enterprise Risk Management Committee is charged with providing strategic direction for the on-going assessment and management of the strategic, operational, and financial risks throughout CH Energy Group and its subsidiaries. The Committee is responsible for the development and monitoring of risk management policies to identify risks and to manage risks through associated controls and risk management/mitigation procedures.

          The Enterprise Risk Management Committee reports regularly, and not less frequently than annually, to the Audit Committee. In addition, the Enterprise Risk Management Committee periodically conducts a full review and update of its assessment of the risks facing the Corporation, and in consultation with the Audit Committee, presents the updated assessment to the full Board for its review and approval.

Compensation Committee Interlocks and Insider Participation

          The current members of the Compensation Committee are Stanley J. Grubel, Manuel J. Iraola, Edward T. Tokar, and Ernest R. Verebelyi. No current member of the Compensation Committee, each of whom is listed under the “Compensation Committee Report” on page 45 of this Proxy Statement, nor Margarita Dilley, who served on the Compensation Committee during a portion of fiscal 2010, was at any time during fiscal 2010 or at any other time an officer or employee of CH Energy Group. None of these individuals have, or have had, any relationship with the Corporation that would require disclosure under Item 404 of Regulation S-K, and none of the Corporation’s executive officers during fiscal year 2010 served on the Compensation Committee or on any compensation committee (or an equivalent committee) or any board of director of another entity whose executive officer(s) served on the Corporation’s Compensation Committee or the Board of the Corporation or any of its subsidiaries.

Code of Business Conduct and Ethics

          The Corporation has a Code of Business Conduct and Ethics that sets forth the commitment of the Corporation to conduct its business in accordance with the highest ethical standards and all applicable laws, rules, and regulations. The Code of Business Conduct and Ethics, adopted by the Board of Directors, states the guiding principles by which the Corporation operates and conducts its daily business with its shareholders, customers, suppliers, government authorities, and employees. These principles apply to all Directors, officers, and employees.

          Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

          Section II of the Code of Business Conduct and Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, constitutes the Corporation’s Code of Ethics for Senior Financial Officers. This section, in conjunction with the remainder of the Code of Business Conduct and Ethics, is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A copy of the Code of Business Conduct and Ethics is available on the Corporation’s Internet site at www.CHEnergyGroup.com. A copy of the Corporation’s Code of Business Conduct and Ethics may also be obtained free of charge by writing to the Corporate Secretary, CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4839.

          If the Corporation’s Board of Directors amends Section II of the Code of Business Conduct and Ethics or grants any waiver to Section II of the Code of Business Conduct and Ethics, which waiver relates to issues concerning actual or apparent conflicts of interest, disclosures in the Corporation’s SEC filings or public communications, compliance with laws, rules, or regulations, or internal compliance with the Code of Business Conduct and Ethics within the Corporation, the Corporation will post such information on its Internet site at www.CHEnergyGroup.com.

Review, Approval, or Ratification of Transactions with Related Persons

          The Board of Directors has adopted a written policy and written procedures for the review, approval, or ratification of transactions involving the Corporation and “related persons” (i.e., Directors and their immediate family members, executive officers and their immediate family members, and shareholders owning five percent or more of the Corporation’s outstanding Common Stock). The policy and procedures cover any related person transaction that exceeds the minimum threshold for disclosure in our annual proxy statement under the relevant rules of the SEC (generally, a transaction involving an amount in excess of $120,000, or a series of transactions involving an aggregate amount in excess of $120,000 in any calendar year, in which a related person has a direct or indirect material interest, and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC). Such a covered related person transaction is hereinafter referred to as a “Related Person Transaction.”

Policy

          The Governance and Nominating Committee, which consists solely of independent Directors, must review all Related Person Transactions. The Governance and Nominating Committee will approve a Related Person Transaction only if it determines that the Related Person Transaction is consistent with the business interests of the Corporation. In considering the Related Person Transaction, the Committee will consider all relevant factors, including as applicable: (i) the Corporation’s business rationale for entering into the Related Person Transaction; (ii) whether the Related Person Transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iii) the potential for the Related Person Transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (iv) the overall fairness of the Related Person Transaction to the Corporation.

Procedure

          Directors and executive officers are responsible for bringing a potential Related Person Transaction to the attention of the Chairman of the Board, President and Chief Executive Officer or to the attention of the Chair of the Governance and Nominating Committee.

          The Chairman of the Board, President and Chief Executive Officer and the Chair of the Governance and Nominating Committee shall jointly determine (or, if either is involved in the Related Person Transaction, the other shall determine in consultation with the Lead Independent Director) whether the matter is a Related Person Transaction that should be considered by the Governance and Nominating Committee. If a Director is involved in the Related Person Transaction, he or she shall be recused from all discussions and decisions about the Related Person Transaction. The Related Person Transaction should be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee of the Board of Directors is comprised of Directors who have no material relationship with the Corporation (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation) and meet the NYSE listing standards and the Corporation’s categorical standards for independence.

          The Audit Committee appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Corporation’s independent public accountants for 2010 (the “Independent Accountants”).

          In performing its duties, the Audit Committee: (i) reviews the scope of the audit by the Corporation’s Independent Accountants, PricewaterhouseCoopers LLP, and related matters pertaining to the examination of the financial statements; (ii) reviews and evaluates, at least once a year, the qualifications, independence, and performance of the Independent Accountants (which includes an evaluation of the lead partner of the Independent Accountants); (iii) examines the adequacy of the Corporation’s internal control over financial reporting and the Corporation’s and its subsidiary companies’ internal audit activities; (iv) reviews the nature and extent of audit and non-audit services and pre-approves such services provided by the Corporation’s Independent Accountants; (v) consults at least three times a year with the Independent Accountants regarding financial issues; (vi) makes recommendations to the Board of Directors on the foregoing matters as well as on the appointment of the Corporation’s Independent Accountants; (vii) meets regularly with the Corporation’s Internal

Auditing Manager and Vice President – Accounting and Controller; and (viii) reviews quarterly and annual financial statements and earnings releases filed with the SEC.

          In 2010, the Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s Independent Accountants and with appropriate Corporation financial personnel and internal auditors. The Audit Committee also discussed with the Corporation’s senior management and Independent Accountants the process used for certifications by the Corporation’s Chief Executive Officer and the Chief Financial Officer, which certifications are required for certain of the Corporation’s filings with the SEC.

          The Audit Committee also met privately at its regular meetings with both the Independent Accountants and the Internal Auditing Manager, as well as with the Vice President – Accounting and Controller.

          For 2010, the Audit Committee has:

1.	reviewed and discussed the audited financial statements with management;

2.	discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

3.

received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountant’s communications with the Audit Committee concerning independence, and has discussed with the Independent Accountant the Independent Accountant’s independence; and

4.	received the reports of the Chief Executive Officer and the Chief Financial Officer relating to their evaluation of the Corporation’s internal control over financial reporting.

          Based on the review and discussions referred to above and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Corporation’s Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

The Audit Committee:

Margarita K. Dilley, Chair
Steven M. Fetter
Stanley J. Grubel
E. Michel Kruse

          The Audit Committee has appointed PricewaterhouseCoopers LLP as the Corporation’s independent public accountants for 2011. Although shareholder approval of the Audit Committee’s appointment is not required by law, the Board of Directors believes that it is good corporate governance to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

          Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of the Corporation and its shareholders.

          Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. The representatives of PricewaterhouseCoopers LLP will be given the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.

          Information on fees billed by PricewaterhouseCoopers LLP to the Corporation during 2009 and 2010 is provided below:

Principal Accountant Fees and Services

PricewaterhouseCoopers LLP	2010	2009

Audit Fees	$1,057,732	$1,006,391

Tax Fees
Includes review of consolidated federal and state income tax returns and tax research	$22,200	$15,438

All Other Fees
Includes consulting services	$313,274	$0

TOTAL	$1,393,206	$1,021,829

          The Audit Committee also concluded that the provision of services for which fees were paid under the captions “Tax Fees” and “All Other Fees” were compatible with the maintenance of the Independent Accountants’ independence.

          The Audit Committee has adopted guidelines regarding pre-approval of the services to be provided by the Independent Accountants. These guidelines require that the Audit Committee review and approve, prior to the start of the fiscal year, (i) an engagement letter for audit services from the Independent Accountants, outlining the scope of the audit services to be provided during the next fiscal year and including a fee proposal for such services, and (ii) a list of, and a budget for, non-audit services that management recommends be provided by the Independent Accountants during the next fiscal year.

          Management and the Independent Accountants confirmed that the recommended non-audit services were permissible under all applicable requirements. The Corporation has adopted a list of specific audit and non-audit services that may be provided by the Independent Accountants.

          If the scope or cost of the audit or non-audit services requires changes during the fiscal year, the Audit Committee’s procedures enable the Chair of the Audit Committee to approve such changes, up to certain dollar limits, and to report on any such changes at the next Audit Committee meeting. The Corporation’s Vice President - Accounting and Controller is responsible for tracking all Independent Accountant fees against the budgets for audit and non-audit services and reporting on such budget issues at least annually to the Audit Committee.

          In 2010, the Audit Committee approved all of the fees set forth in the table above under the captions “Tax Fees” and “All Other Fees.”

BENEFICIAL OWNERSHIP

          The following table lists the number of shares of equity securities of the Corporation beneficially owned by each of the Directors, by each Named Executive Officer listed in the Summary Compensation Table included under the caption “Executive Compensation,” by beneficial owners of more than 5% of the Corporation’s Common Stock, and by all Directors and executive officers of the Corporation as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of the Corporation’s Common Stock (1)(2)	Percentage of the Corporation’s Common Stock (3)

Margarita K. Dilley (8)	0	Less than 1%
Steven M. Fetter (2)(8)	6,394	Less than 1%
Stanley J. Grubel (2)(8)	3,226	Less than 1%
Manuel J. Iraola (8)	6,850	Less than 1%
E. Michel Kruse (2)(8)	1,100	Less than 1%
Steven V. Lant (2)(7)	27,802	Less than 1%
Edward T. Tokar (8)	5,000	Less than 1%
Jeffrey D. Tranen (8)	0	Less than 1%
Ernest R. Verebelyi (8)	0	Less than 1%
Christopher M. Capone	7,638	Less than 1%
Joseph J. DeVirgilio, Jr.	7,654	Less than 1%
W. Randolph Groft (7)	6,209	Less than 1%
James P. Laurito	0	Less than 1%
Blackrock, Inc. (4)	1,275,136	8.16%
Gabelli Asset Management Inc. (5)	1,431,441	9.16%
Manulife Financial Corporation (6)	1,069,567	6.85%
All Directors and Executive Officers as a Group (17 Persons)	86,808	Less than 1%

(1)

In the case of Directors and executive officers, this table is based on information furnished to the Corporation by such persons as of December 31, 2010. Unless otherwise noted, each individual or entity named in the table has sole voting and dispositive power.

(2)

Includes shares of Common Stock covered by options that are exercisable within sixty days of December 31, 2010. The Directors and executive officers named in the above table who have such options and the number of shares which may be acquired are as follows: Mr. Fetter (1,000); Mr. Groft (800); Mr. Grubel (1,000); Mr. Kruse (1,000); and Mr. Lant (4,400). The Directors and executive officers as a group hold a total of 8,200 options that are currently exercisable.

(3)

The percentage of ownership calculation for each beneficial owner, including each percentage calculation set forth in footnotes 4, 5, and 6 below, has been made on the basis of the amount of outstanding shares of Common Stock as of the record date.

(4)

Based upon a Schedule 13G filed with the SEC on February 2, 2011, by Blackrock, Inc. In the Schedule 13G, Blackrock, Inc. reports beneficial ownership of Common Stock in the amount of 1,275,136 shares (8.16%). The principal business address of Blackrock, Inc., as reported in the filing, is 40 East 52nd Street, New York, New York 10022.

(5)

Based upon a Schedule 13 D/A filed with the SEC on July 22, 2010, by GAMCO Investors, Inc. on behalf of Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Foundation, Inc., GGCP, Inc., GAMCO Investors, Inc., and Mario J. Gabelli. As reported in the Schedule 13 D/A, as of July 21, 2010, the Corporation’s Common Stock was beneficially owned as follows: Gabelli Funds, LLC – 679,500 (4.35%), GAMCO Asset Management Inc. – 751,441 (4.81%), and Mario J. Gabelli – 500 (less than 1%). GAMCO does not have the sole authority to vote 45,125 of the reported shares. The principal business address of GAMCO Investors, Inc., as reported in the filing, is One Corporate Center, Rye, New York 10580.

(6)

Based upon a Schedule 13 G/A filed with the SEC on February 11, 2011, by Manulife Financial Corporation on behalf of Manulife Financial Corporation, Manulife Asset Management (North America) Limited, and Manulife Asset Management (US) LLC. As reported on the Schedule 13 G/A, as of December 31, 2010, Common Stock was beneficially owned as follows: Manulife Asset Management (North America) Limited – 12,567 (less than 1%); and Manulife Asset Management (US) LLC –1,057,000 (6.77%). The principal business address for Manulife Financial Corporation, as reported in the filing, is 200 Bloor Street, East, Toronto, Ontario, Canada M4W 1E5.

(7)

Messrs. Lant and Groft have deferred compensation accounts under the Directors and Executives Deferred Compensation Plan that are credited with phantom shares of Common Stock as of December 31, 2010. As of that date, Mr. Groft had 4,844 phantom shares. The phantom shares credited to Mr. Lant’s account under the plan are shown in the table set forth in the next section entitled “Stock and Stock Equivalents Ownership of Directors.” Such shares are not reflected on the “Beneficial Ownership” table.

(8)

The non-employee Directors have deferred compensation accounts under the Directors and Executives Deferred Compensation Plan that are credited with phantom shares of Common Stock as of December 31, 2010. Please refer to the next section entitled “Stock and Stock Equivalents Ownership of Directors” for more information. Such phantom shares are not reflected in the “Beneficial Ownership” table.

STOCK AND STOCK EQUIVALENTS OWNERSHIP OF DIRECTORS

          The following table sets forth the number of phantom shares of Common Stock, as of December 31, 2010, credited to the accounts of the Corporation’s participating Directors under the Directors and Executives Deferred Compensation Plan, including reinvested dividends (rounded to the nearest whole number), the number of shares of Common Stock beneficially owned by each participating Director, and the aggregate number of shares of Common Stock and stock equivalents owned by each.

          The phantom shares shown in the following table are the sum of (i) phantom shares granted to the Corporation’s current non-employee Directors (i.e., each Director other than Mr. Lant) as a part of their compensation for service as a Director of the Corporation and (ii) phantom shares resulting from the deferral, if any, into phantom shares of an independent Director’s fees which would have otherwise been paid to the Director in cash. The phantom shares shown in the following table for Mr. Lant are the sum of the phantom shares resulting from Mr. Lant’s deferral into phantom shares of compensation earned by Mr. Lant for his services as an executive of the Corporation.

          Under the Directors and Executives Deferred Compensation Plan, payments are made in cash and are generally made following termination of service as a Director based on the market value of the Common Stock at the time of termination. For additional information, see the subcaption “Director Compensation” on page 59 of this Proxy Statement.

Name	Number of Phantom Shares (1)	Number of Shares Beneficially Owned (2)	Total Ownership

Steven V. Lant	6,258	27,802	34,060
Margarita K. Dilley	6,821	0	6,821
Steven M. Fetter	6,290	6,394	12,684
Stanley J. Grubel	6,930	3,226	10,156
Manuel J. Iraola	2,582	6,850	9,432
E. Michel Kruse	7,310	1,100	8,410
Edward T. Tokar	2,651	5,000	7,651
Jeffrey D. Tranen	7,063	0	7,063
Ernest R. Verebelyi	6,568	0	6,568
Total (3)	52,473	50,372	102,845

(1)	The information in this column is as of December 31, 2010.

(2)

The information in this column is as of December 31, 2010, and reflects the total number of shares beneficially owned by each of the Directors as set forth in the table under the “Beneficial Ownership” section on page 21.

(3)

The total for each individual is less than 1% of the outstanding shares of Common Stock, and the total for the group of all independent Directors (8 persons) is 68,785, which is less than 1% of the outstanding shares of Common Stock; both percentages are calculated as of the record date.

INSURANCE

          The Corporation provides liability insurance for its Directors and officers. Federal Insurance Company (CHUBB), Associated Electric and Gas Insurance Services, Ltd., Energy Insurance Mutual, Houston Casualty Company, and St. Paul Fire & Marine Insurance Company (Travelers) are the principal underwriters of the current coverage, which extends until June 1, 2011. The annual cost of this coverage is approximately $881,242.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s Directors and executive officers, and any person who owns more than 10% of a registered class of the Corporation’s equity securities (collectively “Reporting Persons”), to file initial reports of ownership and reports of changes in ownership with the SEC. These Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

          Based solely on a review of the copies of these forms furnished to the Corporation and written representations from the Corporation’s Directors and executive officers, Mr. Tokar did not timely file a Form 4 in connection with 1 transaction during 2010 (such transaction was a purchase of phantom stock via a pre-arranged compensation deferral under the Directors and Executives Deferred Compensation Plan). A Form 4 for this transaction has since been filed with the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

          This Compensation Discussion and Analysis explains our compensation program for the Chief Executive Officer, the Chief Financial Officer, and our other three most highly compensated executive officers. These individuals are referred to collectively in this Proxy Statement as our “Named Executive Officers.” Our Named Executive Officers for 2010 were: (i) Steven V. Lant, Chairman of the Board, President and Chief Executive Officer of CH Energy Group; (ii) Christopher M. Capone, Executive Vice President and Chief Financial Officer of CH Energy Group; (iii) Joseph J. DeVirgilio, Jr., Executive Vice President – Corporate Services and Administration of CH Energy Group; (iv) James P. Laurito, Executive Vice President of CH Energy Group and President of Central Hudson; and (v) W. Randolph Groft, President and Chief Operating Officer of Griffith Energy Services, Inc. (“Griffith”).

Executive Summary

          Our executive compensation program is designed to achieve the following objectives:

•

Attract and retain experienced, talented, and performance-driven executives by offering compensation opportunities that are competitive with opportunities offered by comparable companies in the markets in which we compete for executive talent; and

•

Align the interests of our executive officers and shareholders by motivating executive officers to maximize our shareholders’ return on investment, to minimize risks over the long-term and to achieve high levels of customer satisfaction, and by rewarding executive officers for performance related to the creation of sustainable value.

Our core program consists of base salary, short-term and long-term incentives and retirement benefits, each of which is geared to be close to market median levels.

•	We allocated a significant portion of the core program to variable compensation elements that are tied to CH Energy Group’s key performance objectives.

•	We maintained stock ownership requirements for our executives.

•

We implemented a Compensation Recovery Policy (commonly referred to as a claw-back policy), which allows us to recover certain incentive compensation paid to an executive officer if the payment was based on financial results that the Corporation must subsequently restate as a result of that officer’s fraud or misconduct.

•	We provide only limited perquisites or fringe benefits to our executives, and those perquisites and fringe benefits are directly aligned to our business interests.

•	We closed our defined benefit retirement plans to new management employees as of January 1, 2008.

•

We do not maintain employment agreements with our Named Executive Officers, although we do maintain change in control agreements that only provide benefits on a “double trigger,” meaning that the benefits are due only if our executives incur a qualifying termination of employment in connection with a change in control.

Compensation Elements

          The key elements of our executive compensation program for our Named Executive Officers are base salary, annual short-term incentives, long-term incentives consisting of performance shares and restricted shares or restricted stock units, and retirement benefits. We also provide health and welfare benefits and severance benefits to our executives. The chart below illustrates how each element of compensation fulfills our compensation objectives discussed above:

Program	Form	Fixed or Variable	Business Objectives

Base Salary	Cash	Fixed	Attract and retain experienced, talented, and performance-driven executives

Annual Short-term Incentives	Cash	Variable

Attract and retain experienced, talented, and performance-driven executives; reward achievement of strong corporate performance, strong individual performance, and high levels of customer satisfaction; and emphasize variable performance-based compensation

Long-term Incentives (i.e., equity awards)	Equity	Variable

Attract and retain experienced, talented, and performance-driven executives; reward achievement of strong corporate performance, including growth in earnings per share, and dividends paid to shareholders, positive stock price performance, and enhancement of sustainable long-term value; emphasize variable performance-based compensation; and promote stock ownership to align interests with shareholders

Retirement	Cash	Fixed	Retain experienced, talented, and performance- driven executives

Pay-for-Performance

          Our long-term success is based on achieving key strategic, financial, and operational goals from year to year. As a result, our executive compensation program emphasizes pay-for-performance, through variable or “at risk” compensation. This means that a significant portion of our Named Executive Officers’ total direct compensation – which consists of base salary, short-term incentives and long-term incentives – is directly contingent upon achieving specific results that are important to our long-term success and growth in shareholder value. As described in the table on the preceding page, the variable components of our compensation program are the short-term incentives (“STI”) and long-term incentives (“LTI”).

          The Compensation Committee has not established a specific formula for the allocation of fixed and variable compensation components, and instead retains the discretion to modify the allocation from year to year. As illustrated below, for 2010, approximately 52% of the total direct compensation opportunity for our Named Executive Officers (other than the Chief Executive Officer) was weighted – assuming payout at target levels – toward variable components. The total direct compensation opportunity for the Chief Executive Officer was roughly 63% variable to reflect his greater job scope and responsibility. The following charts illustrate this point.

Chief Executive Officer	All Other Named Executive Officers

          Even though the Compensation Committee has not established a specific formula for the allocation of fixed and variable compensation components, it has increased the percentage of total direct compensation allocated toward variable components (assuming payout at target levels) over the past several years to (i) increase the emphasis on pay-for-performance and (ii) be more consistent with the practices of the companies in our compensation peer groups described below. The following chart illustrates this trend.

	% Variable Compensation

Name	2005	2006	2007	2008	2009	2010

Mr. Lant	51%	53%	56%	61%	61%	63%
All Other Named Executive Officers in the Relevant Year	38%	40%	43%	50%	51%	52%

          Our emphasis on pay-for-performance had direct impacts in 2010 on the short-term incentive compensation earned by our Named Executive Officers. As explained below, this impact was demonstrated by the negative impact of CH Energy Group’s earnings per share performance in the second half of 2010, and also by the positive impact of a Named Executive Officer’s outstanding performance in responding to a special challenge that arose during the year.

          Our core energy delivery businesses, Central Hudson and Griffith, performed well in 2010. Conversely, our renewable energy investments had a negative impact on our earnings per share performance in 2010. Specifically, our earnings per share were dampened by the non-cash impact of impairment charges related to two of our renewable energy projects; these impacts resulted in a 52 cent reduction in our earnings per share in 2010.

          Our short-term incentive compensation for Named Executive Officers is based upon the achievement of individual and team goals. The Compensation Committee established 2010 team goals for CH Energy Group that included earnings per share goals for the first half of 2010 and different earnings per share goals for the second half of the year. While the Committee normally does not establish goals for less than a full year, it did so in 2010 because it recognized that Central Hudson’s then pending rate case would yield a materially different financial operating situation for Central Hudson in the second half of the year and would therefore merit different earnings per share goals for that period. In this context, the Committee established the following earnings per share team goals for the second half of 2010: threshold – $1.06; target – $1.16; and superior – $1.26.

          After the 52 cent impact of the impairment charges related to our renewable energy projects, CH Energy Group’s earnings per share in the second half of 2010 were $0.72. This performance was below the threshold performance level of $1.06. Consequently, our Named Executive Officers received no incentive compensation with respect to this team goal. This impact of our pay-for-performance program affected Mr. Lant most significantly because 80% of his short-term incentive opportunity in 2010 was based on the team goals relating to the performance of CH Energy Group. See page 36 of this Proxy Statement for additional information on Mr. Lant’s 2010 short-term incentive payout.

          2010 also presented operating challenges, and the Compensation Committee decided that the performance of one Named Executive Officer in responding to a special challenge merited a discretionary bonus. In February 2010, Central Hudson faced the worst weather-related emergency event in its 110-year history. Two storms, two days apart, brought as much as six feet of heavy, wet snow to our area and interrupted service to more than 60 percent of our customers. Our effort to restore service involved, by far, the largest mobilization of resources in our company’s history, and service was restored promptly without any serious injuries. Our efforts were recognized by the Edison Electric Institute, the national industry association, with our selection for the EEI Recovery Award. This prestigious distinction is bestowed annually to recognize utilities that face extraordinary events and “put forth an outstanding effort to restore service to the public.” We are proud of, and grateful to, our employees for their response. The President of Central Hudson, Mr. Laurito, played a key leadership role in achieving our successful restoration of service. In recognition of his excellent work, the Compensation Committee awarded Mr. Laurito a discretionary bonus of $37,000 under our STI program. See page 38 of this Proxy Statement for a further discussion of this award.

Risk Assessment Regarding Compensation Program

          In consultation with the Compensation Committee, the Chairman of the Board, President and Chief Executive Officer appointed an Assessment Committee to consider whether our compensation policies or practices encourage excessive or inappropriate risk taking by our employees, including our Named Executive Officers. This Assessment Committee is comprised of senior members of management and is chaired by a senior member of the Enterprise Risk Management Committee (see page 17 of this Proxy Statement).

          The Assessment Committee reviewed our compensation policies and practices with particular focus on the relationship between our key business risks and the STI program, the LTI program and the policies and practices of Central Hudson and Griffith. The Assessment Committee reported its findings to the Compensation Committee, and after review and discussion, the Compensation Committee members agreed with those findings. Recognizing that a significant portion of our executive compensation program is performance-based, the committees concluded that our program does not encourage excessive or inappropriate risk-taking for the following reasons:

•

Our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles.

•

We use a variety of corporate and individual performance metrics that are consistent with our business objectives and correlate to long-term value. Our performance goals are set at levels that we believe are reasonable in light of past performance and market conditions.

•

We do not use highly-leveraged performance goals; instead, incentive opportunities are based on balanced performance metrics that promote disciplined progress toward long-term goals and all payouts are capped at a pre-established percentage of the target payment opportunity.

•	We retain discretion to adjust compensation levels based on the quality of company and individual performance and adherence to the Corporation’s ethics and compliance programs, among other things.

•

Our long-term incentive opportunities generally vest over a period of three years to focus our executives on long-term performance and to enhance retention. Our performance shares are granted annually and have overlapping three-year performance periods, so any risks taken to increase the payout under one award could jeopardize the potential payouts under other awards.

•	We regularly evaluate the compensation programs and levels of our compensation peer group to confirm that our compensation programs are consistent with market practice.

•

Our stock ownership policy requires our management team, including our Named Executive Officers, to hold a minimum level of CH Energy Group’s shares to ensure that each executive has personal wealth tied to the long-term success of the Corporation and is therefore aligned with stockholders.

•

The Corporation has adopted a Compensation Recovery Policy, under which we may recover certain incentive compensation paid to an executive officer if the payment was based on financial results that the Corporation must subsequently restate as a result of the impact of that officer’s fraud or misconduct.

Use of Market Compensation Data

          We believe that each element of our compensation program should remain competitive to attract and retain key executive talent. To help determine the competitive market, the Compensation Committee relies, in part, on information about the compensation being paid to executives (i) who work at companies engaged in businesses comparable to our businesses and (ii) who have roles and responsibilities that are similar to the roles and responsibilities of our executives.

          For 2010, the Compensation Committee retained the Hay Group to advise it on the form and amounts of Director and executive compensation. The Hay Group reported directly to the Compensation Committee and served at the sole pleasure of the Committee. The Hay Group provided no services to CH Energy Group other than services that were requested by the Committee. The Compensation Committee asked the Hay Group to provide information about whether the compensation packages of our executive officers were competitive with the market in which we compete for executive talent. The Hay Group was also asked to determine the range of market levels for the following components of our executives’ compensation:

•	Base salary

•	Short-term incentive compensation

•	Total cash compensation (base salary plus short-term incentive compensation)

•	Long-term incentive awards

•	Total direct compensation (total cash compensation plus long-term incentive awards)

•	Retirement benefits

•	Total remuneration (total direct compensation plus retirement benefits)

          In doing this work, the Hay Group compiled compensation information about companies in two separate groups (“comparator groups”).

          Comparator Group for Messrs. Lant and Capone. The first comparator group consisted of 16 utility and energy companies operating in the United States. This group was used as a comparator group in determining the compensation levels for Messrs. Lant and Capone in 2010 because the Hay Group and the Compensation Committee believed (i) the scope and complexity of the respective positions of these two executives correspond with the responsibilities of persons occupying similar positions at the companies in this comparator group and (ii) this custom peer group of companies reasonably corresponds to the market for executive talent that is relevant to the compensation for these two executives. To be included in the comparator group for 2010, a company had to satisfy the following three requirements:

•	Revenue – annual revenues between 50% and 200% of CH Energy Group’s annual revenues. This requirement was used because revenue provides a strong predictor of market compensation levels.

•

Complexity of Business – either (i) at least 5% of its assets invested in non-regulated businesses or (ii) regulated operations in one of the 34 states identified by the Hay Group, based on information from Regulatory Research Associates, as having similar regulatory environments to New York State. The regulatory environment requirement was used to provide an alternative method for identifying business complexity.

•

Market Capitalization – a market capitalization between 25% and 300% of CH Energy Group’s market capitalization. This requirement was used to eliminate companies that are too large or too small for meaningful compensation comparisons.

          The compensation information used by the Hay Group with respect to this group was gathered from the 2009 proxy statements filed by each company in the group with the SEC. The 16 companies in this comparator group (listed in alphabetical order) were:

ALLETE, Inc.	Otter Tail Corporation
Avista Corporation	PNM Resources, Inc.
Cleco Corporation	Portland General Electric Company
El Paso Electric Company	South Jersey Industries, Inc.
IDACORP, Inc.	Southwest Gas Corporation
Laclede Group Inc.	UniSource Energy Corporation
MGE Energy, Inc.	Vectren Corporation
NorthWestern Corporation	Westar Energy, Inc.

          Comparator Group for Messrs. DeVirgilio and Groft. The first comparator group was not used for Messrs. DeVirgilio and Groft because the Hay Group concluded that the job positions for these executives involve numerous functions that are not necessarily performed by persons with similar titles at the companies in this first comparator group. Rather, in reviewing the compensation levels for Messrs. DeVirgilio and Groft, the Hay Group used a second comparator group that it prepared using information from a Towers Perrin database regarding public utility companies that had revenue between $1 billion and $3 billion. This second comparator group had 16 public utility companies (listed in alphabetical order):

AGL Resources, Inc.	NorthWestern Corporation
American Water Works Company, Inc.	Northwestern Natural Gas
Avista Corporation	Otter Tail Corporation
Black Hills Corporation	PNM Resources, Inc.
Cleco Corporation	Portland General Electric Company
DPL Inc.	Regency Energy Partners LP
Energen Corporation	UniSource Energy Corporation
EQT Corporation	Westar Energy, Inc.

          This comparator group was also used as a resource by the Hay Group to provide a general overview of the market with respect to Mr. Lant’s and Mr. Capone’s compensation levels.

          Mr. Laurito. Mr. Laurito joined CH Energy Group on November 1, 2009. As a result, his 2010 compensation levels were not evaluated by the Compensation Committee using the market data described above. Instead, his compensation levels were developed by Mr. Lant in consultation with the Committee. At the request of the Compensation Committee, Mr. Lant also consulted with the Hay Group regarding reasonable ranges of total compensation for Mr. Laurito, given his experience levels and anticipated roles with CH Energy Group. The actual compensation levels were then established after individual negotiations with Mr. Laurito. As a result of these negotiations, his 2010 compensation package includes the following elements:

•	an annual base salary of $370,000;

•	an annual short-term incentive target opportunity of 50% of his base salary; and

•	a long-term incentive target opportunity of 60% of his base salary.

Pay Competitively Within the Relevant Market for Executive Talent

          Each year, the Compensation Committee reviews and establishes the base salary, annual short-term incentives and long-term incentives for our Named Executive Officers. The Committee also monitors the competitiveness of our retirement, severance, and personal benefits programs; however, these benefits programs generally do not change from year to year. The Committee generally strives to structure each element of compensation close to the median of the market data, as described in detail below under the heading “Description of the Key Elements of our Compensation Program.” The Committee retains the flexibility to make adjustments to specific compensation elements to respond to market conditions, promotions, new hires, individual performance, or other circumstances. The Committee believes that offering competitive compensation opportunities to our executives is necessary to attract, retain, and motivate qualified executives.

          In addition to the benchmarking analysis of each compensation element, the Committee annually reviews the total remuneration paid to each Named Executive Officer, which includes base salary, annual short-term incentives, long-term incentives, and retirement benefits. This information allows the Committee to evaluate the total compensation package for each Named Executive Officer, as well as isolated adjustments or incremental changes to specific elements of the package. Although this information does not necessarily drive the Committee’s decisions with respect to each element of compensation, it does provide the Committee with the following perspective:

•	The Committee was able to confirm that the 2010 target total remuneration for the Named Executive Officers was slightly below the median of the market data.

•

The Committee is able to better understand the relationship of various components of the total compensation program to each other. For example, the total remuneration calculations provided to the Compensation Committee illustrate how adjustments to base salary and short-term incentives impact the retirement benefits, and therefore total remuneration, of the Named Executive Officers.

Role of CEO in the Compensation Process

          In addition to considering the competitive data from the comparator groups when establishing the compensation program for our Named Executive Officers, the Committee also considers input and recommendations from Mr. Lant, who attends the non-executive session portions of the Compensation Committee meetings. Specifically, as part of the 2010 annual compensation planning process, Mr. Lant:

•

performed an annual evaluation of the performance of each of the other Named Executive Officers and provided recommendations to the Committee concerning adjustments to base salary, short-term incentive and long-term incentive levels for each of them;

•

provided recommendations to the Committee for 2010 team and individual performance objectives, along with their relative weightings, under the short-term incentive plan for the other Named Executive Officers;

•	provided the Committee with an assessment of the extent to which each of the other Named Executive Officers achieved his 2010 individual performance objectives for the year;

•	provided recommendations to the Committee for discretionary adjustments, if any, to the payout of the short-term incentive plan for each of the other Named Executive Officers; and

•	provided recommendations to the Committee for the 2010–2012 performance objectives under the performance shares.

          After considering Mr. Lant’s assessments and recommendations, as well as the competitive data from the comparator groups, the Compensation Committee determined the compensation levels and incentive opportunities for our Named Executive Officers. In the case of Mr. Lant, the Compensation Committee met in executive session to conduct his performance review and establish his base salary and short-term and long-term incentive opportunities for 2010.

Description of the Key Elements of our Compensation Program

          A brief summary of the components of the base salary, short-term incentive opportunities and long-term incentive opportunities for the Named Executive Officers is set forth below.

Base Salary

          We provide competitive base salaries to attract and retain key executive talent. Base salaries also form the basis for calculating other compensation opportunities for our Named Executive Officers, such as their short-term and long-term incentive opportunities, retirement benefits, and severance benefits.

          Each Named Executive Officer (other than Mr. Laurito) received an increase in his base salary for 2010. The increase was intended to bring the salary closer to the median level of the salary distribution levels in the relevant comparator groups. Mr. Lant’s base salary is higher than the other executives to reflect the greater policy and decision making responsibility of the Chief Executive Officer position and the higher level of responsibility that he bears with respect to CH Energy Group’s strategic direction and financial and operating results.

          Mr. Laurito’s base salary was established in November 2009 - at the time he joined CH Energy Group. Therefore, the Committee did not make any adjustment to his salary level for 2010. Mr. Laurito’s salary level was based on his years of experience, including his service as President of both New York State Electric and Gas Corporation and Rochester Gas and Electric Corporation, as well as President and Chief Executive Officer of RGS Energy Group, Inc., and was intended to serve as an incentive to join CH Energy Group.

          For more information about the 2010 base salaries of each of the Named Executive Officers, please refer to the “Salary” column of the Summary Compensation Table on page 46.

Short-Term Incentives

          In 2010, each of the Named Executive Officers was eligible to receive short-term incentive cash payments based on performance against established performance targets. The short-term incentive program is an important component of total cash compensation because it rewards our executives for achieving targeted annual financial and operating results, along with certain strategic goals, and emphasizes variable or “at risk” compensation. Short-term incentives are also part of total cash compensation, which forms the basis for calculating other compensation opportunities for our executives, such as their retirement benefits and severance benefits.

          The short-term incentive opportunity levels are calculated as a percentage of base salary. They are intended to be competitive with short-term incentives offered by the companies in the relevant comparator groups. For 2010, the Committee did not make any adjustment to the short-term incentive levels for Messrs. Lant, Capone, DeVirgilio and Groft because their levels were already competitive with the short-term incentive opportunities provided by companies in the applicable comparator group. The 2010 short-term incentive level for Mr. Laurito was established in his offer letter. The 2010 short-term incentive opportunities were as follows:

Name	Short-Term Incentive Opportunity

Mr. Lant	60% of base salary
Messrs. Capone and DeVirgilio	45% of base salary
Messrs. Groft and Laurito	50% of base salary

          The 2010 short-term incentive opportunity for each Named Executive Officer was comprised of two components: “team” goals and “individual” performance goals. Consistent with the practices of other public companies, in 2010 the Committee increased the weighting of team goals vis-a-vis individual goals. For example, the Committee increased the weighting of Mr. Lant’s team goals from 60% to 80%, and the weightings of the team goals for Messrs. Capone and DeVirgilio from 60% to 70%. Because Mr. Laurito’s team and individual percentage weightings were established in his offer letter in 2009, the Committee decided not to make any changes to his weightings.

         Team Goals

          The following chart sets forth the 2010 team goals for the performance of CH Energy Group, Central Hudson, and Griffith, along with their relative weightings, performance levels, and business objectives. For Messrs. Lant and Capone, CH Energy Group’s team goals were applied because of their broad overall responsibilities across all business units. For Messrs. DeVirgilio, Laurito, and Groft, CH Energy Group, Central Hudson, and Griffith team goals were applied, reflecting their multiple responsibilities. In Mr. DeVirgilio’s case, the 70% weighting for the team goals was allocated as follows: 30% - CH Energy Group, 20% - Central Hudson, and 20% - Griffith. In Mr. Laurito’s case, the 60% weighting for team goals was allocated as follows: 20% - CH Energy Group and 40% - Central Hudson. For Mr. Groft, the 60% weighting for team goals was allocated as follows: 12% - CH Energy Group and 48% - Griffith.

2010 TEAM GOALS
Performance Goal and Business Objective	Weight		Threshold	Target	Superior

CH Energy Group

EPS (1)(2)	100	%(3)

1st 6 months	45%		$1.39	$1.49	$1.59
2nd 6 months	55%		$1.06	$1.16	$1.26

Objective: The primary drivers of share price growth are earnings per share and capacity to pay dividends

(1)

When these team goals were established, the Committee provided that actual earnings per share for CH Energy Group may be normalized (i.e., adjusted) to eliminate the impact of major storms. The Committee believes that this impact can distort performance during a year. Moreover, the Committee wanted to structure the EPS goals so that the executives will neither benefit nor be penalized as a result of certain events over which they have little control.

(2)

In recognition of the importance of Central Hudson’s rate case in 2010, the Committee divided CH Energy Group’s earnings per share target into two six-month performance periods—January through June (before the anticipated new rate order) and July through December (after the anticipated new rate order).

(3)

Initially, the Compensation Committee applied a 70% weighting to the CH Energy Group earnings per share goal and a 30% weighting to goals relating to increased investments in Central Hudson projects. In September, 2010, in light of CH Energy Group’s decision to suspend investments in renewable energy projects, the Committee eliminated the new investment goals and applied a 100% weighting to earnings per share.

Central Hudson

Group Expenses (1)(2)	50%

1st 6 months	20%	$67.0 Million	$66.2 Million	$64.5 Million
2nd 6 months	30%	$71.7 Million	$68.3 Million	$64.9 Million

	Objective:	Efficient and cost-effective operations serve regulated customers’ interests and increase the probability of earning the return on equity authorized by Central Hudson’s regulatory agency

(1)

When these team goals were established, the Committee provided that (i) actual earnings per share for CH Energy Group may be normalized (i.e., adjusted) to eliminate the impact of major storms and (ii) actual earnings per share for Griffith may be normalized to eliminate the impact of abnormal heating degree days. The Committee believes that these impacts can distort performance during a year. Moreover, the Committee wanted to structure the expense goals so that the executives will neither benefit nor be penalized as a result of certain events over which they have little control.

(2)

In recognition of the importance of Central Hudson’s rate case in 2010, the Committee divided Central Hudson’s expense targets into two six-month performance periods—January through June (before the anticipated new rate order) and July through December (after the anticipated new rate order).

2010 TEAM GOALS
Performance Goal and Business Objective	Weight	Threshold	Target	Superior

Customer Satisfaction	15%

JD Power (Eastern Region)	4%	N/A	Above Median	Top Quartile
PSC Service Quality Metrics
Customer Contact Index	4%	PSC Target > 85%	Index > 90%	Index > 92%
PSC Complaint Rate	2%	N/A	PSC Target	90% of PSC Target
Call Center Average Speed of Answer Within Customer Services Group Budget	5%	65% < 30 sec.	70% < 30 sec.	80% < 30 sec.

Objective:

Customer satisfaction is a metric used by Central Hudson’s regulatory agency, is a primary business objective for our regulated utility business, and directly relates to cost recovery and achievement of allowed rates of return on capital

Safety Targets	15%

OSHA Severity Index	7.5%	< 7.7	< 6.0	< 5.0
Preventable Motor Vehicle Accidents	7.5%	< 30	< 25	< 24

Objective:

Reducing injuries and motor vehicle accidents protects the safety of our employees and customers, reduces costs, and serves to improve the morale and operating performance of Central Hudson’s entire workforce

Reliability	15%

CAIDI – 2.50	5%	N/A	Meet	10% better than
SAIFI – 1.45	5%	N/A	all PSC	applicable PSC Metrics,
Gas Safety Measures	5%	N/A	Requirements	subject to expense budget

Objective:

Reliability is a primary driver of utility customer satisfaction and is viewed as such by Central Hudson’s regulatory agency. Improving reliability has been the focus of a multi-year plan. SAIFI (System Average Interruption Frequency Index) and CAIDI (Customer Average Interruption Duration Index) have been selected as valid measures of reliability

Delivery	5%

Achieve all PSC Management Audit	5%	N/A	Milestones &	N/A
Milestones & Deliverables established in PSC Audit Schedule			Deliverables Met

Objective:

Responding effectively to the audit’s milestones and deliverables will enhance cooperation between Central Hudson and the Staff of the Public Service Commission and will serve to improve the validity and carry out the purposes of the audit

Griffith

EPS (1)	60%	$0.13	$0.16	$0.19

	Objective:	The primary drivers of share price growth are earnings per share and capacity to pay dividends

(1)

When these team goals were established, the Committee provided that actual earnings per share for Griffith may be normalized to eliminate the impact of abnormal heating degree days. The Committee believes that this impact can distort performance during a year. Moreover, the Committee wanted to structure the EPS goal so that the executives will neither benefit nor be penalized as a result of certain events over which they have little control.

Workers’ Compensation Incidents per 200,000 hours	10%	7.3	6.0	5.0

Objective:	Reducing injuries protects the safety of our employees and customers, reduces costs, and serves to improve the morale and operating performance of Griffith’s entire workforce

Improve performance against identified operating metrics	30%	*	*	*

	Objective:	Increasing the percentage of deliveries within our target range increases efficiency, reduces costs, and increases customer retention

*

The Compensation Committee has determined that the specific performance levels are confidential commercial information, the disclosure of which would result in competitive harm for CH Energy Group. These performance levels were established so that they were challenging but achievable. In this regard, target attainment was not assured. In fact, actual achievement levels under our STI program generally have been below target for 4 of the last 10 performance periods prior to 2010 (i.e., 2000 through 2009).

          Depending on actual performance, each executive could earn from 0% to 150% of the target opportunity apportioned to the team goals. This payout schedule is a sliding scale, based on straight line interpolation, that is designed to motivate and reward superior performance, as the payout percentage directly corresponds to the extent to which target performance is achieved. The payout schedule also imposes substantial downside risk for the executives, as a failure to attain threshold performance results in no payout.

          Individual Goals

          Each of the Named Executive Officers had individual performance goals established for 2010. These individual goals were developed and approved by the Compensation Committee in consultation with Mr. Lant. Depending on actual performance, each executive could earn from 0% to 200% of the target opportunity apportioned to the individual goals.

          Mr. Lant’s individual goals related to strategic analysis and development of recommendations and plans for the Board’s consideration with respect to four primary initiatives of strategic importance, each with an equal weight: CHEC’s business development efforts, the organizational and leadership structure of CH Energy Group, CH Energy Group’s dividend rate and institutionalizing a corporate culture of continuous improvement.

          The individual goals for each of the other Named Executive Officers consisted of a combination of strategic and operational objectives, as set forth in the tables below.

MR. CAPONE – INDIVIDUAL GOALS

Goal	Weight	Threshold	Target	Superior

Prepare revised strategic plan by September 30, 2010 (1)	25%	N/A	N/A	N/A

Evaluate and provide recommendations on CHEC’s asset portfolio (other than Griffith) (1)	25%	N/A	N/A	N/A

Achieve all PSC Management Audit Milestones & Deliverables established in PSC Audit Schedule	25%	N/A	Milestones & deliverables met	N/A

Shirley Wind: Manage completion of development process and construction and achieve commercial operation within Board approved goals	25%	In service by 12/31/2010 and on budget	In service by 11/30/2010 and on budget	In service by 9/30/2010 and on $250,000 below budget

(1)

Initially, the Compensation Committee approved two goals that were related to increased investments by CHEC in renewable energy projects. In September, the Committee eliminated the investment goals and replaced them with the two goals noted by this footnote in light of the decision to suspend new investments in unregulated projects.

MR. DEVIRGILIO – INDIVIDUAL GOALS

Goal	Weight	Threshold	Target	Superior

Griffith EPS (normalized for heating degree days, both revenue and expenses)	15%	$0.13	$0.16	$0.19

Improve performance against identified operating metrics	25%	*	*	*

I/T Succession	20%	Recommend future I/T organizational structure and achieve Board approval of the structure by 6/30/2010	Recommend future I/T organizational structure and achieve Board approval of the structure by 6/30/2010 and hire leader of I/T organization by 11/1/2010	N/A

Coordinate all PSC Management Audit activities and achieve all milestones & deliverables for all areas established in PSC Audit Schedule	40%	N/A	All milestones & deliverables met	N/A

*

The Compensation Committee has determined that the specific performance levels are confidential commercial information, the disclosure of which would result in competitive harm for CH Energy Group. These performance levels were established so that they were challenging but achievable. In this regard, target attainment was not assured. In fact, actual achievement levels under our STI program generally have been below target for 4 of the last 10 performance periods prior to 2010 (i.e., 2000 through 2009).

MR. LAURITO – INDIVIDUAL GOALS

Goal	Weight	Threshold	Target	Superior

For rate year ending June 2010, achieve PSC imputed austerity/productivity of $3.0 million or better and achieve earned ROE of 9.5%	20%	Achieve imputed productivity	Achieve imputed productivity and earned ROE of 9.5%	Achieve imputed productivity level and earned ROE of 10%

During July–December 2010, achieve imputed productivity and earned ROE of 10.2%	25%	Achieve imputed productivity and earned ROE of 9.9%	Achieve imputed productivity and earned ROE of 10.2%	Achieve imputed productivity and earned ROE of 10.5%

Prepare organizational assessment of Central Hudson, including assessment of roles for Assistant Vice President of Public Affairs and potential Chief Information Officer	25%	Analysis completed and recommendations submitted to Mr. Lant by 3/31/2010	Analysis completed, recommendations submitted to Mr. Lant by 3/31/2010 and implementation by 8/31/2010 of recommendations approved by Mr. Lant	Analysis completed, recommendations submitted to Mr. Lant by 3/31/2010 and implementation by 6/30/2010 of recommendations approved by Mr. Lant

Achieve the following with respect to credit and collections		20%	Obtained deferral approval	Obtained deferral approval and developed metrics	Obtained deferral approval and developed metrics in use by 10/1/2010

•	Obtain PSC approval of deferral petition for electric uncollectibles (10%)

•	Develop valid performance metrics for collections efforts (10%)

Prepare a feasibility study for the Hudson Valley Express Pipeline, including preliminary engineering, cost estimate, schedule, regulatory approach and open season, resulting in a Board decision as to whether or not to proceed	10%	N/A	Board decision by December 2010 Board meeting	Board decision by November 2010 Board meeting

MR. GROFT – INDIVIDUAL GOALS

Goal	Weight	Threshold	Target	Superior

Acquire tuck-in oil companies in the mid-Atlantic marketing area that meet the guidelines set by the Strategy and Finance Committee	20%	*	*	*

For tuck-in companies acquired in 2010, achieve pro-forma earnings projections as set forth in documents used by the Board in approving the acquisition(s) – measured over the first full four quarters following the quarter in which the acquisition is made (1)	20%	*	*	*

Expand the HVAC product offering in the mid-Atlantic area through a new business development initiative	20%	*	*	*

Griffith EPS for Calendar Year (normalized for heating degree days, both revenue and expenses)	10%	$0.13	$0.16	$0.19

Griffith Safety – workers’ compensation incidents per 200,000 hours	10%	7.3	6.0	5.0

Improve performance against identified operating metrics	10%	*	*	*

Roll out of a new component to marketing activities	10%	3 divisions by March 1, 2010	5 divisions by September 1, 2010	All 7 divisions by September 1, 2010

*

The Compensation Committee has determined that the specific performance levels are confidential commercial information, the disclosure of which would result in competitive harm for CH Energy Group. These performance levels were established so that they were challenging but achievable. In this regard, target attainment was not assured. In fact, actual achievement levels under our STI program generally have been below target for 4 of the last 10 performance periods prior to 2010 (i.e., 2000 through 2009).

(1)	Performance results will not be known until at least one year after the quarter in which the investment is made.

          Assessment of Performance Relative to the 2010 Short-Term Incentive Team Goals

          The following table reflects the actual achievement level for each team goal under the 2010 STI program, along with the payout percentage for each goal:

2010 TEAM GOALS – RESULTS

Performance Goal	Actual Results	Percentage of Target Achieved

CH Energy Group

EPS

1st 6 months	$1.72	150%
2nd 6 months	$0.72	0%

Central Hudson

Group Expenses

1st 6 months	$60.5 Million	150%
2nd 6 months	$70.6 Million	67%

Customer Satisfaction
JD Power (Eastern Region)	Below Median	0%

PSC Service Quality Metrics

Customer Contact Index	88%	82%
PSC Complaint Rate	90% of PSC Target	150%
Call Center Average Speed of Answer Within	0% < 30 sec.	0%
Customer Services Group Budget

Safety Targets

OSHA Severity Index	15.2	0%
Preventable Motor Vehicle Accidents	37	0%

Reliability

CAIDI – 2.50	2.45	111%
SAIFI – 1.45	1.27	150%
Gas Safety Measures	Target	100%

Delivery

Achieve all PSC Management Audit Milestones & Deliverables established in PSC Audit Schedule	Milestones & Deliverables met	100%

Griffith

EPS	$0.133	55%

Workers’ Compensation Incidents per 200,000 hours	4.6	150%

Improve performance against identified operating metrics	*	112%

          Assessment of Performance Relative to 2010 Short-Term Incentive Individual Goals

          Following is a summary of the Committee’s assessment of Mr. Lant’s level of performance with respect to his 2010 individual goals under the STI program:

•

Mr. Lant: The Compensation Committee assessed Mr. Lant’s individual performance, and determined the level of his performance with respect to the individual goals established for him in early 2010. The Committee set his achievement level for 2010 vs. individual goals at 131% of target because of: (i) a superior performance in analyzing CHEC’s business development opportunities and guiding the Corporation through an in-depth strategic planning analysis which led the Board of Directors to decide to approve his recommendation to move away from investments in renew-

able energy projects and to focus the Corporation’s efforts on energy delivery activities; (ii) a target performance in reviewing the organizational structure of CH Energy Group and its subsidiaries, and in preparing a plan to fully develop the leadership capabilities and professional skill sets of the Corporation’s executives; (iii) a target performance with respect to developing a strategic plan to periodically increase CH Energy Group’s dividend; and (iv) an above target performance in developing a plan to institutionalize an enterprise-wide culture of continuous improvement. The weighted average of the achievement levels for Mr. Lant’s team goals (68% achievement level with an 80% weighting) and individual goals (131% achievement level with a 20% weighting) resulted in a short-term incentive pay-out for Mr. Lant equal to 80% of his target short-term incentive opportunity.

          With regard to the other Named Executive Officers, Mr. Lant, as the Chief Executive Officer, made recommendations to the Compensation Committee concerning the level of performance of each officer with respect to the person’s individual goals for 2010. After taking Mr. Lant’s recommendations into consideration, and after making its own assessment of each person’s performance, the Compensation Committee determined the payouts to be made to each person for performance vs. 2010 individual goals:

•

Mr. Capone: The Committee set Mr. Capone’s achievement level for 2010 vs. individual goals at 136% of target because of: (i) a superior performance in developing an overall strategic plan for CH Energy Group and its subsidiaries, including the development of multi-year strategic goals for the Corporation and each subsidiary; (ii) an above target performance in evaluating CHEC’s investment assets, identifying which assets to retain or divest, and for those assets to be divested, establishing leadership accountability and goals for the divestiture process; (iii) a target performance with respect to complying with all requirements involved with the Management Audit conducted of Central Hudson by the Public Service Commission; and (iv) a slightly below target performance with respect to managing the construction and commencement of commercial operation of the Shirley Wind project. The weighted average of the achievement levels for Mr. Capone’s team goals (68% achievement level with a 70% weighting) and individual goals (136% achievement level with a 30% weighting) resulted in a short-term incentive pay-out for Mr. Capone equal to 88% of his target short-term incentive opportunity.

•

Mr. DeVirgilio: The Committee set Mr. DeVirgilio’s achievement level for 2010 performance vs. individual goals at 89% of target because of: (i) a threshold performance with respect to the earnings per share of Griffith in 2010; (ii) an above target performance with respect to improving performance against identified operating metrics; (iii) a threshold performance in developing and recommending an enhanced organizational structure for the information technology programs at Central Hudson; and (iv) a target performance with respect to coordinating and managing all requirements involved with the Management Audit conducted of Central Hudson by the Public Service Commission. The weighted average of the achievement levels for Mr. DeVirgilio’s team goals (75% achievement level with a 70% weighting) and individual goals (89% achievement level with a 30% weighting) resulted in a short-term incentive pay-out for Mr. DeVirgilio equal to 79% of his target short-term incentive opportunity.

•

Mr. Laurito: The Committee set Mr. Laurito’s achievement level for 2010 vs. individual goals at 100% of target because of: (i) a threshold performance with respect to achieving a Public Service Commission imputed austerity amount of $3 million; (ii) a below threshold performance with respect to achieving an earned return on equity at Central Hudson of 9.9%; (iii) a superior performance in developing an organizational assessment of Central Hudson including a specific assessment of the roles for the Assistant Vice President of Public Affairs and for a potential Chief Information Technology Officer; (iv) a superior performance with respect to developing and implementing valid performance metrics for Central Hudson’s collection efforts and for obtaining approval from the Public Service Commission of a petition for deferral of Central Hudson’s electric uncollectibles; (v) a below threshold performance in connection with developing a feasibility study of a potential Hudson Valley Express Pipeline project, and obtaining a Board decision on whether or not to proceed with such a project. The weighted average of the achievement levels for Mr. Laurito’s team goals (75% achievement level with a 60% weighting) and individual goals (100% achievement level with a 40% weighting) resulted in a short-term incentive pay-out for Mr. Laurito equal to 85% of his target short-term incentive opportunity.

•

Mr. Groft: The Committee set Mr. Groft’s achievement level for 2010 vs. individual goals at 122% of target because of: (i) below threshold performance in connection with the acquisition of tuck-in oil companies in the mid-Atlantic marketing area; (ii) a superior performance with respect to the expansion of Griffith’s heating, ventilation and air conditioning (“HVAC”) product offerings; (iii) a threshold performance with respect to Griffith’s earnings per share in 2010; (iv) a superior performance with respect to workers’ compensation incidents in 2010; (v) an above target performance with respect to improving performance against identified operating metrics; and (vi) a superior performance with respect to rolling out a new component to marketing activities. The weighted average of the achievement levels for Mr. Groft’s team goals (79% achievement level with a 60% weighting; allocated 12% to CH Energy Group team goals and 48% to Griffith team goals) and individual goals (122% achievement level with a 40% weighting) resulted in a short-term incentive pay-out for Mr. Groft equal to 94% of his target short-term incentive opportunity.

The actual payout percentage for the team and individual goals established for 2010 for each of the Named Executive Officers is shown on the table below.

Name	Team Goals Achievement %	Individual Goals Achievement %	Actual Payout Percentage (Weighted Average of Team and Individual Achievement %’s)

Mr. Lant	68%	131%	80%
Mr. Capone	68%	136%	88%
Mr. DeVirgilio	75%	89%	79%
Mr. Laurito	75%	100%	85%
Mr. Groft	79%	122%	94%

          For more information on the 2010 short-term incentive opportunities for our Named Executive Officers, please refer to the “2010 Grants of Plan-Based Awards” section of this Proxy Statement, which begins on page 47. The amount of the 2010 short-term incentive payments is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this Proxy Statement on page 46.

           Discretionary Adjustments to 2010 STI Payouts

          The Committee has the discretion to make certain adjustments to the payouts under the formulas described above, after reviewing individual performance for the year. Specifically:

•

If the Committee concludes that an eligible executive’s performance during the year merits an additional payment, the Committee may grant a discretionary bonus to the participant; provided that (i) the discretionary bonus cannot be awarded to “make-up” amounts that were not earned under the team and individual goals and (ii) the discretionary bonus may not exceed 50% of the participant’s target opportunity apportioned to the individual goals.

•

If the Committee concludes that a participant’s performance during the year has been deficient, the Committee may reduce the award otherwise payable to the participant; provided, that the amount of any reduction may not exceed 50% of the participant’s target opportunity apportioned to the individual goals.

          This feature provides the Committee with the flexibility to respond to issues that were unforeseen at the time that the performance goals were established or that increased in importance during the year. It also allows the Committee to recognize superior individual results by directly linking pay-for-performance; at the same time, it allows the Committee to reduce pay when individual performance is deficient, thereby protecting shareholder interests.

          In 2010, the Compensation Committee made a discretionary adjustment to the short-term incentive pay-out for Mr. Laurito. As discussed earlier in this Proxy Statement (see page 26), in February 2010, the employees of Central Hudson were faced with the worst weather-related emergency event in the company’s 110-year history. With more than 60% of its customers suffering service interruptions, Central Hudson successfully completed restoration of service promptly and without any serious injuries. As President of Central Hudson, Mr. Laurito led the company’s excellent restoration efforts, as well as its timely and accurate communications with affected customers, local government officials, the community at large, and the Staff of the Public Service Commission. In reviewing Mr. Laurito’s performance in response to this serious emergency event, the Compensation Committee decided to exercise its discretion to increase Mr. Laurito’s short-term incentive pay-out by $37,000. The amount of the 2010 discretionary payment under the short-term incentive plan for Mr. Laurito is set forth in the Bonus column of the Summary Compensation Table of this Proxy Statement on page 46.

Long-Term Incentives

          In 2010, CH Energy Group granted equity awards to each Named Executive Officer under our Long-Term Equity Incentive Plan. The Committee has implemented a multi-year plan to (i) bring our executives’ total direct compensation levels closer to the median levels of the companies in the applicable comparator groups, (ii) increase the percentage of total direct compensation that is allocated to long-term incentives, (iii) reflect the market’s increasing emphasis on long-term performance and (iv) better align long-term compensation with long-term performance. When establishing the 2010 long-term incentive levels of our Named Executive Officers, the Committee balanced the goal of establishing more competitive long-term incentive levels with the need to appropriately manage the dilutive impact and financial accounting cost of our equity program. In addition, the Committee considered its assessment of each executive’s general performance during the year, as well as their relative roles and responsibilities and potential within CH Energy Group prior to finalizing long-term incentive award values.

          The following chart illustrates the 2010 target long-term incentive opportunities for our Named Executive Officers. The long-term incentive opportunities were calculated as a percentage of base salary and were intended to be competitive with long-term incentive opportunities offered by companies in the applicable comparator groups. The long-term incentive opportunities remained below the median levels of the market data.

Name	Long-Term Incentive Opportunity

Mr. Lant	The target percentage of base salary was increased from 100% in 2009 to 110% in 2010.

Mr. Capone	The target percentage of base salary was increased from 60% in 2009 to 70% in 2010.

Mr. DeVirgilio	The target percentage of base salary was maintained at 60% of base salary.

Mr. Laurito	The target percentage of base salary was 60%, per his offer letter.

Mr. Groft	The target percentage of base salary was increased from 50% in 2009 to 60% in 2010.

          The equity award opportunity is generally determined in November or December of the year preceding the year in which the award is granted. The target number of shares is determined by dividing each person’s target award opportunity set forth above (i.e., an amount equal to a percentage of his or her base salary) by the closing price of a share of the Corporation’s Common Stock on the first Monday following the first Tuesday in January of the following calendar year. The Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Corporation does not time the release of material nonpublic information based on equity award grant dates.

          Performance Shares – 2010-2012 Cycle

          Each of our Named Executive Officers received a grant of performance shares in 2010. The performance shares are designed to focus the attention of each executive on strategic goals spanning more than the current year and to align the interests of our executives with our goal of creating long-term shareholder value. For example, the shares are earned if certain performance objectives are satisfied over a three-year period (i.e., a performance cycle), the number of shares actually received at the end of a performance cycle increases or decreases according to the level of performance achieved during the performance cycle and the value of each share earned can be expected to vary with the corporate performance achieved.

          The performance shares are earned based on the extent to which we achieve certain performance objectives during a three-year performance cycle. For performance shares granted in 2010, the performance objectives consisted of two measurements of equal weight: (i) CH Energy Group’s growth in earnings per share and (ii) the average of CH Energy Group’s annual dividend yield on book value. In each case, the performance shares will pay out based on our performance relative to the performance of companies in a performance peer group. The Committee believes that these relative performance objectives help to focus the attention of the Named Executive Officers on how CH Energy Group is performing in the marketplace in comparison to its peers and therefore align the compensation of those executives with the interests of shareholders. The following chart provides a summary of the performance goals for the 2010–2012 performance cycle:

Performance Objective	Weight	Business Objective

The average of CH Energy Group’s annual dividend yield on book value over the three-year performance cycle as compared to the average of the annual dividend yield on book value of the companies in the performance peer group over the same time period	50%

The Compensation Committee and the Board believe that significant macro-economic factors, such as interest rates, affect our entire industry. The Board believes that our relative performance within the industry peer group is an important measure of performance and therefore assesses earnings per share growth and dividend yield against the performance peer group.

The percentage growth in CH Energy Group’s basic earnings per share over the three-year performance cycle as compared to the percentage growth in basic earnings per share of the companies in the performance peer group over the same time period	50%

The Compensation Committee and the Board believe that our shareholders desire a substantial dividend payment and consistent share price appreciation over time, which in combination provide an attractive total return on investment. Earnings per share growth is used as a performance metric because the Compensation Committee and the Board believe that earnings per share growth is the primary driver of share price appreciation.

          For 2010, the performance peer group used for measuring results under the performance shares consisted of companies that had: (i) at least 75% of total assets in regulated businesses, (ii) at least 50% of total assets in electricity businesses, and (iii) regulated operations in one of the 34 states identified by the Hay Group, based on information from Regulatory Research Associates, as having relatively similar regulatory environments to New York State. The 26 companies in this performance peer group (listed in alphabetical order) are:

ALLETE, Inc.	Great Plains Energy Incorporated
Ameren Corporation	IDACORP, Inc.
American Electric Power Company, Inc.	Maine & Maritimes Corporation
Avista Corporation	NorthWestern Corporation
Central Vermont Public Service Corporation	NV Energy, Inc.
Cleco Corporation	Pinnacle West Capital Corporation
CMS Energy Corporation	PNM Resources, Inc.
Consolidated Edison, Inc.	Portland General Electric Company
DPL, Inc.	Puget Energy, Inc.
DTE Energy Company	UniSource Energy Corporation
El Paso Electric Company	Unitil Corporation
Empire District Electric Company	Westar Energy, Inc.
Entergy Corporation	Xcel Energy Inc.

          The performance shares are earned based on CH Energy Group’s results compared to the results of the companies in the performance peer group. Depending on actual performance, each executive could earn from 0% to 150% of the performance shares. This payout schedule is a sliding scale that is designed to motivate and reward achievement of targeted performance, as the payout percentage decreases at a faster rate if targeted performance is not achieved. At the same time, it imposes substantial downside risk for the executives, as a failure to attain the 20th percentile relative to the performance peer group results in no payout.

          For more information on the performance shares granted to the Named Executive Officers in 2010, please refer to the “2010 Grants of Plan-Based Awards” section of this Proxy Statement, which begins on page 47.

         Performance Shares – 2008-2010 Performance Cycle

          Each of Messrs. Lant, Capone and DeVirgilio received a grant of performance shares in 2008, which vest depending on our performance relative to our performance peer group for 2008 during the period commencing January 1, 2008 and ending December 31, 2010. As of the date of this Proxy Statement, the financial information for all the companies in the performance peer group was not yet available and, therefore, we were not able to determine the payout level.

         Performance Shares – 2007-2009 Performance Cycle

          Each of Messrs. Lant, Capone, DeVirgilio, and Groft received a grant of performance shares in 2007, which were earned and paid in 2010 based on our performance during the period commencing January 1, 2007 and ending December 31, 2009. The performance objectives consisted of two measurements of equal weight: (i) CH Energy Group’s growth in earnings per share during the performance cycle and (ii) the average of CH Energy Group’s annual dividend yield on book value during the performance cycle. In each case, the performance shares paid out based on our performance relative to the performance of companies in the Edison Electric Institute Index (the “EEI Index”). The following table provides a summary of the payout levels for the 2007–2009 performance shares.

EPS Growth		Dividend Yield

Percentile	% Earned	Percentile	% Earned	Total % Earned

46%	86.7%	54%	106.6%	96.65%

          The relevant financial information for all the companies in the EEI Index for the 2007–2009 performance cycle was not available until May 2010. Because the payout of the awards did not occur until May, the Committee provided that, at the time the performance shares were paid, each executive would receive additional shares with a value equal to dividends that the executives would have received on the earned performance shares had they instead been paid on January 1, 2010. For more information on the payment of the performance shares for the 2007–2009 performance cycle and related dividend equivalent payments, please refer to the “2010 Option Exercises and Stock Vested” section of this Proxy Statement on page 49.

         Special Bonus Payment

          In reviewing the individual performance of Messrs. Capone, DeVirgilio and Groft during 2009, the Compensation Committee gave particular recognition to their active leadership role in achieving the profitable sale of a significant portion of the operating assets of Griffith. This sale was successful, producing an after-tax gain of $5.4 million or 34 cents per share. It also resulted in the accelerated recovery of approximately $10 million of goodwill, which will benefit the future profitability of Griffith’s retained operations. In light of this significant success and in consultation with the full Board, the Compensation Committee decided that Messrs. Capone, DeVirgilio and Groft merited a special bonus payment. Specifically, the Committee granted 2,200 restricted shares to each of Mr. Capone and Mr. Groft. The shares generally vest on February 10, 2013. The Committee granted Mr. DeVirgilio 1,500 unrestricted shares. For more information on this grant of special bonus awards in 2010, please refer to the “2010 Grants of Plan-Based Awards” section of this Proxy Statement, which begins on page 47.

Stock Ownership Guidelines

          The Compensation Committee has established stock ownership guidelines for the Named Executive Officers to achieve and/or maintain, as follows: (a) with regard to Messrs. Lant, Capone, DeVirgilio and Groft, five years from January 1, 2008, i.e., by December 31, 2012 and (b) with regard to Mr. Laurito, by December 31, 2014. For this purpose, stock ownership includes shares of the Corporation’s Common Stock owned directly, in trust, as phantom shares under the Directors and Executives Deferred Compensation Plan, or as restricted shares or restricted stock units.

          The ownership guidelines were implemented to encourage our senior executives to own a significant amount of the Corporation’s Common Stock. We recognize that our owners (i.e., our shareholders) want us to both preserve and increase the value of our Corporation. We want our executives to focus on long-term as well as short-term success, and we want them to think as owners when they balance the risks and rewards involved with particular business decisions. We believe the equity ownership interests that result from CH Energy Group’s Common Stock ownership guidelines will enhance the motivation of our executives to think as owners.

Named Executive Officer	Ownership Guidelines for Shares or Units by Applicable Deadline	Actual Ownership of Shares or Units as of 12/31/2010

Mr. Lant	23,000	29,660
Mr. Capone	6,000	7,638
Mr. DeVirgilio	6,000	7,654
Mr. Laurito	8,500	14,613
Mr. Groft	5,000	11,053

Compensation Recovery Policy

          In February 2011, the Board adopted a Compensation Recovery Policy (commonly referred to as a claw-back policy), which generally provides that CH Energy Group may recover payouts of performance-based compensation if the underlying performance goals were not actually achieved. In light of our pay-for-performance culture, the Board felt strongly that our executives should be held to this higher standard of accountability. The Compensation Recovery Policy supports the accuracy of our financial statements and is intended to work in conjunction with our stock ownership guidelines to further align the interests of our Named Executive Officers with those of our stockholders over the long term.

          The policy applies to each executive officer of CH Energy Group, including our Named Executive Officers, and it is effective for performance-based compensation granted on or after January 1, 2011. Depending on the facts and circumstances, an executive officer could be required to forfeit payouts of performance-based compensation (such as short-term incentives or performance shares) if: (i) the payout was based on the achievement of financial results that were subsequently the subject of a restatement, (ii) the Board determines in its sole discretion that the executive officer engaged in fraud or misconduct that caused or contributed to the need for the restatement, and (iii) the payout would have been different had the financial results been properly reported. The Board retains discretion to decide whether, and to what extent, repayment is appropriate based on its assessment of the specific facts and circumstances involved.

          If necessary, we will revise our Compensation Recovery Policy to comply with the requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC issues guidance to implement those requirements.

Description of Other Compensation Elements

Retirement Benefits

          To attract and retain key executive talent at CH Energy Group and its utility subsidiary, Central Hudson, the Compensation Committee believes that it is important to provide certain executives with retirement benefits. These retirement benefits are provided primarily under the Supplemental Executive Retirement Plan (“SERP”), which provides benefits in excess of those provided under the Retirement Income Plan (“RIP”). The RIP and SERP were closed to new management employees as of January 1, 2008. Therefore, Mr. Laurito does not participate in these plans. Mr. Groft does not participate in CH Energy Group’s defined benefit pension program because he is an employee at Griffith, which historically has not provided defined benefit retirement plans to its executives.

          The SERP is designed to work in conjunction with the RIP to provide eligible executives with a retirement benefit equal to 57% of his or her applicable final average pay at age 61 with 30 years of service. Base salary and short-term incentives are included in determining an eligible executive’s final average pay. Therefore, adjustments to an executive’s base salary and short-term incentives have an impact on the amount of his or her retirement benefits.

          An eligible executive’s SERP benefit generally becomes vested if, while employed by CH Energy Group or its affiliates, he or she attains the normal retirement age of 61 or attains his or her early retirement date of age 55 with 10 years or more of vesting service. The Compensation Committee believes that this vesting schedule enhances our retention program for eligible executives and rewards their long-term commitment to CH Energy Group.

          Based on information provided by the Hay Group, the Compensation Committee believes that the retirement program is consistent with the retirement programs and benefit levels offered by many of the companies in the comparator groups. In this regard, the terms and benefit levels were established in 2005 after consultation with the Hay Group and a review of benefit levels provided to senior executives in the comparator groups. In setting the benefit levels, the Compensation Committee did not consider compensation previously paid to the eligible executives, including any accumulated gains under prior equity-based compensation awards, because they were relatively minor.

          Even though Mr. Groft does not participate in the defined benefit program, he is provided with the following retirement benefits:

•

Mr. Groft receives an enhanced profit sharing contribution to his 401(k) plan, the amount of which is set forth in the “All Other Compensation” column of the Summary Compensation Table, which is located on page 46 of this Proxy Statement; and

•

Pursuant to an arrangement adopted in 2004, CH Energy Group annually reimburses Mr. Groft for a portion of the annual premiums due under a $664,000 whole life policy owned by him. The annual amounts paid by CH Energy Group equal 3% of Mr. Groft’s then-current annual base compensation, “grossed-up” for applicable taxes. In early 2011, Mr. Groft agreed to modify this agreement to eliminate the gross-up payment going forward.

          For more information on these retirement benefits and our retirement program, please refer to the “2010 Pension Benefits” section of this Proxy Statement on page 50.

Health, Welfare and Other Personal Benefits

          In addition to the principal compensation components described above, our Named Executive Officers are entitled to participate in all health, welfare, fringe benefit, and other arrangements generally available to other salaried employees of the corporate entity that employs them. We also may, as considered reasonable and appropriate on a case-by-case basis, provide our officers, including our Named Executive Officers, with limited financial planning benefits. The Compensation Committee believes that these health, welfare, and other personal benefits are reasonable and consistent with the practices of the companies in the relevant comparator groups. The Compensation Committee also believes that these benefits assist CH Energy Group in attracting and retaining key executives.

Severance Arrangements

          The Corporation maintains the following severance arrangements with its Named Executive Officers:

          Change in Control Agreements

          The Corporation has entered into change in control agreements with our Named Executive Officers. Under the change in control agreements, each of the Named Executive Officers would be entitled to certain payments and benefits if a change in control were to occur and CH Energy Group or its affiliates terminated the executive’s employment without “cause” or the executive terminated his employment with CH Energy Group or its affiliates for “good reason” within a three-year period (a two-year period with respect to Mr. Groft) following such change in control. Benefits are also provided if the executive is terminated in anticipation of a change in control.

          The benefit levels under the change in control agreements generally include a multiple of base salary and short-term incentive, along with continued welfare benefits, and are described in more detail under the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

          The agreements are designed to encourage the executive’s full attention and dedication to CH Energy Group currently and in the event of any threatened or pending change in control. As described above, the agreements only provide benefits on a “double trigger,” meaning that the benefits are due only if our executives incur a qualifying termination in connection with a change in control. This approach strikes an appropriate balance between providing incentives for our executives to build long-term shareholder value, while providing a potential acquirer the flexibility to retain executive talent after a transaction.

          The Compensation Committee believes that the protections afforded by the change in control agreements are a valuable incentive for attracting and retaining key executives and are competitive with those of other corporations. Based on information provided by the Hay Group, change in control arrangements are used by a vast majority of the companies in the comparator groups, and the terms of our change in control agreements are intended to be consistent with prevailing market practices. In this regard, the terms and benefit levels for our senior executive officers were established by the Committee in 2005 after consultation with the Hay Group and a review of benefit levels provided to senior executives in the comparator groups. The executives did not have an opportunity to negotiate the severance benefits provided under these agreements.

          In 2005, the Compensation Committee eliminated the excise tax gross-up provisions with respect to change in control payments and benefits for all executive officers other than Mr. Lant. Until recently, the Committee had not made any exception to this policy for change in control agreements offered to new hires or promotions. However, in November 2009, the Committee agreed to make a one-time exception to this policy and provide an excise tax gross-up provision in Mr. Laurito’s change in control agreement. The Committee determined that offering this benefit was important in persuading Mr. Laurito to join CH Energy Group.

          On February 10, 2010, the Board of Directors, acting in accordance with the recommendation of the Compensation Committee, determined that CH Energy Group will not enter into any new or materially amended agreements with executive officers that include excise tax gross-up provisions.

          As described in more detail under the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement, base salary and short-term incentives are included in an eligible executive’s severance benefit calculation under the change in control agreements. Therefore, adjustments to an executive’s base salary and short-term incentives have an impact on the amount of his severance benefits under the change in control agreements. This fact did not affect decisions made with respect to base salary and short-term incentive adjustments in 2010, as these change in control agreements may never come into effect.

         Equity Awards

          All equity awards held by our Named Executive Officers would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the Compensation Committee wants our Named Executive Officers to have the opportunity to fully recognize the value of equity awards at the time of a change in control to the same extent as our other shareholders.

Federal Income Tax Considerations

          The performance shares granted to the Named Executive Officers are intended to be fully deductible for federal income tax purposes under the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

          The short-term incentives do not qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code because the Committee wants to retain the flexibility to base the short-term incentive payouts in part on its assessment of individual performance of each executive. The Committee anticipates that, in general, the short-term incentive will be fully deductible for federal income tax purposes because the short-term incentives, if any, earned by each executive, when added to his other non-exempt compensation such as base salary, are highly unlikely to exceed $1 million in any one year.

          There is a mathematical possibility that a small portion of Mr. Lant’s short-term incentive could be non-deductible under Section 162(m) if he attained a “superior” performance rating for each of his team and individual goals. However, the Committee decided that this potential, although unlikely, scenario did not merit a change to the overall structure of the short-term incentive plan. Moreover, Mr. Lant’s 2010 short-term incentive was fully deductible for federal income tax purposes, because the aggregate of his base salary and short-term incentive for the year did not exceed $1 million.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of CH Energy Group and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in CH Energy Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Compensation Committee:

Stanley J. Grubel, Chair
Manuel J. Iraola
Edward T. Tokar
Ernest R. Verebelyi

Summary Compensation Table

          The following table sets forth information regarding the compensation of the Named Executive Officers for 2008, 2009, and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)(5)	All Other Compensation ($) (6)	Total ($)

Steven V. Lant	2010	550,000	0	563,466	264,825	845,500	8,250	2,232,041
Chairman of the Board,	2009	525,000	60,000	547,119	412,650	755,300	8,250	2,308,319
President, and Chief	2008	525,000	0	442,709	132,300	736,900	7,750	1,844,659
Executive Officer
Christopher M. Capone	2010	335,000	0	303,761	132,684	216,200	9,927	997,572
Executive Vice	2009	300,000	27,000	187,795	198,450	118,900	8,250	840,395
President and Chief	2008	280,000	0	141,610	44,100	103,300	7,750	576,760
Financial Officer
Joseph J. DeVirgilio, Jr.	2010	278,000	0	213,587	99,002	380,700	21,533	992,822
Executive Vice	2009	270,000	24,300	169,065	153,961	214,200	8,100	839,626
President—Corporate	2008	270,000	0	113,717	81,332	308,700	7,750	781,499
Services and
Administration
James P. Laurito	2010	370,000	137,000	206,617	157,668	0	22,234	893,519
Executive Vice	2009	130,000	65,000	575,877	0	0	0	770,877
President of
CH Energy Group
and of Central Hudson
W. Randolph Groft	2010	240,769	0	225,362	107,942	0	39,910	613,983
President and Chief	2009	249,230	24,000	125,197	166,490	0	30,982	595,899
Operating Officer	2008	240,000	0	119,664	89,274	0	33,062	482,000
of Griffith

(1)

For 2010, reflects a $37,000 discretionary cash bonus paid to Mr. Laurito under the Short-Term Incentive Plan and the $100,000 signing bonus paid to Mr. Laurito upon his relocation to the Hudson Valley.

(2)

Reflects the aggregate grant date fair value of the performance shares granted to the Named Executive Officers (based on the probable outcome of the performance conditions as of the date of grant). The grant date fair value of the performance shares, assuming that the highest level of performance would be achieved, is as follows: Mr. Lant: $845,199; Mr. Capone: $327,305; Mr. DeVirgilio: $232,879; Mr. Laurito: $309,926; and Mr. Groft: $209,707. With respect to Messrs. Capone and Groft, this column also reflects the grant date fair value of the restricted shares granted to them on February 10, 2010. With respect to Mr. DeVirgilio, this column also reflects the grant date fair value of the unrestricted shares (i.e., the stock bonus) granted to him on February 10, 2010. The aggregate grant date fair value of the awards was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). See Note 11 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010 (“Annual Report”) for an explanation of the assumptions made in valuing these awards. For additional information about the performance share and restricted share awards granted in 2010, please refer to the “2010 Grants of Plan-Based Awards” section of this Proxy Statement, which begins on page 47.

(3)

Reflects the short-term incentive opportunity earned by our Named Executive Officers for 2010. For additional information about the 2010 short-term incentive opportunities, please refer to the “2010 Grants of Plan-Based Awards” section of this Proxy Statement, which begins on page 47.

(4)

Reflects the increase in the present value of the accumulated benefits under the Retirement Income Plan, Supplemental Executive Retirement Plan and Retirement Benefit Restoration Plan for Messrs. Lant, Capone and DeVirgilio. These defined benefit retirement plans are frozen, meaning that new hires are not eligible to participate. Therefore, Mr. Laurito does not participate in these plans. Mr. Groft does not participate in CH Energy Group’s defined benefit pension program because he is an employee at Griffith, which historically has not provided defined benefit retirement plans to its executives. For more information on these plans and benefits, please refer to the “2010 Pension Benefits” section of this Proxy Statement on page 50. Our Named Executive Officers did not accrue any above-market earnings under the Directors and Executives Deferred Compensation Plan, and therefore we have not reported any earnings credited under that plan in this column.

(5)

The increase in the present value of Messrs. Lant’s, Capone’s, and DeVirgilio’s benefits under the defined benefit retirement plans was due primarily to the use of a lower discount rate to calculate the present value compared to 2009. They did not receive any enhanced benefit under their defined benefit retirement plans in 2010.

(6)	Reflects the following:

•

company matching contributions under the 401(k) Plan of $8,250 for each of Messrs. Lant, Capone, DeVirgilio and Laurito, and $21,136 for Mr. Groft. This column also reflects the reimbursement of Mr. Groft in the amount of $7,839 for premiums paid on a life insurance policy, plus $8,225 for the related taxes;

	•	accrued vacation pay that was owed to Mr. DeVirgilio in connection with his retirement of $11,763;

	•	financial planning services of $1,677 for Mr. Capone, $1,520 for Mr. DeVirgilio and $830 for Mr. Laurito; and

	•	a car allowance of $8,848 for Mr. Laurito, plus $4,306 of costs related to his relocation, and a car allowance of $2,710 for Mr. Groft.

2010 Grants of Plan-Based Awards

          The following table sets forth information for each Named Executive Officer regarding estimated payouts of the (i) short-term incentive opportunities established during 2010 and (ii) performance shares and restricted shares granted under the Long-Term Equity Incentive Plan during 2010.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Steven V. Lant	2/8/2010	165,000	330,000	528,000	481	14,590	21,885		563,466
Christopher M. Capone	2/8/2010	75,375	150,750	248,738	186	5,650	8,475		218,203
	2/10/2010							2,200	85,558
Joseph J. DeVirgilio, Jr.	2/8/2010	62,550	125,100	206,415	133	4,020	6,030		155,252
	2/10/2010							1,500	58,335
James P. Laurito	2/8/2010	92,500	185,000	314,500	177	5,350	8,025		206,617
W. Randolph Groft	2/8/2010	62,500	125,000	212,500	119	3,620	5,430		139,804
	2/10/2010							2,200	85,558

(1)

This column provides information about the short-term incentive opportunities established during 2010 for the Named Executive Officers. The information included in the “Threshold”, “Target”, and “Maximum” columns reflects the range of potential payouts when the performance goals were established by the Compensation Committee and the Board of Directors. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the short-term incentive award earned by our Named Executive Officers for 2010. For a brief description of the short-term incentive program, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement, which begins on page 23.

(2)

This column provides information about the performance shares granted under the Long-Term Equity Incentive Plan during 2010 to the Named Executive Officers. The information included in the “Threshold,” “Target,” and “Maximum” columns reflects the range of potential payouts under the performance shares when the performance goals were established by the Compensation Committee. The threshold equals 3.3% of the target award and the maximum equals 150% of the target award. The actual payout will depend on the extent to which we achieve the applicable performance goals during the performance period commencing January 1, 2010 and ending December 31, 2012. Payment of the performance shares that are earned will be made in the form of shares of the Corporation’s Common Stock in 2013. An executive’s right to receive the performance shares will be forfeited if he terminates employment with us for any reason (other than death or retirement) prior to payment of the performance shares. However, if an executive retires or dies during the performance period, the Board of Directors (or appropriate committee thereof) generally would determine the extent to which the applicable performance goals had been achieved during the full fiscal quarters completed during the performance period, and the resulting award would be prorated based on the number of days the executive had been employed during the performance period. Upon a “change in control,” the Board of Directors (or appropriate committee thereof) would determine the extent to which the applicable performance goals have been achieved through the full fiscal quarters completed prior to that date and the resulting award would be paid without pro-ration. The executives have no right to dividends and no right to vote the performance shares until they are paid. For additional information about the performance shares, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement, which begins on page 23.

(3)

Reflects the number of restricted shares granted to Messrs. Capone and Groft, respectively, in 2010 and the stock bonus granted to Mr. DeVirgilio in 2010. The restricted shares granted to Messrs. Capone and Groft generally vest on the third anniversary of the grant date; however, vesting accelerates upon the earlier of the executive’s death or disability, or in the event of a change in control. The executives have full voting and dividend rights with respect to the restricted shares.

(4)

Reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each performance share, restricted share or stock bonus award. See Note 11 of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions made in valuing these awards.

2010 Outstanding Equity Awards at Fiscal Year-End

          The following table sets forth information for each Named Executive Officer with respect to (i) each option to purchase shares of the Corporation’s Common Stock that had not been exercised and remained outstanding as of December 31, 2010 and (ii) each award of performance shares and restricted shares or restricted stock units that had not vested and remained outstanding as of December 31, 2010.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)

Steven V. Lant	4,400	0	48.62	1/1/13	0	0	50,915	2,489,234
Christopher M. Capone	0	0	0	N/A	2,200	107,558	18,150	887,354
Joseph J. DeVirgilio, Jr.	0	0	0	N/A	0	0	14,355	701,816
James P. Laurito	0	0	0	N/A	14,613	714,420	8,025	392,342
W. Randolph Groft	800	0	48.62	1/1/13	5,348	261,464	9,240	451,744

(1)	Reflects the number of shares underlying outstanding stock options that have vested as of December 31, 2010.

(2)	Reflects the exercise price for each stock option reported in the table. The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(3)

Reflects the number of restricted shares and restricted stock units held by Messrs. Laurito, Capone, and Groft. The 2,200 restricted shares held by Messrs. Capone and Groft generally vest on February 10, 2013. The 3,148 restricted shares held by Mr. Groft vested on January 2, 2011. The restricted stock units held by Mr. Laurito generally vest in three equal annual installments commencing on November 1, 2014.

(4)

Reflects the product of (i) the number of outstanding restricted shares or restricted stock units, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

(5)

Reflects the aggregate number of performance shares outstanding as of December 31, 2010, assuming performance at the “target” level for the 2008–2010 performance cycles and at the “superior” level for the 2009–2011 and 2010–2012 performance cycles. The performance shares vest based on the extent to which we achieve the applicable performance goals as of the end of the applicable performance period. Please note that the performance shares for the 2008–2010 performance cycle are included in this column. The vesting of the performance shares for that performance cycle depends on our performance relative to companies in our performance peer group during the period commencing January 1, 2008 and ending December 31, 2010. As of the date of this Proxy Statement, the financial information for all the companies in the performance peer group was not yet available and, therefore, we were not able to determine the payout level.

(6)	Reflects the product of (i) the aggregate number of outstanding performance shares, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

2010 Option Exercises and Stock Vested

          The following table sets forth information for each Named Executive Officer with respect to the exercise of stock options in 2010 and the payment of performance shares for the 2007–2009 performance cycle.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)

Steven V. Lant	2,600	4,706	7,075	280,878
Christopher M. Capone	0	0	2,024	80,353
Joseph J. DeVirgilio, Jr.	800	488	3,583	141,030
James P. Laurito	0	0	0	0
W. Randolph Groft	0	0	1,170	46,449

(1)

Reflects the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of (x) the closing price per share of CH Energy Group’s Common Stock on the date of exercise over (y) the per share exercise price of the stock option.

(2)

Reflects the performance shares awarded in 2007 to Messrs. Lant, Capone, Groft, and DeVirgilio that were paid in 2010. Mr. Groft was the only executive to defer receipt of the shares. The relevant financial information for all the companies in the Edison Electric Institute Index for the 2007–2009 performance cycle was not available until May 2010. Because the payout of the awards did not occur until May, the Committee provided that, at the time the performance shares were paid, each executive would receive additional shares with a value equal to dividends that the executives would have received on the earned performance shares had they instead been paid on January 1, 2010. Also reflects the stock bonus granted to Mr. DeVirgilio in 2010.

(3)	Reflects the product of (i) the number of shares acquired on vesting, multiplied by (ii) the closing price of those shares upon acquisition.

2010 Pension Benefits

          The following table sets forth information regarding the pension benefits, if any, of our Named Executive Officers.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)

Steven V. Lant	Retirement Income Plan	29 yrs. 2 mos.	1,548,600	0
	Supplemental Executive Retirement Plan	29 yrs. 2 mos.	3,311,500	0
	Retirement Benefit Restoration Plan	29 yrs. 2 mos.	455,700	0

Christopher M. Capone	Retirement Income Plan	8 yrs. 8 mos.	356,400	0
	Supplemental Executive Retirement Plan	8 yrs. 8 mos.	305,100	0
	Retirement Benefit Restoration Plan	8 yrs. 8 mos.	2,300	0

Joseph J. DeVirgilio, Jr.	Retirement Income Plan	36 yrs. 6 mos.	1,851,100	0
	Supplemental Executive Retirement Plan	36 yrs. 6 mos.	1,182,800	0
	Retirement Benefit Restoration Plan	36 yrs. 6 mos.	28,100	0

James P. Laurito (3)	Retirement Income Plan	N/A	N/A	N/A
	Supplemental Executive Retirement Plan	N/A	N/A	N/A
	Retirement Benefit Restoration Plan	N/A	N/A	N/A

W. Randolph Groft (3)	Retirement Income Plan	N/A	N/A	N/A
	Supplemental Executive Retirement Plan	N/A	N/A	N/A
	Retirement Benefit Restoration Plan	N/A	N/A	N/A

(1)	The formal name of each plan is as follows:

•	Retirement Income Plan of Central Hudson Gas & Electric Corporation (the “RIP”)

•	CH Energy Group, Inc. Supplemental Executive Retirement Plan (the “SERP”)

•	Central Hudson Retirement Benefit Restoration Plan (the “RBRP”)

(2)

The present value of accumulated benefits was prepared based on the same assumptions used in the Consolidated Financial Statements contained in the Annual Report, including (i) a 5.3% discount rate for the RIP and a 5.2% discount rate for the SERP and RBRP, (ii) the Retirement Plan 2000 Combined Table Projected to 2017, no collar adjustment, and (iii) a retirement age of 61 under the SERP and a retirement age of 55 under the RIP and the RBRP.

(3)

These defined benefit retirement plans are closed, meaning that new hires are not eligible to participate. Therefore, Mr. Laurito does not participate in these plans. Mr. Groft does not participate in CH Energy Group’s defined benefit pension program because he is an employee at Griffith, which historically has not provided defined benefit retirement plans to its executives.

Description of Defined Benefit Retirement Plans

          The retirement program is designed to provide each Named Executive Officer, other than Messrs. Laurito and Groft, with a retirement benefit equal to 57% of his applicable final average pay (as defined below) at age 61 with 30 years of service. The program consists primarily of the RIP and the SERP. Benefit accruals under prior non-qualified plans have been frozen. A more detailed description of each of the defined benefit plans that comprise CH Energy Group’s retirement program follows.

          Retirement Income Plan. The RIP is a tax-qualified defined benefit plan and generally covers all employees of Central Hudson hired prior to January 1, 2008. Each Named Executive Officer, other than Messrs. Laurito and Groft, is a RIP participant and eligible for a RIP benefit. The RIP benefit is based on a “service” formula and an “account” formula.

          Service formula. Each Named Executive Officer, other than Messrs. Laurito and Groft, is entitled to receive benefits under the RIP based on a service formula, which equals the sum of the following two benefits:

•

The regular service benefit equals the sum of the benefit earned each year after October 1, 2003, based on 2% of “annual compensation” for each year of benefit service beginning before age 50 and 2.5% for each such year beginning after age 50. The term “annual compensation” means base salary at October 1, plus, for periods after 2004, short-term incentives in the prior 12 months.

•

The supplementary past service benefit equals a participant’s years of benefit service at October 1, 2003 multiplied by the sum of 1.45% of “average earnings” up to $37,500 and 1.75% of average earnings in excess of $37,500. If larger, a participant will receive the prior regular service benefit at September 30, 2003. The term “average earnings” means the average of 100% of base salary at October 1, 2001 and 2002 and 50% of base salary at October 1, 2000 and 2003.

          However, the sum of the two benefits described above may not exceed the maximum service benefit, which equals the product of (i) 57% of a participant’s highest consecutive three-year average of base salary and short-term incentive during the ten-year period that precedes the participant’s termination of employment, multiplied by (ii) a fraction, the numerator of which is the participant’s years of benefit service (not to exceed 30) and the denominator of which is 30. The benefit is reduced by 0.333% for each full month the benefit begins before age 61.

          The service formula benefit is payable as a monthly life annuity following normal retirement at age 65. The monthly benefit (unreduced for early commencement) is also payable following early retirement at or after age 55 with at least 10 years of service. Participants who retire on or after attaining age 58 receive a supplemental Social Security retirement benefit that commences on the later of the participant’s retirement date or age 59. This supplemental retirement benefit ceases once the participant has attained Social Security retirement age (or after twenty-four monthly payments, if earlier). The supplemental benefit is equal to 80% of the estimated value of the participant’s primary monthly Social Security benefit. Mr. DeVirgilio has satisfied the eligibility requirements for early retirement and to receive the supplemental Social Security retirement benefit. The service formula benefit may also be paid in certain joint and survivor annuity forms that provide a reduced monthly amount for the participant’s life and, following the participant’s death, payment for a named beneficiary’s life. The RIP generally provides pre-retirement death benefits to a participant’s surviving spouse.

          Account formula. Each of Mr. Lant and Mr. DeVirgilio also has a hypothetical account balance under the RIP that is credited with the aggregate of the following amounts:

•	For participants on January 1, 1987, 10% of the participant’s base salary on that date.

•	For participants on September 30, 1991, 5% of the participant’s base salary on that date.

•	For participants on September 30, 1997, 5% of the participant’s base salary on that date.

•	For participants on September 30, 1999, 5% of the participant’s base salary on that date.

•	Annual interest, generally based on the yield for 30-year Treasury Bonds.

          Following termination of employment, a participant may receive the hypothetical account balance as a lump sum. Certain annuity forms of payment, which are the actuarial equivalent of the account balance, are also available. If the participant dies before payment begins, the account balance is payable in a lump sum to the participant’s beneficiary (or, if the beneficiary is the participant’s spouse, as a lump sum or an annuity).

          Supplemental Executive Retirement Plan. Each of our Named Executive Officers, other than Messrs. Laurito and Groft, participates in the SERP. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. A participant’s SERP benefit becomes vested if, while employed by CH Energy Group or its affiliates, he or she attains the normal retirement age of 61 or his or her early retirement date of age 55 with 10 years or more of vesting service, or a change in control occurs. A participant will forfeit his or her SERP benefit (whether or not vested at the time) if his or her employment with CH Energy Group is terminated for “cause.”

          The SERP retirement benefit of a participant equals the excess, if any, of the (i) participant’s normal retirement benefit or early retirement benefit described below, over (ii) the actuarial equivalent of the participant’s cumulative benefits under the RIP (excluding the account benefit component) and RBRP (excluding the account benefit component), each calculated as though paid in the form of a single life annuity as the normal retirement benefit becomes payable under the SERP.

•

Normal Retirement Benefit. If a participant terminates employment on or after the date he or she attains age 61, he or she will be entitled to a normal retirement benefit. The annualized normal retirement benefit is equal to (i) 57% of the participant’s highest consecutive three-year average of base salary and short-term incentive during the ten-year period that precedes the participant’s termination of employment, multiplied by (ii) a fraction, the numerator of which is the participant’s years of benefit service under the RIP (not to exceed 30) and the denominator of which is 30.

•

Early Retirement Benefit. Upon the participant’s vested termination of employment before the date he or she attains age 61, the participant will be entitled to an early retirement benefit equal to the normal retirement benefit (described above) reduced by 0.333% for each full month by which his or her benefit commencement date precedes the date the participant attains age 61. Only Mr. DeVirgilio has satisfied the age and service requirements to be eligible for this early retirement benefit.

          The SERP retirement benefit commences on the first day of the seventh month following the participant’s vested termination of employment and is paid monthly in the form of a life annuity elected by the participant, except that a participant who is vested solely as a result of a change in control shall commence receiving payment on the later of the first day of the seventh month following his or her termination of employment or age 55. The normal form of benefit under the SERP is a single life annuity for single participants and a joint and 100% survivor annuity for married participants. However, participants may select a single life annuity or a 30%, 40%, 50%, 75%, or 100% joint and survivor annuity (or other annuity permitted by CH Energy Group). If elected by the participant, upon the death of the participant’s spouse the surviving participant’s monthly annuity may be converted to the single life annuity the participant would have received, had he or she elected a single life annuity at retirement.

          A SERP benefit is also payable if a participant is vested in his or her benefit at the time of his or her death or disability. A participant’s compensation and years of additional benefit service provided under a change in control agreement between CH Energy Group and the participant will be used in calculating the participant’s SERP benefit if the participant’s vested termination occurs in connection with a change in control.

          For more information on the death, disability, and change in control benefits under the SERP, please refer to the applicable description under the heading “Potential Payments Upon Termination or Change in Control” on page 54 of this Proxy Statement.

          Central Hudson Retirement Benefit Restoration Plan. Each of our Named Executive Officers, other than Messrs. Laurito and Groft, participates in the RBRP. The RBRP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. As of December 31, 2005, the RBRP was terminated with respect to any participant who was not vested, closed to new participants, and frozen with respect to additional benefit accruals of vested participants. The RBRP provides a benefit in excess of the Internal Revenue Service (“IRS”) compensation and benefit limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code, respectively, with respect to the service benefit component of the RIP and the account benefit component of the RIP. The pension benefit under the RBRP is calculated as the excess, if any, of (x) the participant’s RIP benefit as of December 31, 2005, without regard to the Section 401(a)(17) compensation limit ($210,000 for 2005) and without regard to the Section 415 benefit limitation ($170,000 for 2005) over (y) the participant’s actual RIP benefit as of December 31, 2005. Compensation and years of service under the RBRP have the same meanings provided under the RIP. Benefits generally become payable under the RBRP on the later of (i) the participant’s 55th birthday or (ii) the six-month anniversary of the participant’s termination of employment. Benefits are payable in the form of a life annuity or any other actuarially equivalent annuity form available under the SERP, as selected by the participant prior to the commencement date.

2010 Nonqualified Deferred Compensation

          The following table sets forth information regarding the nonqualified deferred compensation of our Named Executive Officers as of December 31, 2010.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)

Steven V. Lant	0	0	52,847	0	305,977
Christopher M. Capone	0	0	1,340	125,417	0
Joseph J. DeVirgilio, Jr.	0	0	2,739	0	39,712
James P. Laurito	29,600	0	3	0	29,603
W. Randolph Groft	47,003	0	54,261	0	299,472

(1)

Each Named Executive Officer is eligible to defer base salary, short-term incentive awards, and performance shares under the terms of the Directors and Executives Deferred Compensation Plan, described below. The “Executive Contributions in Last FY” column shows the aggregate deferrals for each Named Executive Officer during 2010. The 2010 base salary deferrals are included in the “Salary” column, and the 2010 short-term incentive deferrals are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

The aggregate balance as of December 31, 2010 for each Named Executive Officer includes prior deferrals of base salary, short-term incentives, and performance shares that were previously earned and reported as compensation on the Summary Compensation Table for prior years. For example, from 2000–2009, our Named Executive Officers deferred the following amounts under the Directors and Executives Deferred Compensation Plan that were previously reported as compensation in the Summary Compensation Table: (i) Mr. Lant: $290,287; (ii) Mr. Capone: $90,060; (iii) Mr. DeVirgilio: $291,885; (iv) Mr. Laurito: $0; and (v) Mr. Groft: $179,017. These amounts have since been adjusted, pursuant to the terms of the Directors and Executives Deferred Compensation Plan, for investment performance (e.g., earnings and losses), deferrals credited during 2010 and in-service distributions.

Description of Directors and Executives Deferred Compensation Plan

          The amounts reflected in the above table are maintained under the CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan, which is an unfunded, unsecured deferred compensation plan for Directors and a select group of highly compensated employees. Under the Directors and Executives Deferred Compensation Plan, our Named Executive Officers may elect to defer up to 50% of their base salary and up to 100% of their short-term incentive and performance shares on a pre-tax basis. Payments are made under the Directors and Executives Deferred Compensation Plan in cash at certain future dates specified by participants or upon his or her earlier termination of employment, death or disability. If a participant terminates employment on or after age 55, as a result of his or her long-term disability or in certain circumstances in connection with a “change in control” of CH Energy Group, then amounts credited to his or her account generally will be paid in a lump sum or in equal quarterly installments over a period of five, ten, or fifteen years as elected by the participant. Otherwise, amounts are payable in a single lump sum. CH Energy Group may accelerate payment in the event of a participant’s “financial hardship.” Moreover, a participant may elect to receive an immediate distribution of all or a portion of any amounts that were deferred and fully vested prior to January 1, 2005 (and related earnings), provided, however, that he or she will forfeit 10% of the amount of his or her account(s) that he or she has elected to receive. The deferred compensation is credited with earnings, gains, and losses in accordance with deemed investment elections made by participants from among various crediting options established by CH Energy Group from time to time. For 2010, the investment options tracked returns on CH Energy Group’s Common Stock and returns under publicly available and externally managed investment funds such as mutual funds. In general, participants are permitted to change their investment elections daily; but they may only change their investment elections with respect to CH Energy Group’s Common Stock during limited window periods authorized by CH Energy Group.

Potential Payments Upon Termination or Change in Control

          CH Energy Group has entered into agreements and maintains plans and arrangements that require CH Energy Group or its successors to pay or provide compensation and benefits to its Named Executive Officers in the event of certain terminations of employment or a change in control of CH Energy Group. The estimated amount of compensation and benefits payable or provided to each Named Executive Officer in each situation is summarized below. Because Mr. DeVirgilio retired as of December 31, 2010, we have only reported the target amounts that he will receive due to retirement.

          These estimates are based on the assumption that the various triggering events occur on December 31, 2010. We have noted below other material assumptions used in calculating the estimated compensation and benefits under each triggering event. The actual amounts that would be paid to a Named Executive Officer upon certain terminations of employment or upon a change in control can only be determined at the time the actual triggering event occurs.

          The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a Named Executive Officer has earned prior to the applicable triggering event, such as equity awards or other incentives that have previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs. As a result, it does not provide information on the payout of the performance shares for the 2008–2010 performance cycle and the 2010 short-term incentive, as both of these awards were earned as of December 31, 2010 in accordance with their terms, regardless of whether the executive terminated employment or a change in control occurred. In this regard, please refer to the “2010 Outstanding Equity Awards at Fiscal Year-End” table for a complete summary of each Named Executive Officer’s vested equity awards and the “2010 Pension Benefits” table for a complete summary of each Named Executive Officer’s retirement benefit.

Voluntary Termination or Involuntary Termination For Cause

          CH Energy Group does not maintain any plans or arrangements that would provide benefits to our Named Executive Officers solely as a result of a voluntary termination (other than upon “retirement” as described below) or an involuntary termination for cause.

Involuntary Termination without Cause or for Good Reason

          Pursuant to its corporate policy, CH Energy Group would have provided each Named Executive Officer with outplacement services from a recognized outplacement provider with a value not to exceed $30,000 in the event of the executive’s involuntary termination without “cause” on December 31, 2010.

Retirement or Death

•

Performance Shares. Except as otherwise provided below, a Named Executive Officer would forfeit his right to all outstanding performance shares, if any, for the 2010–2012 and the 2009–2011 performance cycles if his employment terminated during the applicable performance period. However, if the executive had retired or died during a performance period, then the Board of Directors (or appropriate committee thereof) would have determined the extent to which the applicable performance goals had been achieved during the full fiscal quarters completed during the performance period, and the resulting award would have been prorated based on the number of days the executive had been employed during the performance period. Such amounts would have been paid in a single lump sum in the form of shares of the Corporation’s Common Stock. For this purpose, the term “retirement” means termination of employment either (i) at or after age 65 or (ii) at or after age 55 with at least 10 years of service pursuant to the early retirement provisions of the RIP. Only Mr. DeVirgilio satisfied this definition of “retirement” on December 31, 2010.

•

Restricted Shares and Restricted Stock Units. Upon death, all restricted shares and restricted stock units held by each of Messrs. Capone, Laurito, and Groft would have become fully vested. However, vesting does not accelerate upon retirement.

          Based on the above, CH Energy Group would have provided each Named Executive Officer or the executive’s beneficiary with the following estimated payments, in a lump sum, if on December 31, 2010, the executive had “retired” from or died while employed with CH Energy Group or its affiliates.

	Performance Shares

Executive	2009–2011 Performance Period (1)	2010–2012 Performance Period (2)	Restricted Shares/Units (3)	Total

Steven V. Lant	$361,786	$237,768	0	$599,554
Christopher M. Capone	$124,181	$92,076	$107,558	$323,815
Joseph J. DeVirgilio, Jr. (4)	$111,795	$65,513	0	$177,308
James P. Laurito	0	$87,187	$714,420	$801,607
W. Randolph Groft	$82,787	$58,994	$261,464	$403,245

(1)

The value of the performance shares for the 2009–2011 performance period equals the product of (i) the number of performance shares earned assuming a payout of 100% of target, prorated based on the performance of services during 2/3 of the performance period, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

(2)

The value of the performance shares for the 2010–2012 performance period equals the product of (i) the number of performance shares earned assuming a payout of 100% of target, prorated based on the performance of services during 1/3 of the performance period, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

(3)

Unlike the performance shares described above, the restricted shares and restricted stock units held by Messrs. Capone, Laurito, and Groft become fully vested on death but not upon retirement. The value of the restricted shares and the restricted stock units equals the product of (i) the number of unvested restricted shares or restricted stock units outstanding as of the end of the year, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

(4)

Mr. DeVirgilio retired as of December 31, 2010. The amounts reported for Mr. DeVirgilio assume that the performance shares are paid at “target” performance. We will not know the actual payout level for the performance shares until all of the companies in the applicable performance peer group report their results for 2010.

Disability

•

SERP. Only Messrs. Lant, Capone, and DeVirgilio participate in the SERP. As described below, an eligible executive’s termination of employment due to “disability” (as defined below) can result in enhanced benefits under the SERP. Specifically, if an eligible executive who was vested under the SERP had become disabled (within the meaning of our long-term disability plan) on December 31, 2010, then his benefit would have been calculated as if he had received additional years of benefit service (up to 5), consistent with the disability crediting rules under the RIP. For additional information about the SERP, please refer to the “2010 Pension Benefits” section of this Proxy Statement on page 50.

•

Restricted Shares and Restricted Stock Units. Upon the executive’s disability, all outstanding restricted shares and restricted stock units held by Messrs. Capone, Laurito, and Groft would have become fully vested.

          Based on the above, CH Energy Group would have provided each of the Named Executive Officers listed below with the following estimated payments or benefits if the executive had become “disabled” on December 31, 2010.

Executive	Additional Service Credit Under the SERP (1)	Restricted Shares/Units (2)	Total

Steven V. Lant	0	0	0
Christopher M. Capone	0	$107,558	$107,558
James P. Laurito	0	$714,420	$714,420
W. Randolph Groft	0	$261,464	$261,464

(1)

The value of the additional service credit under the SERP equals the excess, if any, of (i) the present value of the individual’s vested SERP benefit as of December 31, 2010, calculated as if he remained employed for an additional 5 years, over (ii) the present value of the individual’s vested SERP benefit as of December 31, 2010. The present value was determined based on a 5.2% discount rate and the Retirement Plan 2000 Combined Table Projected to 2017, no collar adjustment, and assuming that no additional service is credited past age 60. For additional information about the SERP, please refer to the “2010 Pension Benefits” section of this Proxy Statement on page 50.

(2)

The value of the restricted shares and the restricted stock units held by Messrs. Capone, Laurito, and Groft, respectively, equals the product of (i) the number of restricted shares or restricted stock units outstanding, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

Change in Control

          As described below, each Named Executive Officer would be entitled to accelerated vesting of outstanding performance shares and restricted shares or restricted stock units, along with accelerated vesting of his SERP benefit, if any, in the event of a “change in control” (as defined under the heading “Qualifying Termination Following Change in Control” immediately below).

•

Performance Shares. Upon a change in control, the Board of Directors (or appropriate committee thereof) is required to determine the extent to which the applicable performance goals have been achieved through the full fiscal quarters completed prior to that date, and the resulting award is required to be paid to the executives without pro-ration. Such amounts would be paid in a single lump sum in the form of either shares or cash.

•

Restricted Shares and Restricted Stock Units. Upon a change in control, all outstanding restricted shares and restricted stock units held by Messrs. Capone, Laurito, and Groft would become fully vested.

•

Enhanced SERP Benefit. Upon a change in control, each of Messrs. Lant and Capone would be fully vested in his benefit under the SERP. Payment of the SERP benefit will commence upon the later of his or her termination of employment or attainment of age 55. For additional information about the SERP, please refer to the “2010 Pension Benefits” section of this Proxy Statement on page 50.

          Based on the above, each of the Named Executive Officers listed below would have been entitled to the following estimated payments and benefits from CH Energy Group or its successor in the event that a “change in control” occurred on December 31, 2010.

	Performance Shares

Executive	2009-2011 Performance Period (1)	2010-2012 Performance Period (2)	Restricted Shares/Units (3)	Accelerated Vesting of SERP Benefit (4)	Total

Steven V. Lant	$542,679	$713,305	0	$3,365,500	$4,621,484
Christopher M. Capone	$186,271	$276,229	$107,558	$266,000	$836,058
James P. Laurito	0	$261,562	$714,420	0	$975,982
W. Randolph Groft (5)	$124,181	$176,982	$261,464	0	$562,627

(1)

The value of the performance shares for the 2009–2011 performance period equals the product of (i) the number of performance shares earned assuming a payout of 100% of target, without pro-ration, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

(2)

The value of the performance shares for the 2010–2012 performance period equals the product of (i) the number of performance shares earned assuming a payout of 100% of target, without pro-ration, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

(3)

The value of the restricted shares and restricted stock units held by Messrs. Capone, Laurito, and Groft equals the product of (i) the number of restricted shares or restricted stock units outstanding as of the end of the year, multiplied by (ii) $48.89, which was the closing price of CH Energy Group’s Common Stock on December 31, 2010.

(4)

The value of the accelerated vesting of the SERP benefit equals the excess, if any, of (i) the present value of the individual’s SERP benefit as of December 31, 2010 (whether or not vested), over (ii) the present value of the individual’s vested SERP benefit as of December 31, 2010. The present value was determined based on a 5.2% discount rate and the Retirement Plan 2000 Combined Table Projected to 2017, with no collar adjustment. For additional information about the SERP, please refer to the “2010 Pension Benefits” section of this Proxy Statement on page 50.

(5)	Mr. Groft’s restricted shares would also vest upon a sale of Griffith.

Qualifying Termination Following Change in Control

          CH Energy Group has a change in control agreement (“Change in Control Agreement”) with certain of its executive officers, including its Named Executive Officers. The Change in Control Agreements generally become effective only upon a change in control of CH Energy Group (as defined below), or if an executive is terminated in anticipation of a change in control, and provide certain benefits and protections to the covered executives during the three-year period (a two-year period for Mr. Groft) following a change in control. For example, the Change in Control Agreements generally provide that an executive’s terms and conditions of employment (including position, location, base salary, short-term incentive, and ben-

efits) would not be adversely changed during the three-year period (a two-year period for Mr. Groft) following a change in control. Moreover, the Change in Control Agreements provide that the executive would be entitled to certain severance benefits if, during the three-year period (a two-year period for Mr. Groft) following a change in control, the executive’s employment were terminated without “cause” or the executive terminated his employment for “good reason.” In general, the executive would be entitled to receive:

•	A prorated short-term incentive based on the average of the executive’s last three pre-change in control short-term incentives (“Average Annual Incentive”), paid in a lump sum.

•	An amount equal to three times (or two times from Mr. Groft) the sum of the executive’s base salary and Average Annual Incentive, payable in 12 equal monthly installments.

•	Outplacement services from a recognized outplacement provider, with a value not to exceed $30,000.

•

Continued welfare benefits (including health care benefits) for a period of three years (a two-year period for Mr. Groft) following termination, subject to mitigation upon receiving similar benefits from another employer.

•

For each of Messrs. Lant and Laurito only, a “conditional gross-up” for excise and related taxes in the event the severance compensation and other payments or distributions to him, whether pursuant to the change in control agreement, performance share or otherwise would constitute “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code. The tax gross-up will be provided if the aggregate parachute value of all severance and other change in control payments exceeds 110% of the maximum amount that may be paid under Section 280G of the Internal Revenue Code without imposition of an excise tax. If the parachute value of the payments does not exceed the 110% threshold, the executive’s payments will be reduced to the extent necessary to avoid imposition of the excise tax on “excess parachute payments.” In contrast, the other Named Executive Officers (i.e., Messrs. Capone, DeVirgilio, and Groft) would be responsible for paying the applicable excise taxes under Section 280G imposed on any payments under the Change in Control Agreement, employment agreement or otherwise, but any payments subject to the excise tax would be reduced if such reduction provides a larger after-tax benefit than if the excise tax applied.

•

Reimbursement for all legal fees and expenses reasonably incurred in asserting his rights under the Agreements, regardless of the outcome of the dispute (unless a tribunal determines that the executive’s position was frivolous or maintained in bad faith). For purposes of the above calculations, we have assumed that the executive will not incur legal fees to enforce his rights under the Change in Control Agreement.

Definitions. For purposes of the Change in Control Agreement, the following words have the meanings set forth below.

•

Change in control. A change in control generally means any of the following: (i) an acquisition of 20% or more of CH Energy Group’s Common Stock; (ii) a change in the membership of our Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a business combination in which any one of the following is true: our former shareholders do not hold at least 60% of the combined enterprise; there is a 20%-or-more shareholder of the combined enterprise (other than as a result of conversion of the shareholder’s pre-combination interest in CH Energy Group); or the members of our Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) shareholder approval of a complete liquidation.

•

Cause. The term “cause” generally means: (i) the willful and continued failure of the executive to perform his or her duties; (ii) the willful engaging by the executive in illegal conduct or gross misconduct; (iii) the repeated use of alcohol by the executive that materially interferes with his or her duties, use of illegal drugs by the executive, or a violation of our drug or alcohol policies; (iv) a conviction, guilty plea, or plea of nolo contendere of the executive for any crime involving moral turpitude or for any felony; (v) a breach by the executive of his or her fiduciary duties of loyalty or care or a material violation of the Code of Business Conduct and Ethics, or similar policies; or (vi) the breach by the executive of the confidentiality provision of the applicable agreement.

•

Good Reason. The term “good reason” generally means: (i) any material reduction in the executive’s authority, duties, or responsibilities; (ii) any failure by CH Energy Group to maintain the executive’s base salary, short-term incentive, and benefits levels; (iii) any required relocation of the executive’s office of 50 miles or more; (iv) any purported termination of the executive’s employment otherwise than as expressly permitted by the applicable agreement; or (v) any failure by CH Energy Group to require a successor to assume the applicable agreement.

          Enhanced SERP Benefit. If a Named Executive Officer were entitled to benefits under his or her Change in Control Agreement following a change in control, then his or her SERP benefit, if any, would be calculated as if he or she had remained employed for a three-year period following the change in control. Payment of the additional SERP benefit would commence upon the later of the executive’s termination of employment or attainment of age 55. Only Messrs. Lant and Capone are eligible for a SERP benefit. For additional information about the SERP, please refer to the “2010 Pension Benefits” section of this Proxy Statement on page 50.

          Non-Solicitation and Non-Competition Provisions. As a condition to each executive’s entitlement to receive severance benefits under the Change in Control Agreement, each Named Executive Officer must not solicit employees of CH Energy Group and its successor for a one-year period following termination of employment and must comply with a confidentiality restriction. The acquiring or successor entity generally retains the right to suspend certain payments and pursue judicial remedies in the event that an executive breaches any of his confidentiality, non-solicitation or similar obligations. Moreover, a terminated executive is required to sign a release of all claims against CH Energy Group, the acquiring or successor entity and any of their officers, directors, employees, or shareholders prior to receiving severance benefits under the Change in Control Agreements.

          Based on the above, each of the Named Executive Officers listed below would have been entitled to the following estimated payments and benefits from CH Energy Group or its successor if a “change in control” occurred on December 31, 2010, and the executive’s employment was terminated without “cause” or the executive terminated his or her employment for “good reason” immediately following such change in control. These benefits would be in addition to the payments and benefits described in the change in control table immediately above.

Name	Cash Severance (1)	Outplacement Services	Continued Healthcare Benefits (2)	Continued Welfare Benefits (other than healthcare) (3)	Enhanced Retirement Benefit (4)	Section 280G Gross-Up (5)(6)	Total

Steven V. Lant	$2,703,536	$30,000	$49,600	$7,806	$685,900	$2,348,669	$5,825,511
Christopher M. Capone	$1,428,990	$30,000	$41,200	$4,743	$404,900	0	$1,909,833
James P. Laurito	$1,665,000	$30,000	$49,600	$5,668	0	$1,085,022	$2,835,290
W. Randolph Groft (7)	$777,507	$30,000	$28,400	$33,759	0	0	$869,666

(1)

Assumes termination of employment on December 31, 2010, at which time the short-term incentive for 2010 was earned in accordance with its terms. Therefore, cash severance does not include any prorated Average Annual Incentive for 2010.

(2)

The present value of the continued healthcare benefits is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation – Retirement Benefits. The values assume continued healthcare coverage for the individual and his spouse for the three-year continuation period (a two-year period for Mr. Groft). See Note 11 of the Consolidated Financial Statements contained in the Annual Report for an explanation of the assumptions made in valuing of the continued health care benefits.

(3)

Represents the premiums for continued group life insurance in excess of $50,000 during the three-year continuation period. For Mr. Groft, the amount also includes the present value of continued premium payments for two years with respect to his individual life insurance policy.

(4)

The value of the enhanced retirement benefit for each of Messrs. Lant and Capone equals the present value of the increase in the individual’s SERP benefit as of December 31, 2010, calculated as if he had remained employed for an additional three-year period following termination. The present value was determined based on a 5.2% discount rate and the Retirement Plan 2000 Combined Table Projected to 2017, with no collar adjustment. For additional information about the SERP, please refer to the “2010 Pension Benefits” section of this Proxy Statement on page 50.

(5)

Section 280G of the Internal Revenue Code applies if there is a change in control of CH Energy Group, compensation is paid to a Named Executive Officer as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2005–2009 if the change in control occurs in 2010). If Section 280G applies, then the Named Executive Officer is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, CH Energy Group is denied a federal income tax deduction for the excess parachute payments. The amounts in the Section 280G Gross-Up column reflects a tax gross-up for the excise and related taxes, as required under the terms of the Change in Control Agreement for each of Messrs. Lant and Laurito described above. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state, and local income and employment tax rate of 43.45%, (ii) discount rates of 0.38% and 1.83%, (iii) a closing price of CH Energy Group’s Common Stock on December 31, 2010 of $48.89 per share, and (iv) no amounts were allocated to the non-solicitation or non-competition covenants contained in the employment agreements. Neither Messrs. Capone, DeVirgilio, nor Groft is eligible to receive this tax gross-up.

(6)

On February 10, 2010, the Board of Directors, acting in accordance with the recommendation of the Compensation Committee, determined that CH Energy Group will not enter into any new or materially amended agreements with executive officers that include excise tax gross-up provisions.

(7)	Mr. Groft also would be entitled to these benefits in the event he incurred a qualified termination in connection with a sale of Griffith.

Director Compensation

          CH Energy Group’s Director compensation program is designed to enhance our ability to attract and retain highly qualified Directors and to align their interests with the long-term interests of our shareholders. The program consists of both a cash component, designed to compensate independent Directors for their service on the Board and its Committees, and an equity component, designed to align the interests of independent Directors and shareholders. Mr. Lant receives no compensation for his service on the Board.

          Cash Compensation. The basic annual cash retainer paid to independent Directors in 2010 was $60,000. The cash retainer is paid quarterly in advance in four equal installments to each person serving as an independent Director at the time when the particular quarterly payment is made. Independent Directors who serve as a Committee Chair or as the Lead Independent Director of the Board receive an additional annual retainer. The positions carrying the payment of an additional retainer and the annual amount of such additional annual retainer during 2010 were as follows: Lead Independent Director ($7,500); Chair of the Audit Committee ($10,000); Chair of the Governance and Nominating Committee ($7,500); Chair of the Compensation Committee ($7,500); and Chair of the Strategy and Finance Committee ($7,500). These additional retainers are generally paid quarterly, in advance, and are prorated based on the period of service of a Director during the year in any of those positions.

          Equity Compensation. During 2010, the equity component of annual compensation for each independent Director was fixed at a number of phantom shares of the Corporation’s Common Stock having an aggregate value approximately equal to $65,000. Except as provided below, the phantom shares were credited to each Director’s account under the Directors and Executives Deferred Compensation Plan in four equal installments to the account of each person serving as an independent Director at the time when the particular quarterly installment was credited. Except as provided below, the program generally requires this credit to remain invested in phantom shares until the termination of the Director’s service on the Board and to be paid only in cash after termination of Board service.

          Under the Director stock ownership guidelines, each Director is required to accumulate within 5 years, and to hold during his or her service on the Board, at least 6,000 shares of the Corporation’s Common Stock. If a Director satisfies the then-applicable stock ownership guidelines, he or she generally will no longer receive future credits of phantom shares to his or her stock account. Instead, the value of any future credits of phantom shares will be paid to the Director in cash or deferred under the Directors and Executives Deferred Compensation Plan at the election of the Director. If deferred, the amounts may be invested by the Director in any investment option available under the plan.

          Directors and Executives Deferred Compensation Plan. An independent Director also may elect to defer payment of all or part of the cash compensation received as a Director under CH Energy Group’s Directors and Executives Deferred Compensation Plan. If the Director so elects, any deferred cash compensation may be credited to a bookkeeping account of phantom shares, the value of which is tied to the value of the Corporation’s Common Stock, or to other investment options provided under the Directors and Executives Deferred Compensation Plan from time to time. Compensation deferred in accordance with the Directors and Executives Deferred Compensation Plan is paid to a Director (adjusted to reflect investment earnings and losses) at the time the Director ceases being a member of the Board of Directors, either in a lump sum or over a period of time depending on the circumstances of cessation and/or distribution elections. Directors may elect each year whether to receive that year’s deferrals in a lump sum or in quarterly installments over a period of either five, ten, or fifteen years if they retire or become disabled within 24 months after a change in control.

          The following table sets forth information regarding compensation for the year ended December 31, 2010 for the Directors other than Mr. Lant.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($) (3)

Margarita K. Dilley	135,000	0	135,000
Steven M. Fetter	134,911	0	134,911
Stanley J. Grubel	132,500	0	132,500
Manuel J. Iraola	125,000	0	125,000
E. Michel Kruse	132,500	0	132,500
Jeffrey D. Tranen	130,089	0	130,089
Edward T. Tokar	60,000	65,335	125,335
Ernest R. Verebelyi	76,250	47,895	124,145

(1)

Reflects the cash annual retainer, as well as Lead Independent Director and committee chair fees, paid to the independent Directors for service on the Board. Independent Directors receive no other cash compensation for service on the Board.

(2)

Reflects the aggregate grant date fair value of the phantom shares credited to each Director’s account under the Directors and Executives Deferred Compensation Plan. The phantom shares were fully vested and were credited in equal quarterly installments to the account of each person serving as an independent Director at the time when the particular quarterly installment was credited. The dollar amount reported in this Stock Awards column was determined under FASB ASC Topic 718 and equals the product of (i) the number of phantom shares credited to each Director’s account each quarter, multiplied by (ii) the closing price of CH Energy Group’s Common Stock at the time of the credit. For more information about these phantom shares credits, please refer to the narrative description of the Director compensation program that precedes this table.

(3)

CH Energy Group did not grant any stock options to Directors in 2010. The outstanding stock options, which were granted on January 1, 2003, and have an exercise price per share of $48.62, are held by the following independent Directors in the following number of shares: Mr. Fetter (1,000); Mr. Grubel (1,000); and Mr. Kruse (1,000). The stock options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant. The stock options were fully vested on the date of grant.

PROPOSAL NO. 2 - TO APPROVE THE ADOPTION OF THE CORPORATION’S LONG-TERM
EQUITY INCENTIVE PLAN

Introduction

          The Board of Directors of CH Energy Group considers equity-based compensation an essential tool to attract, motivate, and retain our officers, key employees, and directors and to align their interests with the interests of our shareholders. Consistent with this view, on February 10, 2011, the Board of Directors unanimously adopted, subject to the approval of our shareholders at the annual meeting, the CH Energy Group, Inc. 2011 Long-Term Equity Incentive Plan (the “2011 Plan”). The 2011 Plan will maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate, and retain the caliber of employees and directors essential to our success.

          We currently grant equity awards under the CH Energy Group, Inc. Long-Term Equity Incentive Plan, as amended (the “Prior Plan”). If approved by our shareholders, the 2011 Plan will become effective and no further awards will be made under the Prior Plan. Awards granted under the Prior Plan before shareholder approval of the 2011 Plan will remain outstanding in accordance with their terms.

          Shareholders are asked to approve the 2011 Plan (i) to qualify certain compensation under the 2011 Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, (ii) to satisfy NYSE guidelines relating to equity compensation, and (iii) to qualify certain stock options authorized under the 2011 Plan for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

Plan Highlights

          The 2011 Plan authorizes the grant of equity-based and cash-based compensation to our key employees and non-employee Directors in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, other share-based awards, and cash-based awards. Some of the key features of the 2011 Plan are highlighted below and are more fully described under the heading “Summary of the Plan.”

•

The maximum number of shares that may be issued under the 2011 Plan is 400,000, plus the number of shares available to be granted under the Prior Plan on the date of shareholder approval of the 2011 Plan. As of December 31, 2010, 157,165 performance shares and restricted shares/units were outstanding (excluding reinvested dividends).

•

The 2011 Plan does not permit what has been labeled by some shareholder groups as “liberal share counting” when determining the number of shares that have been granted. Only awards that are cancelled, forfeited, or which are paid in cash can be added back to the share reserve.

•	The 2011 Plan is designed to allow awards made under the plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

•

Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals shall be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the performance goals are not satisfied.

•	The 2011 Plan prohibits the use of “discounted” stock options or stock appreciation rights.

•	The 2011 Plan prohibits the re-pricing of stock options and stock appreciation rights without shareholder approval.

•

The 2011 Plan contains a “double trigger” vesting provision for time-based equity awards. This means that time-based equity awards generally would vest in connection with a change in control only if the award holder’s employment is terminated without “cause,” or the award holder leaves for good reason, within a specified period of time after the transaction.

•

Any awards granted under the 2011 Plan shall be subject to forfeiture or repayment pursuant to the terms of our Compensation Recovery Policy, as amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or the NYSE.

Summary of the Plan

          The following is a summary of the 2011 Plan and is qualified in its entirety by reference to the full text of the 2011 Plan, which is attached as Appendix A to this Proxy Statement.

Plan Limits

          The maximum number of shares of the Corporation’s Common Stock that may be issued or transferred with respect to awards under the 2011 Plan is 400,000, plus the number of shares available to be granted under the Prior Plan on the date of shareholder approval of the 2011 Plan, which may include authorized but unissued shares, treasury shares, or a combination of the foregoing. Shares covering awards that terminate or are forfeited, or shares that are returned to the Corporation pursuant to a compensation recovery policy, will again be available for issuance under the 2011 Plan, and upon payment in cash of the benefit provided by any award granted under the 2011 Plan, any shares that were covered by that award will be available for issue or transfer under the 2011 Plan.

          Notwithstanding the foregoing, shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the 2011 Plan. In addition, if a stock appreciation right is exercised and settled in shares, all of the shares underlying the stock appreciation right will be counted against the 2011 Plan limit regardless of the number of shares used to settle the stock appreciation right.

          The 2011 Plan imposes various sub-limits on the number of shares of the Corporation’s Common Stock that may be issued or transferred under the 2011 Plan. In order to comply with the rules applicable to incentive stock options, the 2011 Plan provides that all of the shares available may be issued as incentive stock options. In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the 2011 Plan imposes the following additional individual sub-limits on awards intended to satisfy that exemption:

•	the maximum aggregate number of shares that may be subject to stock options or stock appreciation rights granted in any calendar year to any one participant will be 100,000 shares,

•

the maximum aggregate number of shares of restricted shares and shares subject to restricted share units and performance shares granted in any calendar year to any one participant will be 100,000 shares,

•

the maximum aggregate compensation that can be paid pursuant to other share-based awards or cash-based awards granted in any calendar year to any one participant will be $2,000,000 or a number of shares having an aggregate fair market value not in excess of such amount, and

•	the maximum dividend equivalents that may be paid in any calendar year to any one participant will be $150,000.

Administration

          Our Board may reserve to itself any or all of the authority and responsibility of the Compensation Committee under the 2011 Plan or may act as administrator of the 2011 Plan for any and all purposes. In addition, to the extent permitted by applicable laws, our Board or Compensation Committee may expressly delegate to one or more Directors or officers some or all of the Compensation Committee’s authority, within specified parameters, to administer the 2011 Plan.

          The 2011 Plan will be administered by our Compensation Committee or such other committee as our Board selects consisting of two or more Directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Internal Revenue Code, and an “independent director” under the NYSE rules. The Compensation Committee will have full and final authority in its discretion to take all actions determined to be necessary in the administration of the 2011 Plan.

Eligibility

          The 2011 Plan provides that awards may be granted to our employees (including employees of our subsidiaries) and non-employee Directors, except that incentive stock options may be granted only to employees. Approximately 8 non-employee Directors and approximately 20 employees would currently be eligible to participate in the 2011 Plan.

Duration and Modification

          The 2011 Plan will terminate on February 9, 2021, or such earlier date as our Board of Directors may determine. The 2011 Plan will remain in effect for outstanding awards until no awards remain outstanding. The Board may amend, suspend, or terminate the 2011 Plan at any time but shareholder approval is required for any amendment to the extent necessary to comply with the NYSE rules or applicable laws. Currently, the NYSE rules would require shareholder approval for a material revision of the 2011 Plan, which would generally include a material increase in the number of shares available under the plan, a material extension of the term of the plan, an expansion of the class of participants eligible to participate in the plan, an expansion of the types of awards provided under the plan, a material change in the method of determining the exercise price of stock options, and the deletion or limitation of the provision of the plan prohibiting re-pricing of stock options and stock appreciation rights. An amendment of the 2011 Plan or any award may not adversely affect in a material way any outstanding award without the consent of the affected participant, provided that the Compensation Committee may amend the plan or any award without a participant’s consent to the extent the Compensation Committee deems necessary to comply with applicable law.

Stock Options

          Our Compensation Committee may, at any time and from time to time, grant stock options to participants in such number as the Compensation Committee determines in its discretion. Stock options may consist of incentive stock options (or “ISOs”), non-qualified stock options, or any combinations of the foregoing awards.

          Stock options provide the right to purchase shares of the Corporation’s Common Stock at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect to such grants). The fair market value of the Corporation’s Common Stock as reported on the NYSE on March 1, 2011 was $49.35 per share. No stock options may be exercised more than 10 years from the date of grant.

          Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. Our Compensation Committee will determine the terms in its discretion, which terms need not be uniform among all option holders.

          The option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted shares of the Corporation’s Common Stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) by cashless or broker-assisted exercise, (iv) by any combination of the foregoing methods of payment, or (v) through any other method approved by the Compensation Committee. Any grant of stock options may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares (although, in the case of executive officers and Directors, this payment method may be affected by the restrictions on personal loans to executive officers provided by the Sarbanes-Oxley Act of 2002).

Stock Appreciation Rights

          Our Compensation Committee may, at any time and from time to time, grant stock appreciation rights (or “SARs”) to participants in such number as the Compensation Committee determines in its discretion. The grant price for each SAR will be determined by the Compensation Committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. No SAR may be exercised more than 10 years from the date of grant.

          Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a common share on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, common shares of equivalent value, or in some combination thereof.

          Each grant of a SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. Our Compensation Committee will determine these terms in its discretion, and these terms need not be uniform among all participants.

Restricted Shares

          Our Compensation Committee may, at any time and from time to time, grant or sell restricted shares to participants in such number as the Compensation Committee determines in its discretion.

          An award of restricted shares constitutes an immediate transfer of ownership of a specified number of shares of Common Stock to the recipient in consideration of the performance of services. Unless otherwise provided by the Compensation Committee, the participant is entitled immediately to voting, dividend, and other ownership rights in the shares. However, any right to dividends with respect to restricted shares that vest based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

          Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Internal Revenue Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our Compensation Committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Compensation Committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units and Performance Shares

          Our Compensation Committee may, at any time and from time to time, grant or sell restricted share units to participants in such number as the Compensation Committee determines in its discretion.

          Restricted share units constitute an agreement to deliver shares of Common Stock to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Compensation Committee may specify.

          If the participant is required to meet one or more performance objectives (as described below) within a specified period in order to receive payment of the restricted share units, the award may be referred to as an award of performance shares.

          To the extent earned, the participant will receive payment of such performance-based restricted share units or performance shares at the time and in the manner determined by our Compensation Committee, in cash, Common Stock shares, restricted shares, or any combination thereof.

          During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the Compensation Committee may authorize the payment of dividend equivalents with respect to the restricted share units or performance shares. However, any right to dividends equivalents with respect to performance shares or restricted shares that vest based on the achievement of performance objectives will be subject to the same terms and conditions as the restricted share units.

Other Share-Based Awards

          Our Compensation Committee may, at any time and from time to time, grant or sell other share-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of the Corporation’s Common Stock or factors that may influence the value of such shares. For example, the awards may include Common Stock shares granted as a bonus, convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our Corporation or its subsidiaries or other factors determined by the Compensation Committee.

          The Compensation Committee will determine the terms and conditions of these other share-based awards. Common Stock shares delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Other share-based awards may be granted with a right to receive dividend equivalents. However, any right to dividend equivalents with respect to an other share-based award that vests based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the other share-based award.

Cash-Based Awards

          We may also grant cash-based awards under the 2011 Plan. A cash-based award gives a participant a right to receive a specified amount of cash, subject to terms and conditions established by the Compensation Committee, which may include continued service and/or the achievement of performance objectives.

Performance Objectives

          Our Compensation Committee may condition the vesting, exercise, or payment of any award upon the achievement of one or more performance objectives. Performance objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the performance of our company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that our Compensation Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

          Moreover, the Compensation Committee may designate any restricted share, restricted share unit, performance share, other share-based award, or cash-based award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million limit imposed by Section 162(m) of the Internal Revenue Code. If an award is so designated, the Compensation Committee must establish objectively determinable performance objectives for the award within certain time limits. Performance objectives for such awards will be based on one or more of the following criteria: earnings per share, earnings per share from continuing operations, operating income, revenues, operating margin, profit margin, return on assets, return on equity, return on invested capital, financing, credit ratings, redeployment of capital, cash flow, shareholder value, dividend yield on book value, economic value added, stock price, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation, dividend growth and/or dividends paid), new customers, cost controls, operating efficiencies, product development, strategic partnering, research and development, market penetration, geographic business expansion, cost targets, productivity, employee satisfaction, management of employment practices and employee benefits, supervision of litigation or labor negotiations, dealings with regulatory bodies, acquisitions or divestitures, delivery cost per kilowatt hour or delivery cost per millions of cubic feet of natural gas, or delivery cost per gallon of petroleum product, customer satisfaction ratings, program development, frequency or duration of electric or gas service interruptions, number of or severity of gas leaks, avoidance of environmental, public or employee safety problems, or realization of the regulated return on equity.

Acceleration of Awards

          Our Compensation Committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs, and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the Compensation Committee, in its discretion, declares. Any such decisions by the Compensation Committee need not be uniform among all participants or awards. Unless our Compensation Committee otherwise determines, any such adjustment that is made with respect to an award that is intended to qualify for the performance-based exception of Section 162(m) of the Internal Revenue Code will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception. Additionally, the Compensation Committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Internal Revenue Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Internal Revenue Code to fail to satisfy the requirements of Section 409A.

Change in Control

          If we experience a change in control, the Compensation Committee generally has discretion to take action with respect to outstanding awards, including, without limitation, the ability to (i) accelerate the vesting, settlement or exercisability of an award; (ii) cancel an award in exchange for a cash payment; (iii) cancel a stock option or SAR without payment if the fair market value of a share on the date of the change in control does not exceed the exercise price per share of the stock option or SAR; or (iv) issue substitute awards.

          However, except as otherwise provided in the applicable award agreement, any awards that are assumed, converted, or replaced by the resulting entity in a change in control and that vest based solely on continued employment or service will continue to vest during the applicable vesting period following the change in control. Vesting of such awards generally will be accelerated if the participant’s employment or service is terminated without cause or for good reason, in either case within two years after the change in control. For this purpose, “cause” and “good reason” will have the meaning specified in an applicable employment agreement or severance plan covering the participant. If no such employment agreement or severance plan applies, then, unless the applicable award agreement provides otherwise, “cause” generally will mean the willful and continued failure to substantially perform the Participant’s duties (other a failure resulting from incapacity due to physical or mental illness), willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation or a subsidiary, the repeated use of alcohol that materially interferes with the participant’s duties, use of illegal drugs, a violation of the company’s drug and/or alcohol policies, a conviction (or guilty or nolo contendere plea) for any crime involving moral turpitude or for any felony, breach of fiduciary duties of loyalty or care, a material violation of the Code of Business Conduct and Ethics (or similar policies), or breach of a covenant not to disclose confidential information. Unless otherwise provided in an applicable employment agreement, severance plan or award agreement, “good reason” generally will mean a material reduction in the participant’s base salary, target annual incentive opportunity, authority, duties, or responsibilities, or a material change in the geographic location where the participant must perform services; provided, that the condition constituting good reason is not cured within 30 days after notice from the participant and the participant terminates employment or service within 90 days after the initial occurrence of that condition.

          A change in control generally means any of the following: (i) the acquisition of 20% or more of CH Energy Group’s outstanding Common Stock shares or outstanding voting securities; (ii) a change in the membership of our Board of Directors, so that the current incumbents and their approved successors no longer constitute a majority; (iii) consummation of a merger, reorganization or consolidation, or the sale or other disposition of all or substantially all of CH Energy Group’s assets, unless (A) the owners of our Common Stock or voting securities own more than 60% of the resulting corporation, (B) no person owns 20% or more of the Common Stock or voting securities of the resulting corporation (except to the extent owned prior to the transaction), and (C) at least a majority of the Board of Directors of the resulting corporation are members of our incumbent Board of Directors; or (iv) shareholder approval of the complete liquidation or dissolution of CH Energy Group.

Transferability

          Except as our Board of Directors or Compensation Committee otherwise determines, awards granted under the 2011 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by our Compensation Committee, any stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the 2011 Plan may provide that any Common Stock shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

          In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, our Compensation Committee will adjust the number and kind of shares that may be delivered under the 2011 Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Compensation Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Any such adjustment will be made by our Compensation Committee, whose determination will be conclusive.

Prohibition on Re-Pricing

          Subject to adjustment as described under “Adjustments” immediately above, the 2011 Plan does not permit, without the approval of our shareholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an outstanding stock option or SAR and replacement with another award under the 2011 Plan.

Federal Income Tax Consequences

          The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise, and vesting of awards under the 2011 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise, or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations, and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Tax Consequences to Participants

          Nonqualified Stock Options. In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

          Incentive Stock Options. A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

          SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

          Restricted Shares. A participant will not be subject to tax until the shares of restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

          Restricted Share Units and Performance Shares. A participant will not recognize income upon the grant of restricted share units or performance shares. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

          Other Share-Based Awards and Cash-Based Awards. A participant generally will recognize ordinary income upon the payment of other share-based awards or cash-based awards in an amount equal to the cash and the fair market value of any unrestricted shares received.

          Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the 2011 Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

          Section 409A. The 2011 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Internal Revenue Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted shares awards, unrestricted shares awards, stock options, and stock appreciation rights that comply with the terms of the 2011 Plan are designed to be exempt from the application of Section 409A. Restricted share units, performance shares, and dividend equivalents granted under the 2011 Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to Us

          To the extent that a participant recognizes ordinary income in the circumstances described above, our company or our subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Internal Revenue Code.

Plan Benefits

          Our Compensation Committee will determine, in its discretion, all awards under the 2011 Plan, but no awards to our officers, employees, or non-employee directors are currently determinable.

Registration with the SEC

          CH Energy Group intends to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2011 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2011 Plan by the Corporation’s shareholders.

Current Equity Compensation Plan Information

          The following table provides information as of December 31, 2010 about the Prior Plan and its predecessor, the CH Energy Group Long-Term Performance-Based Incentive Plan (the “2000 Plan”), under which awards are currently outstanding. If our shareholders approve the 2011 Plan, the Prior Plan will terminate effective immediately after the annual meeting. Once terminated, we will not grant any new awards under the Prior Plan, but any outstanding awards under that plan will remain outstanding in accordance with their terms.

Plan Category	Number of Shares Issuable Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c) (2)

Equity compensation plans approved by security holders	16,620	$48.62	77,301

Equity compensation plans not approved by security holders	0	0	0

Total	16,620	$48.62	77,301

(1)	Column (a) represents the number of shares of the Corporation’s Common Stock that may be issued in connection with the exercise of outstanding stock options granted under the 2000 Plan.

(2)

Column (c) represents the number of shares of the Corporation’s Common Stock available for future issuance under the Prior Plan, and excludes 160,950 performance shares, 58,999 restricted shares and share units (including re-invested dividends), and 2,750 other stock awards granted under the Prior Plan through December 31, 2010. Effective April 25, 2006, securities can no longer be issued under the 2000 Plan.

Vote Required for Approval of the Adoption of the Corporation’s Long-Term Equity Incentive Plan

          Approval of this Proposal No. 2 requires the affirmative vote of a majority of the votes cast in person or by proxy. Abstentions and broker non-votes are voted neither “FOR” nor “AGAINST” and have no effect on the vote but are counted in the determination of a quorum. If you own shares through a bank or broker, you must provide specific instructions to your bank or broker regarding how your shares should be voted so that your vote can be counted on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
PROPOSAL NO. 2

PROPOSAL NO. 3 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

          CH Energy Group realizes that executive compensation is an important topic for its shareholders. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Corporation seeks an advisory vote from its shareholders approving its compensation program. This type of proposal is commonly known as a “say-on-pay” proposal, and it provides the Corporation’s shareholders with an opportunity to endorse or not endorse CH Energy Group’s 2010 executive compensation philosophy and programs, including the compensation paid to its Named Executive Officers in 2010. In connection with this proposal, the Board of Directors encourages shareholders to review in detail the description of the executive compensation program that is set forth in the Executive Compensation section of this Proxy Statement.

          The Corporation’s philosophy regarding executive compensation is to pay for performance. As described in the Compensation Discussion & Analysis (“CD&A”) section above, and the tables and narrative that follow the CD&A section, the Corporation’s compensation structure reflects a mix of different compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. A significant portion of the Corporation’s executive compensation program involves variable compensation elements that are tied to CH Energy Group’s key performance objectives. The aim of this approach is to attract, motivate, and retain experienced, talented and performance-driven executives who are essential to the short- and long-term success of the Corporation.

          The Compensation Committee of the Board of Directors is responsible for overseeing and evaluating the structure and effectiveness of the Corporation’s compensation program. With the assistance of independent compensation consultants, the Committee also regularly reviews and assesses the best practices concerning executive compensation. The Compensation Committee and the Board of Directors believe that the Corporation’s executive compensation program is aligned with the objective of increasing short- and long-term shareholder value.

          The Board of Directors requests the Corporation’s shareholders to approve the below resolution at the 2011 Annual Meeting of Shareholders

          RESOLVED, that the shareholders of CH Energy Group, Inc. (the “Corporation”) approve, on an advisory basis, the compensation paid to the Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narratives set forth in the Corporation’s Proxy Statement relating to its 2011 Annual Meeting of Shareholders.

          The Board of Directors values the opinions and input of the Corporation’s shareholders, and it is confident that the results of the say-on-pay vote will provide important insight on shareholder views regarding executive compensation. This say-on-pay vote is advisory and is not binding on CH Energy Group, its Board of Directors, or its Compensation Committee. As such, the Compensation Committee and the Board will not be required to take any action or to modify the Corporation’s executive compensation program as a result of the vote. However, the Compensation Committee and the Board will carefully review the voting results and will consider the results as the Committee and Board evaluate future decisions concerning executive compensation.

Vote Required for Advisory Approval of Executive Compensation

          Approval of this Proposal No. 3 requires the affirmative vote of a majority of the votes cast in person or by proxy. Abstentions and broker non-votes are voted neither “FOR” nor “AGAINST” and have no effect on the vote but are counted in the determination of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS BY VOTING “FOR”
PROPOSAL NO. 3

PROPOSAL NO. 4 - ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF SAY-ON-PAY

          CH Energy Group seeks the input of its shareholders on the frequency by which advisory say-on-pay votes, similar to the above Proposal No. 3, should be conducted. Under this Proposal No. 4, shareholders may vote to have the advisory say-on-pay vote every year, every two years, or every three years or to abstain from voting.

          After careful consideration by the Compensation Committee and the Board of Directors of the frequency of say-on-pay votes, the Board of Directors recommends that advisory say-on-pay votes be conducted annually. As stated above in Proposal No. 3, the Board of Directors values the input of the Corporation’s shareholders on important topics such as executive compensation. Regular input from the shareholders will provide valuable guidance to the Compensation Committee and the Board in connection with the on-going evaluation of the Corporation’s executive compensation structure and the annual determination of compensation of Named Executive Officers. In this regard, the Board of Directors recommends that you vote to have an advisory say-on-pay vote conducted annually.

          The vote on the frequency of say-on-pay votes is advisory and is not binding on CH Energy Group, its Board of Directors or its Compensation Committee. As such, the Compensation Committee and the Board of Directors may conduct say-on-pay votes more or less frequently than approved by the shareholders if the Board and Committee determine that such frequency is in the best interests of the Corporation and the shareholders.

Vote Required for Frequency of Say-on-pay Votes

          In the event that one of the vote frequency options (i.e., every year, every two years, or every three years) does not receive a majority of the votes cast, the option that receives the highest number of votes cast will be deemed to be the option approved by the shareholders for this advisory vote. Abstentions and broker non-votes are voted neither “FOR” nor “AGAINST” and have no effect on the vote but are counted in the determination of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“EVERY YEAR” FOR PROPOSAL NO. 4

PROPOSAL NO. 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

          The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Corporation’s independent public accountants for 2011. Although shareholder approval of the Audit Committee’s appointment is not required by law, the Board of Directors believes that it is good corporate governance to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

          Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of the Corporation and its shareholders.

          Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

          Additional information regarding fees paid to PricewaterhouseCoopers LLP can be found in the “Report of the Audit Committee,” which begins on page 18.

Vote Required for Ratification of Appointment of Independent Public Accountants

          Shareholder approval is not required for the appointment of PricewaterhouseCoopers LLP, as the Audit Committee of the Board of Directors has the sole responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Annual Meeting. Ratification of this Proposal No. 5 requires the affirmative of a majority of the votes cast in person or by proxy. Abstentions and broker non-votes are voted neither “FOR” nor “AGAINST” and have no effect on the vote but are counted in the determination of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 5

OTHER MATTERS

          The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those referred to in the notice hereof. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the proxy in accordance with their judgment on such matters.

By Order of the Board of Directors,

Denise D. VanBuren
Corporate Secretary and
March 17, 2011	Vice President – Corporate Communications

APPENDIX A

CH ENERGY GROUP, INC.
2011 LONG-TERM EQUITY INCENTIVE PLAN

          1. Establishment, Purpose, Duration.

                    a. Establishment. CH Energy Group, Inc. (the “Company”), hereby establishes an equity compensation plan to be known as the CH Energy Group, Inc. 2011 Long-Term Equity Incentive Plan (the “Plan”). The Plan is effective as of February 10, 2011 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

                    b. Purpose. The purpose of the Plan is to attract and retain Non-Employee Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

                    c. Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

                    d. Prior Plans. If the Company’s stockholders approve the Plan, the CH Energy Group, Inc. Long-Term Equity Incentive Plan, as amended (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

          2. Definitions. As used in the Plan, the following definitions shall apply.

                     “Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

                   “Approval Date” has the meaning given such term in Section 1(a).

                    “Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Performance Share, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

                    “Award Agreement” means either: (i) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

                    “Board” means the Board of Directors of the Company.

                    “Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

                    “Cause” as a reason for a termination of a Participant’s employment shall have the meaning assigned such term, if any, in the employment agreement, if any, between the Participant and the Company or a Subsidiary, or if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, then the term “Cause” shall mean: (a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties; (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or any of its Subsidiaries; (c) the repeated use of alcohol by the Participant that materially interferes with the Participant’s duties, use of illegal drugs by the Participant, or a violation by the Participant of the drug and/or alcohol policies of the Company or any of its Subsidiaries; (d) a conviction, guilty plea or plea of nolo contendere of the Participant for any crime involving moral turpitude or for any felony; (e) a breach by the Participant of his fiduciary duties of loyalty or care to the Company or any of its Subsidiaries or a material violation of the Code of Business Conduct and Ethics, or similar policies, of the Company or any of its Subsidiaries; or (f) the breach by the Participant of any covenant not to disclose confidential information set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity.

                    “Change in Control” means:

                    (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Common Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its affiliated companies or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

                    (b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more of its affiliated companies) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                    “Code” means the Internal Revenue Code of 1986, as amended.

                    “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

                    “Company” has the meaning given such term in Section 1(a) and any successor thereto.

                    “Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

                    “Effective Date” has the meaning given such term in Section 1(a).

                    “Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

                    “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

                    “Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange or national market system on which Shares are then trading, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

                    “Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term, if any, in the employment agreement, if any, between the Participant and the Company or a Subsidiary, or if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, then the term “Good Reason” shall mean, without the Participant’s written consent: (a) a material reduction in the Participant’s base salary or target annual incentive opportunity; (b) a material reduction in the Participant’s authority, duties, or responsibilities; or (c) a material change in geographic location at which the Participant must perform services from the Company’s or Subsidiary’s offices at which the Participant was principally employed; provided, however, that no such event described above shall constitute Good Reason unless: (1) the Participant gives notice of termination to the Company specifying the condition or event relied upon for such termination within 90 calendar days after the initial existence of such event; and (2) the Company fails to cure the condition or event constituting Good Reason within 30 calendar days after receipt of the Participant’s notice of termination.

                    “Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

                    “Non-Employee Director” means any individual who is a member of the Board who is not an Employee.

                    “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

                    “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

                    “Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

                    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

                    “Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

                    “Performance Shares” has the meaning given such term in Section 9.

                    “Plan” means this CH Energy Group, Inc. 2011 Long-Term Equity Incentive Plan, as amended from time to time.

                    “Prior Plan” has the meaning given such term in Section 1(d).

                    “Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

                    “Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

                    “SEC” means the United States Securities and Exchange Commission.

                    “Share” means a share of common stock, par value $0.10, of the Company, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

                    “Stock Appreciation Right” means a right granted pursuant to Section 7.

                    “Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

                    “Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

                    “Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

          3. Shares Available Under the Plan.

                    a. Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 400,000, plus the number of Shares that, on the Approval Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

                    b. Share Usage. In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Non-Employee Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); (iv) any Shares subject to outstanding awards under the Prior Plans as of the Approval Date that on or after the

Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; and (v) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above: Shares tendered in payment of the exercise price of a Stock Option, Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

                    c. Per Participant Limits. Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 100,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units or Performance Shares granted in any calendar year to any one Participant shall be 100,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $2,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $150,000.

          4. Administration of the Plan.

                    a. In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Non-Employee Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

                    b. Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Non-Employee Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Non-Employee Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Non-Employee Directors, Employees, Participants and their estates and beneficiaries.

                    c. Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

          5. Eligibility and Participation. Each Employee and Non-Employee Director is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Non-Employee Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

          6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

                    a. Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

                    b. Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

                    c. Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its Date of Grant.

                    d. Exercisability. Stock Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

                    e. Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

                    f. Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

                              (i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

                              (ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

                              (iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Shareholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

          7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

                    a. Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

                    b. Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

                    c. Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

                    d. Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

                    e. Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

          8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

                    a. Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

                    b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

                    c. Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

                    d. Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that except as may be otherwise provided in the related Award Agreement with respect to Restricted Shares that are not conditioned upon the achievement of Performance Objectives, receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid.

          9. Restricted Share Units or Performance Shares. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Restricted Share Units that are subject to restrictions based on the achievement of specific Performance Objectives may be referred to as either Restricted Share Units or “Performance Shares”.

                    a. Award Agreement. Each Restricted Share Unit or Performance Share shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units or the Performance Shares, the conditions upon which the restrictions on the Restricted Share Units or Performance Shares will lapse, the time and method of payment of the Restricted Share Units or the Performance Shares, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

                    b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units or Performance Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit or Performance Share, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

                    c. Form of Settlement. Restricted Share Units or Performance Shares may be settled in whole Shares, Restricted Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

                    d. Dividend Equivalents. Restricted Share Units or Performance Shares may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that except as may be otherwise provided in the related Award Agreement with respect to Restricted Share Units that are not conditioned upon the achievement of Performance Objectives, receipt of any dividend equivalents will be subject to the same terms and conditions as the Restricted Share Units or Performance Shares with respect to which they are paid.

          10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

                    a. Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

                    b. Form of Settlement. An Other Share-Based Award may be settled in whole Shares, Restricted Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

                    c. Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement provided, however, that except as may be otherwise provided in the related Award Agreement with respect to Other Share-Based Awards that are not conditioned upon the achievement of Performance Objectives, receipt of any dividend equivalents will be subject to the same terms and conditions as the Other Share-Based Award with respect to which they are paid.

          11. Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

          12. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to

Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

          13. Compliance with Section 162(m).

                    a. In General. Notwithstanding anything in the Plan to the contrary, Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards may be granted in a manner that is intended to qualify the Award for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Awards intended to qualify the Award for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee. Any such Award must meet the requirements of this Section 13.

                    b. Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of, or growth in, one or more of the following criteria: earnings per share, earnings per share from continuing operations, operating income, revenues, operating margin, profit margin, return on assets, return on equity, return on invested capital, financing, credit ratings, redeployment of capital, cash flow, shareholder value, dividend yield on book value, economic value added, stock price, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation, dividend growth and/or dividends paid), new customers, cost controls, operating efficiencies, product development, strategic partnering, research and development, market penetration, geographic business expansion, cost targets, productivity, employee satisfaction, management of employment practices and employee benefits, supervision of litigation or labor negotiations, dealings with regulatory bodies, acquisitions or divestitures, delivery cost per kilowatt hour or delivery cost per millions of cubic feet of natural gas, or delivery cost per gallon of petroleum product, customer satisfaction ratings, program development, frequency or duration of electric or gas service interruptions, number of or severity of gas leaks, avoidance of environmental, public or employee safety problems, or realization of the regulated return on equity.

                    c. Establishment of Performance Goals. With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

                    d. Certification of Performance. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

                    e. Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

          14. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, des-

ignate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

          15. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the exercise price, exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

          16. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

          17. Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

          18. Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

          19. Change in Control.

                    a. In General. In the event of a Change in Control, the Committee may, in its sole discretion and without providing prior notice or receiving the consent of the Participant, take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Subject to Section 19(b), such actions may include, without limitation: (i) the acceleration of the vesting, settlement and/or exercisability of an Award; (ii) the payment of a cash amount in exchange for the cancellation of an Award; (iii) the cancellation of Stock Options and/or Stock Appreciation Rights without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards; and/or (iv) make provisions for the assumption or conversion of Awards, or the issuance of substitute Awards that, in either case, substantially preserve the value, rights and benefits of any affected Awards.

                    b. Service-Based Awards. Notwithstanding Section 19(a)(i) to the contrary, and except as otherwise provided in the applicable Award Agreement, to the extent that outstanding Awards are assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company), then, to the extent such Awards would otherwise vest or become exercisable based solely upon a Participant’s continued employment or service (“Service-Based Awards”), such Service-Based Awards shall continue to vest during the applicable vesting period; provided, however, that if a Participant’s employment or service is terminated without Cause by the Company or a Subsidiary or the resulting entity, or a Participant resigns his or her employment or service with the Company, a Subsidiary or the resulting entity for Good Reason, in either case during the two-year period commencing on the Change in Control, any such Service-Based Awards held by the Participant on the date of such termination that may be exercised shall become fully vested and exercisable and shall remain exercisable for the remainder of their terms, and any restrictions with respect to such outstanding Service-Based Awards shall lapse and such Service-Based Awards shall become fully vested upon such termination.

          20. Amendment, Modification and Termination.

                    a. In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

                    b. Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 20(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

                    c. Prohibition on Repricing. Except for adjustments made pursuant to Sections 15 or 20, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 15 or 20. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 20(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

                    d. Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 19, 20(b) and 22(e)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

          21. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

          22. Miscellaneous.

                    a. Deferral of Awards. Except with respect to Stock Options and Stock Appreciation Rights, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

                    b. Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.

                    c. No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Non-Employee Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

                    d. Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

                    e. Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

                    f. Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

                    g. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

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Route to CH Energy Group, Inc.

From New York City Area:
•	Taconic State parkway North to
Interstate 84 (I-84)
•	I-84 West to Exit 13 (Route 9)
•	Turn right off ramp onto Route 9 North
•	Route 9 approximately 12 miles to the
Academy Street / South Avenue Exit
•	Bear left at end of ramp and go
under overpass
•	Turn right into CH Energy Group, Inc.
entrance

From Connecticut:
•	I-84 West to Exit 13 (Route 9)
•	Continue as above

From Pennsylvania:
•	I-84 East to Exit 13 (Route 9)
•	Turn left off ramp onto Route 9 North
•	Continue as above

From New Jersey and Upstate New York:
•	New York State Thruway (I-87) to Exit 18 (New Paltz)
•	Turn right onto Route 299
•	Route 299 approximately 5 miles, turn
right onto Route 9W South
•	Route 9W approximately 2 miles, bear
right for FDR/Mid-Hudson Bridge
•	After crossing bridge take first right
(Route 9 South)
•	Route 9 approximately 1 mile to
Academy Street/South Avenue exit
•	Bear right off exit ramp into CH Energy
Group, Inc. entrance

c/o Corporate Election Services
PO Box 3200
Pittsburgh, PA 15230-3200

V o t e b y T e l e p h o n e

Use any touch-tone telephone to appoint your proxy and transmit your voting instructions until 11:59 p.m. Eastern Time on Monday, April 25, 2011. Have your proxy card available when you call the Toll-Free number 1-888-693-8683 and follow the simple instructions to record your vote.

V o t e b y I n t e r n e t

Use the Internet to appoint your proxy and transmit your voting instructions until 11:59 p.m. Eastern Time on Monday, April 25, 2011. Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.

V o t e b y M a i l

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided, or return it to: CH Energy Group, Inc., c/o Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230-3200.

Vote By Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy
touch-tone telephone:	cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided.

Vote 24 hours a day, 7 days a week.
If you vote by telephone or by using the Internet, please do not send your proxy by mail.

è

ê Please fold and detach card at perforation before mailing.  ê

CH Energy Group, Inc.	Annual Meeting Proxy Card

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on April 26, 2011.

The undersigned hereby appoints MANUEL J. IRAOLA, E. MICHEL KRUSE and ERNEST R. VEREBELYI, or any one or more of them, as proxy with full power of substitution, to vote all shares of Common Stock owned of record by the undersigned on March 1, 2011, at the Annual Meeting of Shareholders of CH Energy Group, Inc. to be held at the office of the Corporation, located at 284 South Avenue, Poughkeepsie, New York, on April 26, 2011, or any adjournment or postponement thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side of this proxy card. If this proxy card is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposals No. 1, No. 2, No. 3 and No. 5, and “1 YEAR” for Proposal No. 4 as described in the Proxy Statement. In their discretion, the proxies are authorized to vote upon all such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 26, 2011: The Corporation’s Proxy Statement and the Corporation’s Annual Report to Shareholders for the fiscal year ended December 31, 2010, are available at www.chenergygroup.com by selecting “Investor Relations” and then selecting “Financial Reports.”

Signature(s)

Signature(s)

Date:	, 2011

Please sign exactly as your name appears to the left. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such. President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign and date this proxy where indicated above before mailing.

ADMISSION TICKET

Please bring this ticket to the Annual Meeting of Shareholders.

CH ENERGY GROUP, INC. 2011 Annual Meeting of Shareholders

For the purpose of considering and acting upon five proposals, including (1) the election of six Directors, (2) the adoption of the Corporation’s Long-Term Equity Incentive Plan, (3) the advisory vote on executive compensation, (4) the advisory vote on the frequency of future advisory votes on executive compensation, and (5) the ratification of the appointment of the Corporation’s independent registered public accounting firm, and such other business as may properly come before the meeting or any adjournment thereof.

Tuesday, April 26, 2011 10:30 a.m. Eastern Time CH Energy Group, Inc. 284 South Avenue Poughkeepsie, NY 12601-4839
Please Admit	Non-Transferable
é   Please fold and detach Admission Ticket here.   é

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying CH Energy Group, Inc. in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet, or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

ê   Please fold and detach card at perforation before mailing.   ê

CH Energy Group, Inc.	Annual Meeting Proxy Card

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED WITH REGARD TO PROPOSALS NO. 1, NO. 2, NO. 3, NO. 4, AND NO. 5. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NO. 1, NO. 2, NO. 3 AND NO. 5, AND “ONE YEAR” WITH RESPECT TO PROPOSAL NO. 4.

The Board of Directors recommends a vote “FOR” Proposals No. 1, No. 2, No. 3 and No. 5, and “1 YEAR” for Proposal No. 4.

Proposal No. 1. Election of six Directors, each for a one-year term:

(1) Margarita K. Dilley	☐ FOR	☐ WITHHOLD	(4)	Steven V. Lant	☐ FOR	☐ WITHHOLD
(2) Steven M. Fetter	☐ FOR	☐ WITHHOLD	(5)	Edward T. Tokar	☐ FOR	☐ WITHHOLD
(3) Stanley J. Grubel	☐ FOR	☐ WITHHOLD	(6)	Jeffrey D. Tranen	☐ FOR	☐ WITHHOLD

Proposal No. 2. Adoption of the Corporation’s Long-Term Equity Incentive Plan:					☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 3. Advisory vote on executive compensation:					☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal No. 4. Advisory vote on the frequency of future advisory votes on executive compensation:				☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

Proposal No. 5. Ratification of the appointment of the Corporation’s Independent Registered Public Accounting Firm:					☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ I / We consent to access future annual reports, proxy statements and other proxy soliciting material over the Internet as described above.
☐ I / We will attend the Annual Meeting to be held in Poughkeepsie, New York.

Change of Address — Please print new address below.	Comments — Please print your comments below.
IMPORTANT—THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.